                                                                     Exhibit 2.1



                    ACQUISITION AND STOCK EXCHANGE AGREEMENT

                                      among

                                  UBICS, INC.,

                                R SYSTEMS, INC.,

                              SATINDER SINGH REKHI,
                                HARPREET K. REKHI

                                       and

                       THE SHAREHOLDERS OF R SYSTEMS, INC.











                                 March 18, 1999

                                TABLE OF CONTENTS


ARTICLE I -- EXCHANGE................................................................... 2
         1.01.    Exchange.............................................................. 2
         1.02.    Exchange of Shares.................................................... 2
         1.03     The Combined Companies After The Exchange............................. 2

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE R SYSTEMS PARTIES................... 3
         2.01.    Organization and Qualification........................................ 4
         2.02.    Authority and Authorization........................................... 4
         2.03.    Execution and Binding Effect.......................................... 4
         2.04.    No Breach, Default, Violation or Consent.............................. 4
         2.05.    Ownership and Control................................................. 5
         2.06.    Subsidiaries.......................................................... 5
         2.07.    Financial Statements; Liabilities..................................... 6
         2.08.    Tax Matters........................................................... 7
         2.09.    Litigation............................................................ 8
         2.10.    Absence of Certain Changes and Events................................. 9
         2.11.    Constituent Documents and Governmental Rules.......................... 9
         2.12.    Governmental Orders...................................................11
         2.13.    R Systems Business Permits............................................11
         2.14.    Environmental Matters.................................................11
         2.15.    R Systems Real Property...............................................12
         2.16.    R Systems Personal Property...........................................13
         2.17.    R Systems Intellectual Property.......................................14
         2.18.    Title to R Systems Assets.............................................14
         2.19.    R Systems Pension Plans...............................................14
         2.20.    R Systems Welfare Plans and Other Benefit Plans.......................16
         2.21.    R Systems Personnel Matters...........................................17
         2.22.    R Systems Insurance...................................................18
         2.23.    R Systems Indebtedness................................................18
         2.24.    Other Material R Systems Business Agreements..........................19
         2.25.    Status of R Systems Business Agreements...............................19
         2.26.    Transactions with R Systems Affiliates................................19
         2.27.    Customers and Suppliers...............................................20
         2.28.    Brokers...............................................................20
         2.29.    Bank Accounts.........................................................20
         2.30.    Year 2000.............................................................20
         2.31.    Pooling Matters.......................................................21
         2.32.    Delivery of Documents; Accurate Disclosure............................21

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE R SYSTEMS SHAREHOLDERS.............22
         3.01.    Investor Status.......................................................22
         3.02.    Title to Capital Stock................................................22
         3.03.    Authorization of Transaction..........................................22
         3.04.    No Violation..........................................................23
         3.05.    Investment Intent.....................................................23
         3.06.    No Breach, Default, Violation or Consent..............................23
         3.07.    Pooling Matters.......................................................23

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF UBICS...................................24
         4.01.    Organization and Qualification........................................24
         4.02.    Authority and Authorization...........................................24
         4.03.    Execution and Binding Effect..........................................24
         4.04.    No Breach, Default, Violation or Consent..............................25
         4.05.    UBICS Common Stock....................................................25
         4.06.    UBICS Securities Matters and Financial Statements.....................26
         4.07.    Pooling Matters.......................................................26
         4.08.    Subsidiaries..........................................................27
         4.09.    Tax Matters...........................................................27
         4.10.    Litigation............................................................28
         4.11.    Absence of Certain Changes and Events.................................28
         4.12.    Constituent Documents and Governmental Rules..........................29
         4.13.    Governmental Orders...................................................29
         4.14.    UBICS Business Permits................................................30
         4.15.    Environmental Matters.................................................30
         4.16.    UBICS Real Property...................................................31
         4.17.    UBICS Personal Property...............................................31
         4.18.    UBICS Intellectual Property...........................................31
         4.19.    Title to UBICS Assets.................................................32
         4.20.    UBICS Pension Plans...................................................32
         4.21.    UBICS Personnel Matters...............................................32
         4.22.    UBICS Insurance.......................................................34
         4.23.    UBICS Indebtedness....................................................34
         4.24.    Other Material UBICS Business Agreements..............................34
         4.25.    Status of UBICS Business Agreements...................................35
         4.26.    Transactions with UBICS Affiliates....................................35
         4.27.    Customers and Suppliers...............................................35
         4.28.    Brokers...............................................................36
         4.29.    Bank Accounts.........................................................36
         4.30.    Year 2000.............................................................36
         4.31.    Accurate Disclosure...................................................36

ARTICLE V -- TRANSACTIONS PRIOR TO CLOSING..............................................37
         5.01.    Conduct of Business...................................................37
         5.02.    Access to Information.................................................40
         5.03.    No Solicitation.......................................................40
         5.04.    Publicity.............................................................41
         5.05.    HSR Act Compliance....................................................42
         5.06.    Stockholders Meeting..................................................42
         5.07.    Proxy Statement.......................................................43
         5.08.    Approvals and Consents; Cooperation; Notification.....................44
         5.09.    Tax-Free Reorganization...............................................45
         5.10.    Pooling of Interests Accounting Treatment.............................45
         5.11.    Confidentiality.......................................................45
         5.12.    Best Efforts..........................................................46
         5.13.    Combined Results......................................................46
         5.14.    Nasdaq Listing........................................................47
         5.15.    Voting Agreement......................................................47

ARTICLE VI -- CLOSING AND CLOSING CONDITIONS............................................47
         6.01.    Closing...............................................................47
         6.02.    Conditions Precedent to Obligations of UBICS..........................47
         6.03.    Conditions Precedent to Obligations of the R Systems Parties..........49

ARTICLE VII -- INDEMNIFICATION..........................................................52
         7.01.    Survival of Representations and Warranties............................52
         7.02.    Indemnification by the Rekhi..........................................52
         7.03.    Indemnification by UBICS..............................................52
         7.04.    Claims................................................................53
         7.05.    Notice of Third Party Claims; Assumption of Defense...................53
         7.06.    Settlement or Compromise..............................................53
         7.07.    Failure of Indemnifying Person to Act.................................54
         7.08.    Escrow................................................................54
         7.09.    Duration of Indemnification Obligations...............................54
         7.10.    Indemnification Threshold and Cap.....................................55

ARTICLE VIII -- MISCELLANEOUS PROVISIONS................................................55
         8.01.    Filing Fees...........................................................55
         8.02.    Amendments............................................................55
         8.03.    Assignment............................................................55
         8.04.    Counterparts; Telefacsimile Execution.................................55
         8.05.    Entire Agreement......................................................56
         8.06.    Expenses..............................................................56
         8.07.    Further Assurances....................................................56
         8.08.    Governing Law.........................................................56
         8.09.    Notices...............................................................56
         8.10.    Severability..........................................................57

         8.11.    Successors and Assigns................................................57
         8.12.    Termination...........................................................58
         8.13.    Waivers...............................................................58
         8.14.    Arbitration...........................................................59


INDEX OF EXHIBITS AND ANNEXES


Exhibit A           -      Voting Agreement

Exhibit B           -      Escrow Agreement

Exhibit C           -      Intentionally Omitted

Exhibit D-1         -      Rekhi Singh Employment Agreement

Exhibit D-2         -      Vijay Mallya Employment Agreement

Exhibit D-3         -      O'Neil Nalavadi Employment Agreement

Exhibit D-4         -      Ralph Kenney Employment Agreement

Exhibit E           -      Form of Non-Competition Agreement

Exhibit F           -      Registration Rights Agreement

Exhibit G           -      Indemnification Agreement

Exhibit 6.02(h)     -      Form of Opinion of Counsel to R Systems [omitted]

Exhibit 6.03(h)     -      Form of Opinion of Counsel to UBICS [omitted]


Annex 1.02(a)       -      R Systems Shareholders

Annex 1.02(b)       -      Executive Officers and Directors as of the Closing

Annex 2.31          -      Pooling Matters

Annex 6.02(m)       -      Employment Agreements

                    ACQUISITION AND STOCK EXCHANGE AGREEMENT


         This Agreement is made as of March 18, 1999 among UBICS, INC., a Delaware corporation ("UBICS"), R SYSTEMS, INC., a California corporation ("R SYSTEMS") SATINDER SINGH REKHI and HARPREET K. REKHI, husband and wife, residing in Rancho Cordova, California (together "REKHI") and the shareholders of R Systems listed on the signature page hereof (the "R SYSTEMS SHAREHOLDERS"). R Systems and Rekhi are collectively referred to herein as the "R SYSTEMS PARTIES." Concurrently with the execution and delivery of this Agreement, the parties are delivering a Disclosure Schedule containing certain disclosures about the parties. References in this Agreement to any "SCHEDULE" are to the various schedules contained in the Disclosure Schedule.

                                    PREAMBLE

         The Boards of Directors of UBICS and R Systems deem it advisable and in the best interests of their respective stockholders to consummate (1) the acquisition of R Systems by UBICS upon the terms and subject to the conditions set forth herein and (2) the acquisition of R Systems (Singapore) Pte Limited, a Singapore company ("R SYSTEMS-SINGAPORE"), and R Systems (India) Private Limited, an Indian corporation ("R SYSTEMS-INDIA"), both of which are affiliated with R Systems, by UBICS upon the terms and conditions set forth in separate Acquisition and Stock Exchange Agreements to be executed of even date herewith and in conjunction herewith (the "RELATED ACQUISITION AGREEMENTS").

         The Boards of Directors of UBICS and R Systems have each, in light of and subject to the terms and conditions set forth herein, (i) determined that the Exchange (as defined below) is fair to and in the best interests of their respective stockholders and corporations, and (ii) adopted resolutions approving and adopting this Agreement and the transactions contemplated hereby and recommending the approval and adoption by the stockholders of UBICS and R Systems, respectively, of this Agreement and the Exchange.

         The parties desire to structure the Exchange as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and desire that the Exchange be accounted for as a pooling of interests pursuant to generally accepted accounting principles ("GAAP").

         UBICS would not be willing to enter into this Agreement unless the R Systems Shareholders agreed to refrain from competing with UBICS, R Systems, R Systems-Singapore and R Systems-India (collectively, the "COMBINED COMPANIES") for a reasonable period of time, and accordingly each of the R Systems Shareholders has agreed to execute and deliver to UBICS a noncompetition agreement.

         In conjunction with the execution and delivery of this Agreement and as an inducement to the R Systems Parties' willingness to enter into this Agreement, United Breweries Information Consultancy Services Ltd., the owner of approximately 62% of the outstanding shares of UBICS Common Stock (as defined below), has agreed to enter into the Voting Agreement with R Systems attached hereto as Exhibit A (the "VOTING AGREEMENT").

         Therefore, in consideration of the premises and the mutual covenants, agreements, representations, and warranties herein contained, the parties hereto, intending to be legally bound, agree as follows.


                                    ARTICLE I
                                    EXCHANGE

         1.01. Exchange. The parties desire to engage in a tax-free stock-for-stock exchange under Section 368(a)(1)(B) of the Code, for the purpose of developing and enhancing the parties' respective businesses. Therefore, on the Closing Date (as defined below), the R Systems Shareholders, will exchange all of their shares of R Systems Common Stock (as defined below) for shares of UBICS Common Stock upon the terms and subject to the conditions set forth below (the "EXCHANGE").

         1.02. Exchange of Shares. At and as of the Closing Date:

                  (a) The R Systems Shareholders will transfer and deliver to UBICS all of the shares of R Systems' common stock, no par value (the "R SYSTEMS COMMON STOCK") issued and outstanding immediately prior to the Closing Date in exchange for 4,718,000 shares (the "EXCHANGE SHARES") of UBICS' common stock, par value $.01 per share (the "UBICS COMMON STOCK"), such Exchange Shares to be apportioned among the R Systems Shareholders as set forth on Annex 1.02(a) hereto;

                  (b) upon the surrender by the R Systems Shareholders of certificates (or evidence of lost certificates reasonably acceptable to UBICS) representing all of the outstanding shares of R Systems Common Stock to UBICS, UBICS shall (i) deliver to the R Systems Shareholders certificates representing 4,246,200 of the Exchange Shares and (ii) deposit into the Escrow (as defined below), certificates representing 471,800 of the Exchange Shares to secure the obligations of Rekhi under Article VII below (the "HOLDBACK ESCROW SHARES"). The Holdback Escrow Shares shall be held in and released from Escrow as and to the extent provided in the Escrow Agreement among UBICS, Rekhi and Capital City Escrow, Inc. as escrow agent (the "ESCROW AGENT"), in substantially the form attached hereto as Exhibit B (the "ESCROW AGREEMENT");

                  (c) all of the shares of UBICS Common Stock previously issued and outstanding shall remain issued and outstanding and shall not be affected by the Exchange; and

                  (d) the Exchange Shares to be issued to the R Systems Shareholders will not at the time of issuance be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on the ground that the issuance thereof in the Exchange is exempt from registration pursuant to Section 4(2) thereof and/or Regulation D thereunder. The parties understand that the availability of such exemption is based in part upon the imposition of restrictions on the transfer of the Exchange Shares, upon certain information supplied to UBICS by R Systems, the R Systems Shareholders and upon the representations of the R Systems Parties and the R Systems Shareholders set forth in this Agreement. The Exchange Shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements and compliance with applicable state securities law. The following legend will be placed on the certificates representing the Exchange Shares:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND SUCH SHARES MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         UBICS may instruct its transfer agent to place stop transfer orders against any transfer of the Exchange Shares in violation of this subsection (d).

         1.03. The Combined Companies After The Exchange. Effective on the Closing Date (as defined below):

                  (a) UBICS shall operate under the name RUBICS Solutions, shall amend its certificate of incorporation to change its corporate name to "RUBICS Solutions, Inc." and shall relocate its principal corporate offices to the offices of R Systems in El Dorado Hills, California;

                  (b) the Board of Directors and corporate officers of UBICS and R Systems will consist of the individuals listed on Annex 1.03(b); and

                  (c) all letterhead, brochures and other documents and printed materials used by each of the Combined Companies shall initially state that such company is a member of the UB Group.


                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF THE R SYSTEMS PARTIES

         The R Systems Parties hereby jointly and severally represent and warrant to UBICS as follows:

         2.01. Organization and Qualification. Each of R Systems, R Systems India, R Systems Singapore and their respective Subsidiaries (as defined below) (collectively, the "R SYSTEMS COMPANIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the R Systems Companies is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its assets or the nature of its business makes such qualification necessary, except in those jurisdictions where the failure to be so qualified has not resulted in, and is not likely to result in, a material adverse change in, or material adverse effect on, the assets, business, operations, financial condition or prospects of the R Systems Companies taken as a whole (a "R SYSTEMS MATERIAL ADVERSE CHANGE"). R Systems has previously delivered or made available to UBICS a complete and correct copy of the Articles of Incorporation and By-Laws or other charter and governing documents of each of the R Systems Companies, as currently in effect.

         2.02. Authority and Authorization. Each of the R Systems Companies has the corporate power and authority to own, lease and operate its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents (as defined below) to which it is a party.

         2.03. Execution and Binding Effect. The Exchange, this Agreement, each of the Related Acquisition Agreements, the other Transaction Documents and the transactions contemplated hereby and thereby have been, and on the Closing Date will be, duly authorized and approved by the Board of Directors or other governing body and the shareholders of each of the R Systems Companies which is a party thereto, and no other approvals or consents are required before such R Systems Company may duly execute, deliver and perform its obligations under this Agreement, the Related Acquisition Agreements and the other Transaction Documents to which it is a party. This Agreement and the Related Acquisition Agreements have been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by each of the R Systems Companies and the R Systems Parties which is a party thereto and constitutes (or upon such execution and delivery will constitute) legal, valid and binding obligations of the R Systems Companies and the R Systems Parties enforceable against the R Systems Companies and the R Systems Parties in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles, whether considered in a proceeding at law or in equity.

         2.04. No Breach, Default, Violation or Consent. Except as set forth on
Schedule 2.04, the execution, delivery and performance by the R Systems Companies and the R Systems Shareholders of this Agreement, the Related Acquisition Agreements and the other Transaction Documents do not and will not:

                  (a) violate the articles of incorporation or by-laws or other charter or governing documents of any of the R Systems Companies;

                  (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any R Systems Business Agreement (as defined below) or R Systems Business Permit (as defined below) or of any contract, agreement, instrument or document to which Rekhi is a party or by which Rekhi or his assets are bound;

                  (c) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental entity (each a "GOVERNMENTAL ORDER") which names any R Systems Company or Rekhi, or is directed to any R Systems Company or Rekhi any of their respective assets;

                  (d) result in the creation of a Lien (as defined below) held by any third party on any of the R Systems Companies' respective assets;

                  (e) violate any law, rule, regulation, ordinance or code of any governmental entity (each a "GOVERNMENTAL RULE") applicable to any of the R Systems Companies or their respective businesses or assets; or

                  (f) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any person or entity (each a "PERSON").

         2.05. Ownership and Control.

                  (a) The authorized capitalization of R Systems consists of 10,000,000 shares of R Systems Common Stock. Schedule 2.05(a) sets forth a correct and complete list of (i) the number of shares of R Systems Common Stock issued and outstanding and

(ii) the names of the record and beneficial owners of each share of R Systems Common Stock and the number and percentage of shares of R Systems Common Stock owned by such persons.

                  (b) The authorized capitalization of R Systems-Singapore consists of 100,000 shares (the "R SYSTEMS-SINGAPORE STOCK"). Schedule 2.05(b) sets forth a correct and complete list of (i) the number of shares of R Systems-Singapore Stock issued and outstanding and (ii) the names of the record and beneficial owners of each share of R Systems-Singapore Stock and the number and percentage of shares of R Systems-Singapore Stock owned by such persons.

                  (c) The authorized capitalization of R Systems-India consists of Rs 5,00,000 (Rupees Five Lacs) divided into 50,000 Equity of shares Rs 10 (Rupees Ten) each (the "R SYSTEMS-INDIA STOCK"). Schedule 2.05(c) sets forth a correct and complete list of (i) the number of shares of R Systems-India Common Stock issued and outstanding and (ii) the names of the record and beneficial owners of each share of R Systems-India Stock and the number and percentage of shares of R Systems-India Stock owned by such persons.

                  (d) All of the issued and outstanding shares of the R Systems Companies' capital stock have been duly authorized and validly issued in compliance with applicable Governmental Rules relating to the issuance of securities and are fully paid and non-assessable. Except as otherwise disclosed on Schedule 2.05, there are no outstanding (i) options, warrants, agreements or other rights for the acquisition of shares of any of the unissued shares of the R Systems Companies' capital stock, (ii) securities or other obligations of any of the R Systems Companies which are convertible into or exchangeable for such shares or (iii) to the knowledge of the R Systems Parties, options, sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments which are binding on any of the shareholders of the R Systems Companies and which relate to the ownership, voting or transfer of any of such shares.

         2.06. Subsidiaries. Schedule 2.06 contains a complete and accurate list of each Subsidiary (as defined below) of R Systems, R Systems India and R Systems Singapore. Each Subsidiary of an R Systems Company listed on Schedule
2.06 (a) is duly organized, validly existing and in good standing in its jurisdiction of organization and (b) is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions in which the ownership or its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to be so qualified has not resulted in, and is not likely to result in, a R Systems Material Adverse Change. As used in this Agreement, a "SUBSIDIARY" of a party hereto means any corporation, partnership, limited liability company, joint venture or other business entity with respect to which such party or any Subsidiary of such party is entitled, by reason of a direct or indirect ownership interest therein, to
(a) elect a majority of the directors thereof or otherwise direct or cause the direction of the management and policies thereof or (b) receive a majority of the dividends and other distributions made thereby, in each case regardless of any contingency which does or may suspend or dilute such rights. Except as disclosed on Schedule 2.06, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each Subsidiary of an R Systems Company are owned of record and beneficially, directly or indirectly, by the R Systems Company free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "LIENS").

         2.07. Financial Statements; Liabilities.

                  (a) R Systems. R Systems has previously delivered to UBICS correct and complete copies of its audited consolidated balance sheets and statements of income, retained earnings and cash flows as of and for its fiscal years ended December 31, 1998, 1997 and 1996, including the footnotes thereto (the "R SYSTEMS FINANCIAL STATEMENTS"). Except as disclosed on Schedule 2.07, the R Systems Financial Statements present fairly the financial condition of R Systems and its consolidated Subsidiaries (including R Systems India and R Systems Singapore) as at the end of the periods covered thereby and the results of its consolidated operations and the changes in its consolidated cash flows for the periods covered thereby, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. Except as and to the extent otherwise disclosed in the R Systems Financial Statements or on Schedule 2.07, R Systems and its consolidated Subsidiaries (including R Systems India and R Systems Singapore) have no liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (y) liabilities which are not required to be set forth on the R Systems Financial Statements in accordance with GAAP, and (z) liabilities incurred in the ordinary course of business since December 31, 1998 (the "R SYSTEMS FINANCIAL STATEMENT DATE").

                  (b) R Systems-India. R Systems has previously delivered to UBICS correct and complete copies of its balance sheets, profit and loss accounts, directors reports and available reports as of and for its fiscal years ended March 31, 1996, 1997 and 1998 (the "R SYSTEMS-INDIA FINANCIAL STATEMENTS"). Except as disclosed on Schedule 2.07, the R Systems-India Financial Statements present fairly the financial condition of R Systems-India as at the end of the periods covered thereby and the results of its operations and the changes in its cash flows for the periods covered thereby. Except as and to the extent otherwise disclosed in the R Systems-India Financial Statements or on Schedule 2.07, R Systems-India has no liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than liabilities incurred in the ordinary course of business since March 31, 1998.

                  (c) R Systems-Singapore. R Systems has previously delivered to UBICS correct and complete copies of its unaudited balance sheet for the fiscal year ended December 31, 1998 (the "R SYSTEMS-SINGAPORE FINANCIAL STATEMENTS"). Except as disclosed on Schedule 2.07, the R Systems-Singapore Financial Statements present fairly the financial condition of R Systems-Singapore as at the end of the period covered thereby. Except as and to the extent otherwise disclosed in the R Systems-Singapore Financial Statements or on Schedule 2.07, R Systems-Singapore has no liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than liabilities incurred in the ordinary course of business since December 31, 1998.

         2.08. Tax Matters. Except as otherwise disclosed on Schedule 2.08:

                  (a) all tax returns and reports required to be filed by the R Systems Companies have been properly prepared and timely filed and were complete and correct when filed;

                  (b) each of the R Systems Companies has paid, or has made adequate reserves on its books for the payment of, all Taxes (as defined below), interest, penalties, assessments and deficiencies shown to be due on such tax returns and reports or which such R Systems Company is required to withhold on behalf of any other Person;

                  (c) the reserves and provisions for Taxes on the books of each of the R Systems Companies are adequate in all material respects for all open years and for its current fiscal period and properly classify such Tax obligations as either current or deferred;

                  (d) there are no assessments of any additional Taxes on any of the R Systems Companies by any governmental entity (whether or not reserved against);

                  (e) none of the R Systems Companies is currently being audited by any governmental entity, and no such audit is pending or, to the best of the R Systems Parties' knowledge, threatened;

                  (f) none of the R Systems Companies has made any tax elections which (i) were in effect in any past year for which the time for audit has not expired, (ii) are currently in effect or (iii) will be in effect at any future time;

                  (g) none of the R Systems Companies has given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax;

                  (h) except as disclosed on Schedule 2.08, no R Systems Company is a party to any agreement providing for the allocation or sharing of Taxes. "TAXES" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, sue, service, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges imposed by a Tax Authority, whether computed on a separate consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX AUTHORITY" means the Internal Revenue Service (the "IRS") and any other federal, state or local domestic or foreign governmental authority responsible for the administration or collection of any Taxes;

                  (i) the R Systems Companies have not paid, and do not expect to pay, in any taxable year commencing on or after December 31, 1997, remuneration that would result in a disallowance of any amount of tax deductions under Section 162(m) of the Code;

                  (j) prior to January 1, 1998, R Systems was at all times an "S Corporation" within the meaning of Section 1361(a) of the Code (an "S CORPORATION"), and a valid election under Section 1362 of the Code has been in effect with respect to R Systems at all times for such period; and

                  (k) effective as of January 1, 1998, R Systems elected to revoke its election to be an S Corporation pursuant to Section 1361(d) of the Code. Prior to January 1, 1998, R Systems completed all actions and obtained all consents necessary to revoke its S Corporation election as well as S corporation or similar elections in effect with respect to R Systems in all relevant state and local jurisdictions in which R Systems is subject to Tax (the "S CORPORATION REVOCATION"), including, but not limited to, filing all documents necessary to effect the S Corporation Revocation, paying all fees, costs and taxes due in connection with the S Corporation Revocation, and obtaining all necessary approvals and consents from R Systems' Board of Directors and shareholders in connection with the S Corporation Revocation. No other actions need to be taken and no other consents need to be obtained to effect or maintain the S Corporation Revocation which is effective as of January 1, 1998.

         2.09. Litigation. Except as otherwise disclosed on Schedule 2.09 or in the R Systems Financial Statements, there is no pending or, to the best of the R Systems Parties' knowledge, threatened investigation, action or proceeding ("ACTION") against any of the R Systems Companies or any of their respective assets by or before any court, governmental entity or arbitrator. Schedule 2.09 sets forth a correct and complete list of each Action described in the preceding sentence, the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof.

         2.10. Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 2.10 or in the R Systems Financial Statements, since the R Systems Financial Statement Date:

                  (a) none of the R Systems Companies has incurred any material obligation or liability except for normal obligations incurred in the ordinary course of business;

                  (b) no casualty, loss or damage has occurred with respect to any of the assets of the R Systems Companies, whether or not the same is covered by insurance, except for those casualties, losses or damages which would not, individually or in the aggregate, be reasonably expected to exceed $50,000;

                  (c) none of the R Systems Companies has sold, transferred, pledged, encumbered or otherwise disposed of any of its assets or any interest therein, or agreed to do any of the foregoing, except for sales of assets for aggregate proceeds not in excess of $25,000;

                  (d) none of the R Systems Companies has written off as uncollectible any of its accounts receivable, or written down the value of any of the assets, except in each case in the ordinary course of business consistent with past practice;

                  (e) none of the R Systems Companies has waived or released any of its rights with respect to its business or assets or permitted any of such rights to lapse except to the extent that such actions are in the ordinary course of business or, in the exercise of R Systems' reasonable business judgment, are otherwise in the best interests of the R Systems Companies;

                  (f) no executive officer or other key employee of any of the R Systems Companies has left his or her employment with the R Systems Companies;

                  (g) none of the R Systems Companies has granted, and is not committed to grant, any salary or wage increases to any of its employees, except for individual salary or wage increases which will not exceed $15,000 in the twelve month period commencing on the date hereof;

                  (h) none of the R Systems Companies has made, or committed to make, any capital expenditures in excess of $50,000 in the aggregate;

                  (i) there has been no payment, discharge or other satisfaction of any liabilities of any of the R Systems Companies, whether direct or indirect, fixed or contingent or otherwise, other than the satisfaction, in the ordinary course of business, of liabilities reflected on the R Systems Current Financial Statements or incurred in the ordinary course of business since the R Systems Financial Statement Date;

                  (j) none of the R Systems Companies has introduced any material change with respect to its business, including without limitation with respect to the products or services it sells, the areas in which such products or services are sold, its marketing techniques or its accounting methods;

                  (k) none of the R Systems Companies or Rekhi have taken any actions which, if taken after the date hereof, would violate Section 5.01(a) hereof; and

                  (l) no R Systems Material Adverse Change, and no event which is likely to result in a R Systems Material Adverse Change, has occurred.

         2.11. Constituent Documents and Governmental Rules. Each of the R Systems Companies is in compliance, in all material respects, with (a) its charter and by-laws or other governing documents and (b) to the best knowledge of the R Systems Parties, all Governmental Rules applicable to it, or its business or assets. The R Systems Companies have, at all times, been in compliance in all material respects with all applicable export and reexport requirements, including, but not limited to the U.S. Export Administration Act, the U.S. Arms Export Control Act, the U.S. Trading with the Enemy Act and any regulations, orders and licenses issued thereunder (collectively, the "U.S. EXPORT LAWS"). None of the R Systems Companies have been, or are currently, debarred, suspended, prohibited or impaired from exporting, reexporting, receiving, purchasing, procuring or otherwise obtaining any product, commodity, or technical data regulated by any agency of the government of the United States. In particular, none of the R Systems Companies have provided products or services, directly or indirectly, that are deemed to be of U.S. origin under the U.S. Export Laws to foreign parties in contravention of the U.S. Export Laws or any other applicable law and/or regulation.

         2.12. Governmental Orders. Schedule 2.12 sets forth a correct and complete list of all Governmental Orders which name any of the R Systems Companies or are directed to or apply to any of the R Systems Companies or any of their respective assets. Each of the R Systems Companies is in compliance with all such Governmental Orders.

         2.13. R Systems Business Permits. The R Systems Companies have all permits, licenses, franchises, certificates, authorizations, consents and approvals of governmental entities which are necessary for the ownership or operation of the R Systems Companies' businesses or the ownership, operation or use of any of their respective assets (collectively, "R SYSTEMS BUSINESS PERMITS"). Such R Systems Business Permits are in full force and effect and represent all governmental permits, licenses, franchises, certificates, authorizations, consents and approvals necessary under applicable Governmental Rules for the R Systems Companies to carry on their respective businesses as now being conducted and to own, occupy or use their respective assets, except for those that the failure to hold, either individually or in the aggregate, would not result in an R Systems Material Adverse Change. None of the R Systems Companies has received any notice from any governmental entity that it intends to cancel, revoke, terminate, suspend or not renew any such R Systems Business Permit.

Each of the R Systems Companies is in compliance in all material respects, with all R Systems Business Permits.


         2.14. Environmental Matters. Except as otherwise disclosed on Schedule 2.14:

                  (a) Each of the R Systems Companies is in compliance in all material respects with all applicable Environmental Rules (as defined below) which compliance includes, without limitation, the possession by such R Systems Company of permits and other governmental authorizations required under applicable Environmental Rules, and compliance with the terms and conditions thereof except where the failure to comply, either individually or in the aggregate, would not result in an R Systems Material Adverse Change;

                  (b) none of the R Systems Companies has received written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands, or notices by any person or entity alleging liability under or noncompliance with any Environmental Rule ("ENVIRONMENTAL CLAIMS");

                  (c) no Hazardous Substances (defined below) are being or have been generated, used, processed, treated, stored, released, transported or disposed of by any of the R Systems Companies except in compliance with applicable Environmental Rules;

                  (d) to the knowledge of the R Systems Parties, no Hazardous Substances are present on or under any real property (including without limitation in any body of water located thereon or adjacent thereto or any groundwater located thereunder) now or previously owned, leased, occupied or used by any of the R Systems Companies, or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Rule; and

                  (e) no event has occurred and no condition exists with respect to any of the R Systems Companies or their respective businesses or assets which has resulted in, or is likely to result in, any material liability, cost or expense to the R Systems Companies under any applicable Environmental Rule, and none of the R Systems Companies has received any notice from any governmental entity or other Person of its intention to impose any such liability, cost or expense upon any R Systems Company.

         As used in this Agreement the following terms have the following meanings:

                  "ENVIRONMENTAL RULE" shall mean any Governmental Rule which relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health or safety, including without limitation any Governmental Rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of

Hazardous Substances, together with all rules, regulations and orders issued thereunder, as any of the same may be amended.

                  "HAZARDOUS SUBSTANCE" shall mean any substance which constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Governmental Rule, and shall specifically include, without limitation, any substance which (i) constitutes a "hazardous substance" under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or a "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (ii) exhibits any of the hazardous characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, (iii) constitutes any of those extremely hazardous substances referred to in Section 302 of the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, at 42 U.S.C. Section 11002, (iv) constitutes a hazardous material which, when transported, is subject to regulation by the United States Department of Transportation at 49 C.F.R. Parts 171-199 or (v) constitutes asbestos, urea formaldehyde, chlorinated biphenyls (polychlorinated or monochlorinated) or petroleum products.

         2.15. R Systems Real Property.

                  (a) The R Systems Companies have sufficient title, leaseholds or rights to real property to conduct their respective businesses as currently conducted.

                  (b) Schedule 2.15(b) sets forth a correct and complete list of all real property currently owned by any of the R Systems Companies, including without limitation any real property which any of the R Systems Companies has the right to acquire pursuant to any land contract, option, right of first refusal or any other arrangement. Except as otherwise disclosed on Schedule 2.15(b), all buildings and other improvements located on such property are in good repair and operating condition.

                  (c) Schedule 2.15(c) sets forth a correct and complete list of all leases, subleases and other agreements or rights pursuant to which any of the R Systems Companies has the right to occupy or use any real property owned by others.

         2.16. R Systems Personal Property.

                  (a) Schedule 2.16 sets forth a correct and complete list of all leases and other agreements providing for annual rental payments of more than $15,000 and pursuant to which any of the R Systems Companies leases any equipment, machinery, trade fixtures, tools, vehicles, computer hardware, computer software or furniture (collectively, "EQUIPMENT").

                  (b) Except as otherwise disclosed on Schedule 2.16, all Equipment owned or leased by any of the R Systems Companies, is in good repair and operating condition, reasonable wear and tear excepted, and is suitable for the purposes for which it is used.

                  (c) Except as otherwise disclosed on Schedule 2.16, as of January 31, 1999 all accounts receivable of the R Systems Companies (i) represent amounts receivable for goods actually delivered or services actually provided (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions); (ii) to the best knowledge of the R Systems Parties, are not subject to any material defenses, counterclaims or rights of setoff, (iii) have been billed and are generally due and payable within 60 days after billing, and (iv) are expected to be fully collectible in the ordinary course of business except, in the case of receivables arising prior to December 31, 1998, to the extent of the reserves set forth in the R Systems Current Financial Statements.

         2.17. R Systems Intellectual Property. Except as set forth in Schedule 2.17, each of the R Systems Companies has the lawful right to use all patents, registered trademarks, service marks, logos, corporate and trade names and registered copyrights, and all applications therefor, proprietary computer software and/or hardware which are owned by or licensed to any of the R Systems Companies, or are otherwise used by any of the R Systems Companies in their respective businesses (collectively, "R SYSTEMS INTELLECTUAL PROPERTY"), including without limitation, valid and sufficient licenses for all computer software used by any of the R Systems Companies, and no such use infringes upon the lawful rights of any other Person. To the R Systems Parties' knowledge, no Person is using any R Systems Intellectual Property in a manner which infringes upon the lawful rights of the R Systems Companies. There are no pending or threatened claims of which the R Systems Companies have been given written notice, by any person against their use of any R Systems Intellectual Property. The R Systems Companies have such ownership of or such rights by license, lease or other agreement to the R Systems Intellectual Property as are necessary to permit them to conduct their respective operations as currently conducted.

         2.18. Title to R Systems Assets. Except as otherwise disclosed on
Schedule 2.18, each of the R Systems Companies has (a) good and marketable title to all assets purported to be owned by it and (b) good leasehold title to all assets purported to be leased by it, in each case free and clear of all Liens, except inchoate Liens for taxes not yet due and payable and Liens on assets in connection with indebtedness reflected on the R Systems Financial Statements and except for any defects in title or Liens which, individually or in the aggregate, would not result in an R Systems Material Adverse Change.

         2.19. R Systems Pension Plans. Schedule 2.19 sets forth a true, correct and complete list of all R Systems Pension Plans (as defined below), none of which are

Multiemployer Plans (as defined below). Except as otherwise disclosed on
Schedule 2.19:

                  (a) the IRS has issued favorable determination letters to the effect that each R Systems Pension Plan is qualified within the meaning of
Section 401 of the Code, and that each related trust is exempt under Section 501 of the Code, correct and complete copies of which have been delivered to UBICS, and R Systems has no knowledge of any fact which may adversely affect the qualified status of any R Systems Pension Plan or related trust;

                  (b) each R Systems Pension Plan and each related trust has been established, maintained and administered in all material respects in compliance with ERISA (defined below), the Code and all other applicable Governmental Rules;

                  (c) none of the transactions described in Section 406 of ERISA or Section 4975 of the Code, and none of the events described in Section 4043 of ERISA, have occurred with respect to any R Systems Pension Plan;

                  (d) no R Systems Company maintains, nor has it previously maintained, any Pension Plan subject to Title IV of ERISA or subject to the minimum funding requirements of Section 4001(a)(16) of ERISA or Section 412(a) of the Code;

                  (e) R Systems (i) will deliver to UBICS correct and complete copies of IRS Form 5500 most recently filed with respect to each Pension Plan and (ii) has delivered to UBICS the summary plan description for each R Systems Pension Plan;

                  (f) there are no actions, suits, investigations or other proceedings pending or, to the best of the R Systems Parties' knowledge, threatened against any R Systems Pension Plan or related trust or any fiduciary thereof, and the R Systems Parties have no knowledge of any basis for the commencement of any such proceeding;

                  (g) there are no outstanding Governmental Orders which name any R Systems Pension Plan or its fiduciaries or are directed to any Pension Plan or its fiduciaries or assets; and

                  (h) all payments which any of the R Systems Companies or their Subsidiaries are required to make in respect of any R Systems Pension Plan on or prior to the date hereof have been made.

                  As used in this Agreement, the following terms have the following meanings:

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

                  "R SYSTEMS ERISA AFFILIATE" shall mean any trade or business which, together with R Systems Companies, is treated as a single employer under
Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "PENSION PLAN" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (i) which is maintained for past or present employees of any of the R Systems Companies, their Subsidiaries or any of their respective R Systems ERISA Affiliates or (ii) to which R Systems, its Subsidiaries or any of their respective R Systems ERISA Affiliates made, or was required to make, contributions within the preceding five years, as any of the same may be amended.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         2.20. R Systems Welfare Plans and Other Benefit Plans.

                  (a) Except as set forth on Schedule 2.20(a), none of the R Systems Companies maintains any Welfare Plans (defined below). As used in this Section, "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA (i) which is maintained for past or present employees of R Systems, its Subsidiaries or any of their respective R Systems ERISA Affiliates or (ii) to which R Systems, its Subsidiaries or any of their respective R Systems ERISA Affiliates made, or was required to make, contributions within the preceding five years, as any of the same may be amended.

                  (b) Schedule 2.20(b) sets forth, and R Systems has delivered or made available to UBICS copies or summaries of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, and arrangements, and all other employee benefit plans or fringe benefit plans, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the R Systems Companies for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries (collectively, the "R SYSTEMS BENEFIT PLANS"). Except as disclosed in Schedule 2.20(b), all R Systems Benefit Plans are in compliance in all material respects with applicable Governmental Rules and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee under any R Systems Benefit Plan, (ii) increase any benefits otherwise payable under any R Systems Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         2.21. R Systems Personnel Matters.

                  (a) Schedule 2.21 sets forth a correct and complete list of
(i) all directors and executive officers of each of the R Systems Companies,
(ii) all other employees of or consultants to any of the R Systems Companies whose annual compensation (including bonuses and commissions) during the fiscal year ended December 31, 1998 was $100,000 or more, (iii) the current job title or relationship to the R Systems Company of each such Person described in clauses (i) and (ii) above, (iv) the amount of compensation (including bonuses and commissions) paid to each such Person during the year ended December 31, 1998 and which each of them is expected to receive in the year ending December 31, 1999 and (v) any employee benefits or perquisites available to any such Person that are not generally available to employees of the R Systems Companies.

                  (b) Except as otherwise disclosed on Schedule 2.21, none of the R Systems Companies is a party to any written employment, consulting, noncompete or similar agreement with any Person.

                  (c) Except as otherwise disclosed on Schedule 2.21, (i) no employees of any of the R Systems Companies are represented by any labor union or similar organization, (ii) none of the R Systems Companies is party to any collective bargaining or similar agreement covering any of its employees and
(iii) no labor union or similar organization or group of employees has made a demand for recognition, to the knowledge of the R Systems Parties filed a petition seeking a representation proceeding, or given any R Systems Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

                  (d) Except as otherwise disclosed on Schedule 2.21, (i) no strike, work stoppage, contract dispute or other labor disturbance involving any employees of any of the R Systems Companies currently exists or, to the best of the R Systems Parties' knowledge, is threatened and (ii) no investigation, action or proceeding by or before any governmental entity which relates to allegedly unfair or discriminatory employment or labor practices or the violation of any Governmental Rule relating to employment or labor practices is pending against any of the R Systems Companies or, to the best of the R Systems Parties' knowledge, threatened against any of the R Systems Companies.

                  (e) Except as set forth on Schedule 2.21, each of the R Systems Companies has complied in all material respects with all Governmental Rules pertaining to the employment and terminating of employees, the hiring and terminating of contractors and sub-contractors, and the immigration and employment of foreign nationals, including, without limitation all such Governmental Rules relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, withholding requirements, worker's compensation or other similar employment or hiring practices or acts, and none of the R Systems Companies is engaged in any unfair labor practices or is a party to any Action involving a violation or alleged violation of any of the foregoing Governmental Rules. Without limiting the generality of the foregoing, R Systems has complied in all material respects with the WARN Act, COBRA, the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986, including, without limitation, completing a Form I-9 for every employee of R Systems, and maintaining all such Form I-9(s) and related information in accordance with such acts. Except as set forth on Schedule 2.21, there are no Actions pending or, to the knowledge of the R Systems Parties, threatened against any of the R Systems Companies with respect to any matter arising out of, relating to or in connection with an employee's or contractor's employment by an R Systems Company.

         2.22. R Systems Insurance.

                  (a) Schedule 2.22 sets forth a correct and complete list of all insurance policies of which any of the R Systems Companies is the owner, insured or beneficiary (the "INSURANCE POLICIES") and indicates for each such policy any pending claims thereunder. R Systems has provided to UBICS complete and correct copies of all Insurance Policies and all other general liability and product liability insurance policies covering the R Systems Companies since January 1, 1993. There is no default with respect to any material provision contained in any of the Insurance Policies, nor has there been any failure to give any notice or present any material claim under any such policy in a timely fashion or as otherwise required by any such policy.

                  (b) Except as otherwise disclosed on Schedule 2.22: (i) all premiums under the Insurance Policies which were due and payable on or prior to the date hereof have been paid in full; and (ii) none of the R Systems Companies has received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy.

         2.23. R Systems Indebtedness.

                  (a) Schedule 2.23 sets forth a complete list of all agreements, documents, instruments and securities which are currently in effect and which create, evidence or secure any indebtedness of any of the R Systems Companies (exclusive of trade payables) or pursuant to which any of the R Systems Companies has guaranteed any indebtedness or other obligations of any other Person or has any other contingent liability.

                  (b) Schedule 2.23 sets forth a correct and complete list of all outstanding trade payables as of January 31, 1999 of any of the R Systems Companies owed to any single vendor which, individually or in the aggregate, exceed $30,000 and payment of which is more than 60 days overdue and, with respect to any trade payables which have not been paid due to a dispute with a vendor, identifies the nature of such dispute.

         2.24. Other Material R Systems Business Agreements. All written agreements and contracts to which any of the R Systems Companies is a party or by which any of the R Systems Companies or any of their respective assets are bound are set forth on Schedule 2.24 other than (a) agreements listed on any of
Schedule 2.04 through Schedule 2.23, (b) agreements involving the payment by or to any of the R Systems Companies, or creating any liability of the R Systems Companies (whether direct or indirect, fixed or contingent), of less than $25,000 over the term thereof, and (c) agreements which are cancelable by any of the R Systems Companies on 30 days' notice or less without any material liability to the R Systems Company. The agreements and contracts to which any of the R Systems Companies are a party listed on Schedules 2.04 through 2.24 are referred to herein as the "R SYSTEMS BUSINESS AGREEMENTS".

         2.25. Status of R Systems Business Agreements. Each R Systems Business Agreement is in full force and effect and is enforceable against the R Systems Company which is party thereto and, to the best of the R Systems Parties' knowledge, the other parties thereto, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles, whether considered in a proceeding at law or in equity. R Systems and, to the best knowledge of the R Systems Parties, each other R Systems Company, is in compliance with each R Systems Business Agreement to which it is a party, except, in each case, for such non-compliance as does not (x) constitute a breach or default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) thereunder, (y) give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment thereof or (z) cause, either individually or in the aggregate, an R Systems Material Adverse Change. To the best of the R Systems Parties' knowledge, all other parties to such R Systems Business Agreements are in material compliance with the terms thereof. Except as otherwise disclosed on Schedule 2.04 or 2.25, no consent of any other Person party to such R Systems Business Agreements is required in connection with the Transaction.

         2.26. Transactions with R Systems Affiliates. Except as otherwise disclosed on Schedule 2.26: (a) none of the customers, suppliers, or contractors of any of the R Systems Companies are Affiliates (defined below) of any of the R Systems Companies or any of their respective officers, directors or shareholders; (b) none of the assets of the R Systems Companies are owned or used by or leased to any Affiliates of any of the R Systems Companies or any of their respective officers, directors or shareholders; (c) no

Affiliate of any of the R Systems Companies or any of their respective officers, directors or shareholders is a party to any R Systems Business Agreement; and
(d) no Affiliate of any of the R Systems Companies or any of their respective officers, directors or shareholders provides any legal, accounting or other services to any of the R Systems Companies. As used in this Agreement the term "AFFILIATE" means, with respect to any Person, (i) any director, officer, partner or principal of such Person, (ii) any other Person of which such Person is a director, officer, partner or principal, (iii) any Person who directly or indirectly controls or is controlled by, or is under common control with, such Person and (iv) with respect to any Person described above who is a natural person, any spouse, parent, grandparent, child or grandchild of such Person, and the term "control" shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         2.27. Customers and Suppliers. Schedule 2.27 sets forth a correct and complete list of each of the customers and suppliers of the R System Companies whose purchases from or sales to the R Systems Companies constituted five percent or more of the R Systems Companies' net sales or net purchases, respectively, during the fiscal year ended December 31, 1997 or during the nine months ended September 30, 1998, (collectively "MATERIAL CUSTOMERS AND SUPPLIERS") and indicates with respect to each the name of the party and the respective dollar volume. None of the R Systems Parties nor any of R Systems Companies are required to provide any material bonding or other financial security arrangements in connection with any transactions with any of the Material Customers and Suppliers. Since September 30, 1998, none of the Material Customers and Suppliers has terminated its relationship with, or materially reduced its purchases from or sales to, any of the R Systems Companies, and none of the R Systems Parties have any knowledge that any of the Material Customers and Suppliers intends to terminate its relationship with, or materially reduce its purchases from or sales to, any of the R Systems Companies.

         2.28. Brokers. None of the R Systems Parties have employed or retained, or have any liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

         2.29. Bank Accounts. Schedule 2.29 sets forth a correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of the R Systems Companies maintains accounts of any nature, the type and number of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         2.30. Year 2000. Except as set forth on Schedule 2.30, to the knowledge of the R Systems Parties, the R Systems Companies and their respective Management and Production Systems (each as defined below, together the "SYSTEMS") are, or will be prior to January 1, 2000, each Year 2000 Compliant. Notwithstanding the foregoing, the

Systems provided by third parties to the R Systems Companies are each, to the best knowledge of the R Systems Parties after reasonable investigation, Year 2000 Complaint. The R Systems Parties make no representation or warranty respecting user defined fields that contain dates, or in circumstances where data received from any third-party system are invalid, incorrect or otherwise corrupt. R Systems has defined, and will continue to define, date data formats compatible with its Systems which formats are consistent with prevalent industry standards and are compatible with a broad range of third party systems.

                  "YEAR 2000 COMPLIANT" means that neither the year change from 1999 to 2000 (the arrival of the date "January 1, 2000") nor leap year dates thereafter will result in material errors or corruption in processing data or otherwise have an abnormal or material adverse effect on the operations or functionality of a company or its Systems, all of which will continue to operate substantially as intended prior to, during and after January 1, 2000 provided that (i) all date data received from any third party for use by the company are accurate and in formats defined by the company from time to time, and (ii) all date data generated by the company are accepted in formats defined by any third party using such data from time to time.

                  "MANAGEMENT SYSTEMS" include, without limitation, all computer hardware (including integrated circuit/chip and firmware) and software applications that a company uses for managing and operating such company and its businesses, including without limitation, functions such as accounting and billing, invoicing/accounts receivable and accounts payable, inventory tracking and maintenance, and vendor and supplier sourcing.

                  "PRODUCTION SYSTEMS" include, without limitation, all computer hardware (including integrated circuit/chip and firmware) and software applications, and all automated or electronic equipment, controls and other systems used by a company in providing goods and services to customers.

         2.31. Pooling Matters. To the best knowledge of the R Systems Parties, none of the R Systems Companies or the R Systems Shareholders have taken, nor have they allowed any of their Affiliates to take, nor will any of the R Systems Companies or the R Systems Shareholders take, nor will they allow any of their Affiliates to take, any action which would violate the pooling criteria set forth in APB Opinion No. 16, thereby affecting the ability of the R Systems Companies and UBICS to account for the business combination to be effected pursuant to the Transaction Documents as a pooling of interests. R Systems hereby affirms and agrees to the matters set forth in Annex 2.31.

         2.32. Delivery of Documents; Accurate Disclosure. R Systems has previously delivered to UBICS correct and complete copies or forms of each R Systems Business Agreement. None of the information furnished or to be furnished by the R Systems Parties to UBICS or any of its representatives in connection with this Agreement and the other Transaction Documents, and none of the representations and warranties of the R Systems Parties set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith, (a) is or will be false or misleading in any material respect, (b) contains or will contain any untrue statement of a material fact or (c) omits or will omit any statement of material fact necessary to make the same not misleading.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE R SYSTEMS
                                  SHAREHOLDERS

         Each R Systems Shareholder, severally and not jointly, hereby represents and warrants to UBICS as follows:

         3.01. Investor Status. The R Systems Shareholder resides at the address shown on Annex 1.02(a). The R Systems Shareholder, if a resident of California, either (i) has a preexisting business or personal relationship with UBICS or any of its officers or directors or (ii) has such business or financial experience as to have the capacity to protect his or her own interests in connection with the transactions pursuant to this Agreement.

         3.02. Title to Capital Stock. The R Systems Shareholder has good and marketable title to the shares of R Systems Common Stock shown on Schedule 2.05(c) as owned by the R Systems Shareholder, free and clear of any and all Liens. Except as set forth on Schedule 3.02, the R Systems Shareholder is not a party to or bound by any option, sale agreement, shareholder agreement, pledge, proxy, voting trust, power of attorney, restriction on transfer or other agreement or instrument which relates to the ownership, voting or transfer of any shares of R Systems Common Stock owned by the R Systems Shareholder. The Shareholder has the sole and absolute right, power and authority to sell, assign and transfer such R Systems Common Stock as provided in this Agreement. UBICS will acquire good and unencumbered title to such R Systems Common Stock, free and clear of all liens, and not subsequent to any adverse claim when acquired by UBICS pursuant to this Agreement.

         3.03. Authorization of Transaction. Subject to the need to make certain governmental filings as described on Schedule 2.04 of the R Systems Disclosure Schedule, the R Systems Shareholder has the full right, power and authority (i) to execute and deliver this Agreement and each of the other Transaction Documents to which he is a party, and (ii) to perform the R Systems Shareholder's obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which the R Systems Shareholder is a party constitute the valid and legally binding obligations of the R Systems Shareholder, enforceable against him in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         3.04. No Violation. The R Systems Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other Governmental Agency which would prevent the execution, delivery or performance of this Agreement or any other Transaction Document by him.

         3.05. Investment Intent. The R Systems Shareholder (i) is acquiring the UBICS Common Stock pursuant to the Exchange solely for his own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act; and (ii) has had access to all UBICS SEC Documents (as defined below), and has had the opportunity to obtain such additional information as he deemed necessary in order to evaluate the merits and risks inherent in acquiring and holding the UBICS Common Stock.

         3.06. No Breach, Default, Violation or Consent. Except as set forth on
Schedule 2.04 of the R Systems Disclosure Schedule, the execution, delivery and performance by the R Systems Shareholder of this Agreement, the Related Acquisition Agreements and the other Transaction Documents to which he is a party do not and will not:

                  (a) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which the R Systems Shareholder is a party or by which the R Systems Shareholder or his assets are bound;

                  (b) breach or otherwise violate any Governmental Order which names the R Systems Shareholder, or is directed to the R Systems Shareholder or any of his assets;

                  (c) result in the creation of a Lien held by any third party on any of his shares of R Systems Common Stock;

                  (d) violate any Governmental Rule applicable to the R Systems Shareholder; or

                  (e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

         3.07. Pooling Matters. The R Systems Shareholder affirms and agrees to the matters set forth in Annex 2.31.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF UBICS

                  UBICS hereby represents and warrants to the R Systems Parties as follows:

         4.01. Organization and Qualification. Each of UBICS and its Subsidiaries (collectively, the "UBICS COMPANIES") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the UBICS Companies is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its assets or the nature of its business makes such qualification necessary, except in those jurisdictions where the failure to be so qualified has not resulted in, and is not likely to result in, a material adverse change in, or material adverse effect on, the assets, business, operations, financial condition or prospects of UBICS taken as a whole (a "UBICS MATERIAL ADVERSE CHANGE"). UBICS has previously delivered or made available to the R Systems Parties a complete and correct copy of the certificate of incorporation and bylaws or other charter and governing documents of each of the UBICS Companies as currently in effect.

         4.02. Authority and Authorization. Each of the UBICS Companies has the corporate power and authority to own, lease and operate its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, subject only to, with respect to the Exchange, the approval and adoption of this Agreement and the transactions contemplated hereby by the holders of at least a majority of the outstanding Shares of UBICS Common Stock entitled to vote in accordance with the Delaware General Corporation Law (the "DGCL") and UBICS' Certificate of Incorporation and by-laws.

         4.03. Execution and Binding Effect. The Exchange, this Agreement, each of the Related Acquisition Agreements, the other Transaction Documents and the transactions contemplated hereby and thereby, have been, and on the Closing Date will be, duly authorized and approved by UBICS' Board of Directors, and, except for obtaining the approval of its stockholders, no other approvals are required before UBICS may duly execute, deliver and perform its obligations under this Agreement and each of the Related Acquisition Agreements and the other Transaction Documents. This Agreement and each of the Related Acquisition Agreements have been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by UBICS and, subject to approval and adoption of this Agreement by UBICS stockholders, constitutes (or upon such execution and delivery will constitute) legal, valid and binding obligations of UBICS enforceable against UBICS in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles, whether considered in a proceeding at law or in equity.

         4.04. No Breach, Default, Violation or Consent. Except as set forth on
Schedule 4.04, the execution, delivery and performance by UBICS of this Agreement and the other Transaction Documents do not and will not:

                  (a) violate the Certificate of Incorporation or by-laws of UBICS;

                  (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which UBICS or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound;

                  (c) breach or otherwise violate any Governmental Order which names any UBICS Company or is directed to any UBICS Company or any of their respective assets;

                  (d) result in the creation of a Lien held by any third party on any of UBICS Companies' respective assets;

                  (e) violate any Governmental Rule applicable to any of the UBICS Companies or their respective businesses or assets; or

                  (f) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

         4.05. UBICS Common Stock. The authorized capitalization of UBICS consists of (i) 20,000,000 shares of UBICS Common Stock, of which 6,500,000 shares are issued and outstanding and (ii) 2,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of UBICS Common Stock have been duly authorized and validly issued in compliance with applicable Governmental Rules relating to the issuance of securities and are fully paid and non-assessable. The shares of UBICS Common Stock to be issued in the Exchange, when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued in compliance with applicable United States federal and state Governmental Rules relating to the issuance of securities, fully paid and nonassessable, and the issuance of all such shares is not subject to any preemptive rights.

         4.06. UBICS Securities Matters and Financial Statements.

                  (a) UBICS has filed with the SEC, and has heretofore made available to the R Systems Parties true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since September 1, 1997 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "UBICS SEC DOCUMENTS"), which are all the documents (other than preliminary material) that UBICS, or any present or former Subsidiary of UBICS, was required to file with the SEC since such date. As of their respective filing dates, the UBICS SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the UBICS SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, the UBICS SEC Documents, including, without limitation, any financial statements or schedules included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including the related notes) of UBICS included in the UBICS SEC Documents (the "UBICS FINANCIAL STATEMENTS") comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, present fairly the financial condition of UBICS and its consolidated Subsidiaries as at the end of the periods covered thereby and the results of its consolidated operations and the changes in its consolidated cash flows for the periods covered thereby, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the unaudited interim statements, to year-end audit adjustments (which are not expected to be material except as otherwise disclosed on Schedule 4.06) and the lack of footnotes and other presentation items. Except as and to the extent otherwise disclosed in the UBICS Financial Statements or on Schedule 4.06, UBICS and its consolidated Subsidiaries have no liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (y) liabilities which are not required to be set forth on the UBICS Financial Statements in accordance with GAAP, and (z) liabilities incurred in the ordinary course of business since September 30, 1998 (the "UBICS FINANCIAL STATEMENT DATE").

         4.07. Pooling Matters. To UBICS' best knowledge, UBICS has not taken, nor has it permitted any of its Affiliates to take, nor will it take or allow any of its Affiliates to take, any action which would violate the pooling criteria set forth in APB Opinion No. 16, thereby affecting the ability of the R Systems Companies and UBICS to account for the business combination to be effected pursuant to the Transaction Documents as a pooling of interests.

         4.08. Subsidiaries. Schedule 4.08 contains a complete and accurate list of each Subsidiary of UBICS. Each Subsidiary of UBICS listed on Schedule 4.08
(a) is duly organized, validly existing and in good standing in its jurisdiction of organization and (b) is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions in which the ownership of its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to be so qualified has not resulted in, and is not likely to result in, UBICS Material Adverse Change. Except as disclosed on
Schedule 4.08, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each Subsidiary of UBICS are owned of record and beneficially, directly or indirectly, by UBICS or a Subsidiary of UBICS free and clear of all Liens.

         4.09. Tax Matters. Except as otherwise disclosed on Schedule 4.09:

                  (a) all tax returns and reports required to be filed by the UBICS Companies have been properly prepared and timely filed and were complete and correct when filed;

                  (b) each of the UBICS Companies has paid, or has made adequate reserves on its books for the payment of, all Taxes, interest, penalties, assessments and deficiencies shown to be due on such tax returns and reports or which such UBICS Company is required to withhold on behalf of any other Person;

                  (c) the reserves and provisions for Taxes on the books of each of the UBICS Companies are adequate in all material respects for all open years and for its current fiscal period and properly classify such Tax obligations as either current or deferred;

                  (d) there are no assessments of any additional Taxes on any of the UBICS Companies by any governmental entity (whether or not reserved against);

                  (e) none of the UBICS Companies is currently being audited by any governmental entity, and no such audit is pending or, to the best of UBICS' knowledge, threatened;

                  (f) none of the UBICS Companies has made any tax elections which (i) were in effect in any past year for which the time for audit has not expired, (ii) are currently in effect or (iii) will be in effect at any future time;

                  (g) none of the UBICS Companies has given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax;

                  (h) except as disclosed on Schedule 4.09, no UBICS Company is a party to any agreement providing for the allocation or sharing of Taxes; and

                  (i) the UBICS Companies have not paid, and do not expect to pay, in any taxable year commencing on or after December 31, 1997, remuneration that would result in a disallowance of any amount of tax deductions under
Section 162(m) of the Code.

         4.10. Litigation. Except as otherwise disclosed on Schedule 4.10 or in the UBICS SEC Documents, there is no pending or, to the best of UBICS' knowledge, threatened Action against any of UBICS Companies or any of their respective assets by or before any court, governmental entity or arbitrator.
Schedule 4.10 sets forth a correct and complete list of each Action described in the preceding sentence, the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof.

         4.11. Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 4.11 or in the UBICS Financial Statements, since the UBICS Financial Statement Date:

                  (a) none of the UBICS Companies has incurred any material obligation or liability except for normal obligations incurred in the ordinary course of business;

                  (b) no casualty, loss or damage has occurred with respect to any of the assets of the UBICS Companies, whether or not the same is covered by insurance, except for those casualties, losses or damages which would not, individually or in the aggregate, be reasonably expected to exceed $50,000;

                  (c) none of the UBICS Companies has sold, transferred, pledged, encumbered or otherwise disposed of any of its assets or any interest therein, or agreed to do any of the foregoing, except for sales of assets for aggregate proceeds not in excess of $25,000;

                  (d) none of the UBICS Companies has written off as uncollectible any of its accounts receivable, or written down the value of any of its assets, except in each case in the ordinary course of business consistent with past practice;

                  (e) none of the UBICS Companies has waived or released any of its rights with respect to its business or assets or permitted any of such rights to lapse except to the extent that such actions are in the ordinary course of business or, in the exercise of UBICS' reasonable business judgment, are otherwise in the best interests of the UBICS Companies;

                  (f) no executive officer or other key employee of any of the UBICS Companies has left his or her employment with the UBICS Companies;

                  (g) none of the UBICS Companies has granted, and is not committed to grant, any salary or wage increases to any of its employees, except for individual salary or wage increases which will not exceed $15,000 in the twelve month period commencing on the date hereof;

                  (h) none of the UBICS Companies has made, or committed to make, any capital expenditures in excess of $50,000 in the aggregate;

                  (i) there has been no payment, discharge or other satisfaction of any liabilities of any of the UBICS Companies, whether direct or indirect, fixed or contingent or otherwise, other than the satisfaction, in the ordinary course of business, of liabilities reflected on the UBICS Financial Statements or incurred in the ordinary course of business since the UBICS Financial Statement Date;

                  (j) none of the UBICS Companies has introduced any material change with respect to its business, including without limitation with respect to the products or services it sells, the areas in which such products or services are sold, its marketing techniques or its accounting methods;

                  (k) none of the UBICS Companies have taken any actions which, if taken after the date hereof, would violate Section 5.01(b) hereof; and

                  (l) no UBICS Material Adverse Change, and no event which is likely to result in a UBICS Material Adverse Change, has occurred.

         4.12. Constituent Documents and Governmental Rules. Each of the UBICS Companies is in compliance, in all material respects, with (a) its charter and by-laws or other governing documents and (b) to the best knowledge of UBICS, all Governmental Rules applicable to it, or its business or assets. The UBICS Companies have, at all times, been in compliance in all material respects with all applicable export and reexport requirements, including, but not limited to the U.S. Export Laws. None of the UBICS Companies have been, or are currently, debarred, suspended, prohibited or impaired from exporting, reexporting, receiving, purchasing, procuring or otherwise obtaining any product, commodity, or technical data regulated by any agency of the government of the United States. In particular, none of the UBICS Companies have provided products or services, directly or indirectly, that are deemed to be of U.S. origin under the U.S. Export Laws to foreign parties in contravention of the U.S. Export Laws or any other applicable law and/or regulation.

         4.13. Governmental Orders. Schedule 4.13 sets forth a correct and complete list of all Governmental Orders which name any of the UBICS Companies or are directed to or apply to any of the UBICS Companies or any of their respective assets. Each of the UBICS Companies is in compliance with all such Governmental Orders.

         4.14. UBICS Business Permits. The UBICS Companies have all permits, licenses, franchises, certificates, authorizations, consents and approvals of governmental entities which are necessary for the ownership or operation of the UBICS Companies' businesses or the ownership, operation or use of any of their respective assets (collectively, "UBICS BUSINESS PERMITS"), all of which are in full force and effect and represent all governmental permits, licenses, franchises, certificates, authorizations, consents and approvals necessary under applicable Governmental Rules for the UBICS Companies to carry on their respective businesses as now being conducted and to own, occupy or use their respective assets, except for those that the failure to hold, either individually or in the aggregate, would not result in a UBICS Material Adverse Change. None of the UBICS Companies has received any notice from any governmental entity that it intends to cancel, revoke, terminate, suspend or not renew any such UBICS Business Permit. Each of the UBICS Companies is in compliance in all material respects, with all UBICS Business Permits.

         4.15. Environmental Matters. Except as otherwise disclosed on Schedule 4.15:

                  (a) Each of the UBICS Companies is in compliance in all material respects with all applicable Environmental Rules which compliance includes, without limitation, the possession by such UBICS Company of permits and other governmental authorizations required under applicable Environmental Rules, and compliance with the terms and conditions thereof, except where the failure to comply, either individually or in the aggregate, would not result in a UBICS Material Adverse Change;

                  (b) none of the UBICS Companies has received written notice of, or is the subject of, any Environmental Claims;

                  (c) no Hazardous Substances are being or have been generated, used, processed, treated, stored, released, transported or disposed of by any of the UBICS Companies except in compliance with applicable Environmental Rules;

                  (d) to UBICS' knowledge, no Hazardous Substances are present on or under any real property (including without limitation in any body of water located thereon or adjacent thereto or any groundwater located thereunder) now or previously owned, leased, occupied or used by any of the UBICS Companies, or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Rule; and

                  (e) no event has occurred and no condition exists with respect to any of the UBICS Companies or their respective businesses or assets which has resulted in, or is likely to result in, any material liability, cost or expense to UBICS under any applicable Environmental Rule, and none of the UBICS Companies has received any notice from any governmental entity or other Person of its intention to impose any such liability, cost or expense upon any UBICS Company.

         4.16. UBICS Real Property.

                  (a) The UBICS Companies have sufficient title, leaseholds or rights to real property to conduct their respective businesses as currently conducted.

                  (b) None of the UBICS Companies owns any real property or has the right to acquire any real property pursuant to any land contract, option, right of first refusal or any other arrangement.

                  (c) Schedule 4.16(c) sets forth a correct and complete list of all leases, subleases and other agreements or rights pursuant to which any of the UBICS Companies has the right to occupy or use any real property owned by others.

         4.17. UBICS Personal Property.

                  (a) Schedule 4.17 sets forth a correct and complete list of all leases and other agreements providing for annual rental payments of more than $15,000 and pursuant to which any of the UBICS Companies leases any Equipment.

                  (b) Except as otherwise disclosed on Schedule 4.17, all Equipment owned or leased by any of the UBICS Companies, is in good repair and operating condition, reasonable wear and tear excepted, and is suitable for the purposes for which it is used.

                  (c) Except as otherwise disclosed on Schedule 4.17, all accounts receivable of the UBICS Companies (i) represent amounts receivable for goods actually delivered or services actually provided (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions); (ii) to the best knowledge of UBICS, are not subject to any material defenses, counterclaims or rights of setoff, (iii) have been billed and are generally due and payable within 60 days after billing, and
(iv) are expected to be fully collectible in the ordinary course of business except, in the case of receivables arising prior to September 30, 1998, to the extent of the reserves set forth in the UBICS Financial Statements.

         4.18. UBICS Intellectual Property. Except as set forth in Schedule 4.18, each of the UBICS Companies has the lawful right to use all patents, registered trademarks, service marks, logos, corporate and trade names and registered copyrights, and all applications therefor, proprietary computer software and/or hardware which are owned by or licensed to any of the UBICS Companies, or are otherwise used by any of the UBICS Companies in their respective businesses (collectively, "UBICS INTELLECTUAL PROPERTY"), including, without limitation, valid and sufficient licenses for all computer software used by any of the UBICS Companies, and no such use infringes upon the lawful rights of any other Person. To UBICS' knowledge, no Person is using any UBICS

Intellectual Property in a manner which infringes upon the lawful rights of the UBICS Companies. There are no pending or threatened claims of which the UBICS Companies have been given written notice, by any person against their use of any UBICS Intellectual Property. The UBICS Companies have such ownership of or such rights by license, lease or other agreement to the UBICS Intellectual Property as are necessary to permit them to conduct their respective operations as currently conducted.

         4.19. Title to UBICS Assets. Except as otherwise disclosed on Schedule 4.19, each of the UBICS Companies has (a) good and marketable title to all assets purported to be owned by it and (b) good leasehold title to all assets purported to be leased by it, in each case free and clear of all Liens, except inchoate Liens for taxes not yet due and payable and Liens on assets in connection with indebtedness reflected on the UBICS Financial Statements and except for any defects in title or Liens which, individually or in the aggregate, would not result in a UBICS Material Adverse Change.

         4.20. UBICS Benefit Plans. None of the UBICS Companies maintains any Pension Plans or Welfare Plans. Schedule 4.20 sets forth a list, and UBICS has delivered or made available to R Systems copies or summaries, of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, and arrangements, and all other employee benefit plans or fringe benefit plans, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the UBICS Companies for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries (collectively, the "UBICS BENEFIT PLANS"). Except as disclosed in Schedule 4.20, all UBICS Benefit Plans are in compliance in all material respects with applicable Governmental Rules and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee under any UBICS Benefit Plan, (ii) increase any benefits otherwise payable under any UBICS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         4.21. UBICS Personnel Matters.

                  (a) Schedule 4.21 sets forth a correct and complete list of
(i) all directors and executive officers of each of the UBICS Companies, (ii) all other employees of or consultants to any of the UBICS Companies whose annual compensation (including bonuses and commissions) during the fiscal year ended December 31, 1998 was $100,000 or more, (iii) the current job title or relationship to the UBICS Company of each such Person described in clauses (i) and (ii) above, (iv) the amount of compensation (including bonuses and commissions) paid to each such Person during the year ended December 31, 1998 and which each of them is expected to receive in the year ending December 31, 1999 and (v) any employee benefits or perquisites available to any such Person that are not generally available to employees of the UBICS Companies.

                  (b) Except as otherwise disclosed on Schedule 4.21, none of the UBICS Companies is a party to any employment, consulting, noncompete or similar agreement, written or oral, with any Person.

                  (c) Except as otherwise disclosed on Schedule 4.21, (i) no employees of any of the UBICS Companies are represented by any labor union or similar organization, (ii) none of the UBICS Companies is party to any collective bargaining or similar agreement covering any of its employees and
(iii) no labor union or similar organization or group of employees has made a demand for recognition, to the knowledge of UBICS filed a petition seeking a representation proceeding, or given any UBICS Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

                  (d) Except as otherwise disclosed on Schedule 4.21, (i) no strike, work stoppage, contract dispute or other labor disturbance involving any employees of any of the UBICS Companies currently exists or, to the best of UBICS' knowledge, is threatened and (ii) no investigation, action or proceeding by or before any governmental entity which relates to allegedly unfair or discriminatory employment or labor practices or the violation of any Governmental Rule relating to employment or labor practices is pending against any of the UBICS Companies or, to the best of UBICS' knowledge, threatened against any of the UBICS Companies.

                  (e) Each of the UBICS Companies has complied in all material respects with all Governmental Rules pertaining to the employment and terminating of employees, the hiring and terminating of contractors and sub-contractors, and the immigration and employment of foreign nationals, including, without limitation all such Governmental Rules relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, withholding requirements, worker's compensation or other similar employment or hiring practices or acts, and none of the UBICS Companies is engaged in any unfair labor practices or is a party to any Action involving a violation or alleged violation of any of the foregoing Governmental Rules. Without limiting the generality of the foregoing, UBICS has complied in all material respects with the WARN Act, COBRA, the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986, including, without limitation, completing a Form I-9 for every employee of UBICS, and maintaining all such Form I-9(s) and related information in accordance with such acts. Except as set forth on Schedule 4.21, there are no Actions pending or, to the knowledge of UBICS, threatened against any of the UBICS Companies with respect to any matter arising out of, relating to or in connection with an employee's or contractor's employment by a UBICS Company.

         4.22. UBICS Insurance.

                  (a) Schedule 4.22 sets forth a correct and complete list of all insurance policies of which any of the UBICS Companies is the owner, insured or beneficiary (the "UBICS INSURANCE POLICIES") and indicates for each such policy any pending claims thereunder. UBICS has provided to R Systems complete and correct copies of all Insurance Policies and all other general liability and product liability insurance policies covering the UBICS Companies since January 1, 1993. There is no default with respect to any material provision contained in any of the UBICS Insurance Policies, nor has there been any failure to give any notice or present any material claim under any such policy in a timely fashion or as otherwise required by any such policy.

                  (b) Except as otherwise disclosed on Schedule 2.22: (i) all premiums under the UBICS Insurance Policies which were due and payable on or prior to the date hereof have been paid in full; and (ii) none of the UBICS Companies has received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy

         4.23. UBICS Indebtedness.

                  (a) Schedule 4.23 sets forth a complete list of all agreements, documents, instruments and securities which are currently in effect and which create, evidence or secure any indebtedness of any of the UBICS Companies (exclusive of trade payables) or pursuant to which any of the UBICS Companies has guaranteed any indebtedness or other obligations of any other Person or has any other contingent liability.

                  (b) Schedule 4.23 sets forth a correct and complete list of all outstanding trade payables of any of the UBICS Companies owed to any single vendor which, individually or in the aggregate, exceed $30,000 and payment of which is more than 60 days overdue and, with respect to any trade payables which have not been paid due to a dispute with a vendor, identifies the nature of such dispute.

         4.24. Other Material UBICS Business Agreements. All written agreements and contracts to which any of the UBICS Companies is a party or by which any of the UBICS Companies or any of their respective assets are bound are listed on
Schedule 4.24, other than (a) agreements listed on any of Schedule 4.16 through
Schedule 4.23, (b) agreements involving the payment by or to any of the UBICS Companies, or creating any liability of the UBICS Companies (whether direct or indirect, fixed or contingent), of less than $25,000 over the term thereof, and
(c) agreements which are cancelable by any of the UBICS Companies on 30 days' notice or less without any material liability to the UBICS Company. The agreements and contracts to which any of the UBICS Companies are a party listed on Schedules 4.16 through 4.24 are referred to herein as the "UBICS BUSINESS AGREEMENTS."

         4.25. Status of UBICS Business Agreements. Each UBICS Business Agreement is in full force and effect and is enforceable against the R Systems Company which is party thereto and, to the best of UBICS' knowledge, the other parties thereto, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles, whether considered in a proceeding at law or in equity. The applicable UBICS Company is in compliance with each such UBICS Business Agreement, except, in each case, for such non-compliance as does not (x) constitute a breach or default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) thereunder, (y) give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment thereof or (z) cause, either individually or in the aggregate, a UBICS Material Adverse Change. To the best of UBICS' knowledge, all other parties to such UBICS Business Agreements are in material compliance with the terms thereof. Except as otherwise disclosed on Schedule 4.25, no consent of any other Person party to such UBICS Business Agreements is required in connection with the Transaction.

         4.26. Transactions with UBICS Affiliates. Except as otherwise disclosed on Schedule 4.26 or in the UBICS SEC Documents: (a) none of the customers, suppliers, or contractors of any of the UBICS Companies are Affiliates of any of the UBICS Companies or any of their respective officers, directors or shareholders; (b) none of the assets of the UBICS Companies are owned or used by or leased to any Affiliates of any of the R Systems Companies or any of their respective officers, directors or shareholders; (c) no Affiliate of any of the UBICS Companies or any of their respective officers, directors or shareholders is a party to any UBICS Business Agreement; and (d) no Affiliate of any of the UBICS Companies or any of their respective officers, directors or shareholders provides any legal, accounting or other services to any of the UBICS Companies.

         4.27. Customers and Suppliers. Schedule 4.27 sets forth a correct and complete list of each of the customers and suppliers of the UBICS Companies whose purchases from or sales to the UBICS Companies constituted five percent or more of the UBICS Companies' net sales or net purchases, respectively, during the fiscal year ended December 31, 1997 or during the nine months ended September 30, 1998 (collectively "UBICS MATERIAL CUSTOMERS AND SUPPLIERS"), and indicates with respect to each the name of the party and the respective dollar volume. None of the UBICS Companies are required to provide any material bonding or other financial security arrangements in connection with any transactions with any of the UBICS Material Customers and Suppliers. Since September 30, 1998, none of the UBICS Material Customers and Suppliers has terminated its relationship with, or materially reduced its purchases from or sales to, any of the UBICS Companies, and UBICS has no knowledge that any of the

UBICS Material Customers and Suppliers intends to terminate its relationship with, or materially reduce its purchases from or sales to, any of the UBICS Companies.

         4.28. Brokers. UBICS has not employed or retained, or has any liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

         4.29. Bank Accounts. Schedule 4.29 sets forth a correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of the UBICS Companies maintains accounts of any nature, the type and number of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         4.30. Year 2000. Except as set forth on Schedule 4.30, to the knowledge of UBICS, the UBICS Companies and their respective Systems are, or will be prior to January 1, 2000, each Year 2000 Compliant. Notwithstanding the foregoing, the Systems provided by third parties to the UBICS Companies are each, to the best knowledge of UBICS after reasonable investigation, Year 2000 Complaint. UBICS makes no representation or warranty respecting user defined fields that contain dates, or in circumstances where data received from any third-party system are invalid, incorrect or otherwise corrupt.

         4.31. Accurate Disclosure. UBICS has previously delivered to R Systems correct and complete copies of each UBICS Business Agreement listed on Schedule
4.16 through Schedule 4.24. None of the information furnished or to be furnished by UBICS to R Systems, the R Systems Shareholders or any of their representatives in connection with this Agreement and the other Transaction Documents, and none of the representations and warranties of UBICS set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith, when taken together with the UBICS SEC Documents, (a) is or will be false or misleading in any material respect, (b) contains or will contain any untrue statement of a material fact or (c) omits or will omit any statement of material fact necessary to make the same not misleading.

                                    ARTICLE V
                          TRANSACTIONS PRIOR TO CLOSING

         5.01. Conduct of Business.

                  (a) Conduct of R Systems Business Prior to Closing. Except with the prior written consent of UBICS (which shall not be unreasonably withheld or delayed), at all times prior to the Closing Date, each of the R Systems Companies shall, and Rekhi shall cause each of the R Systems Companies to:

                           (i) operate its business only in the ordinary course
and consistent with past practice and will not amend its Articles of Incorporation or By-Laws or charter or other governing documents;

                           (ii) use its best efforts to preserve its business
organization intact, to keep available the services of its present officers and employees and to preserve the good will of customers, subcontractors, suppliers and others having business relations with it;

                           (iii) maintain, in the exercise of its reasonable
business judgment, all assets consisting of real or personal property in good repair and operating condition, ordinary wear and tear excepted;

                           (iv) maintain in full force and effect, in the
exercise of its reasonable business judgment, all R Systems Business Permits and insurance policies;

                           (v) not enter into any contract or commitment except
those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions, it being understood that R Systems enters into employment and consulting agreements in the ordinary course of its business;

                           (vi) not terminate, cause the termination of, amend,
renew or extend any R Systems Business Agreement, unless in each case such action is in the best interest of the R Systems Companies;

                           (vii) not waive, release or compromise any of its
rights or permit any of such rights to lapse, unless in each case such action is in the best interest of the R Systems Companies;

                           (viii) not sell, transfer, encumber, pledge or
otherwise dispose of any of its assets or any interest therein or agree to do any of the foregoing, except in the ordinary course of business;

                           (ix) not incur, make, assume or suffer to exist any
Lien, tenancy or other matter affecting title to any of its assets, except in the ordinary course of business;

                           (x) not make, change or revoke any tax election or
make any agreement or settlement with any taxing authority, unless in each case such action is in the best interest of the R Systems Companies;

                           (xi) not merge or consolidate any of the R Systems
Companies with or into any other entity or agree or enter into negotiations to do any of the foregoing;

                           (xii) comply to the best of their or its knowledge
with applicable Governmental Rules in all material respects;

                           (xiii) take no action, and use its best efforts to
prevent the occurrence of any event or the existence of any condition, which would result in any of the R Systems Parties' representations and warranties herein not being true and correct;

                           (xiv) promptly inform UBICS of the occurrence of any
event or the existence of any condition which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a R Systems Material Adverse Change;

                           (xv) not issue any debt securities or equity
securities; and

                           (xvi) not declare, set aside or pay dividends on
equity securities.

                  (b) Conduct of UBICS Business Prior to Closing. Except with the prior written consent of R Systems (which shall not be unreasonably withheld or delayed), at all times prior to the Closing Date, UBICS shall:

                           (i) operate its business only in the ordinary course
and consistent with past practice and will not amend its Certificate of Incorporation or By-Laws in a manner adverse to the R Systems Shareholders;

                           (ii) use its best efforts to preserve its business
organization intact, to keep available the services of its present officers and employees and to preserve the good will of customers, subcontractors, suppliers and others having business relations with it;

                           (iii) maintain, in the exercise of its reasonable
business judgment, all assets consisting of real or personal property in good repair and operating condition, ordinary wear and tear excepted;

                           (iv) maintain in full force and effect, in the
exercise of its reasonable business judgment, all UBICS Business Permits and insurance policies;

                           (v) not enter into any contract or commitment except

those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions, it being understood that UBICS enters into employment and consulting agreements in the ordinary course of its business;

                           (vi) not terminate, cause the termination of, amend,
renew or extend any UBICS Business Agreement, unless in each case such action is in the best interest of UBICS;

                           (vii) not waive, release or compromise any of its
rights or permit any of such rights to lapse, unless in each case such action is in the best interest of UBICS;

                           (viii) not sell, transfer, encumber, pledge or

otherwise dispose of any material portion of its assets or any interest therein or agree to do any of the foregoing, except in the ordinary course of business;

                           (ix) not incur, make, assume or suffer to exist any
Lien, tenancy or other matter affecting title to any of its assets, except in the ordinary course of business;

                           (x) not make, change or revoke any tax election or
make any agreement or settlement with any taxing authority, unless in each case such action is in the best interest of UBICS;

                           (xi) subject to the provisions of Section 5.03(b),
not merge or consolidate with or into any other entity or agree or enter into negotiations to do any of the foregoing;

                           (xii) comply to the best of its knowledge with
applicable Governmental Rules in all material respects;

                           (xiii) take no action, and use its best efforts to
prevent the occurrence of any event or the existence of any condition, which would result in any of UBICS' representations and warranties herein not being true and correct;

                           (xiv) promptly inform R Systems of the occurrence of
any event or the existence of any condition which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a UBICS Material Adverse Change;

                           (xv) except pursuant to the exercise of options,
warrants, conversion rights and other contractual rights existing on the date of this Agreement, and options granted after the date of this Agreement pursuant to the UBICS 1997 Stock Option Plan, not issue any debt securities or equity securities; and

                           (xvi) not declare, set aside or pay dividends on
equity securities.

         5.02. Access to Information. At all times prior to the Closing Date each party shall furnish to the other party and its employees, counsel, accountants and other authorized representatives (a) full access during normal business hours to the properties, books and records and personnel of such party and (b) upon reasonable advance notice, to such party's plants, properties, contracts, commitments, books and records (including, without limitation, tax returns) and any report, schedule or other document filed or received by such party during such period pursuant to the requirements of federal or state securities laws and such party shall use its reasonable best efforts to cause its representatives to furnish promptly to the other party such additional financial and operating data and other information as to such party's respective businesses and properties as the other party or its duly authorized representatives may from time to time reasonably request.

         5.03. No Solicitation.

                  (a) For so long as this Agreement is in effect, the R Systems Parties will not, and will use their best reasonable efforts to cause their respective officers, directors, employees and investment bankers, attorneys or other agents retained by or acting on behalf of them or any of the R Systems Companies not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions with, or furnish any information or data to any third party relating to an R Systems Acquisition Proposal, or (iii) enter into any agreement with respect to any R Systems Acquisition Proposal or approve any R Systems Acquisition Proposal.

                  "R SYSTEMS ACQUISITION PROPOSAL," shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, any of the R Systems Companies pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving any of the R Systems Companies including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in, any of the R Systems Companies (other than the transactions contemplated by this Agreement).

                  (b) For so long as this Agreement is in effect, UBICS will not, and will use its best reasonable efforts to cause its officers, directors, employees and investment bankers, attorneys or other agents retained by or acting on behalf of UBICS not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any UBICS Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions with, or furnish any information or data to any third party relating to a UBICS Acquisition Proposal, or (iii) enter into any agreement with respect to any UBICS Acquisition Proposal or approve any UBICS Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 5.03(b) or in any other provision of this Agreement, UBICS and its Board of Directors may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making a UBICS Acquisition Proposal or approve or enter into a UBICS Acquisition Proposal if (A) the Board determines in good faith, based upon advice of its outside legal counsel, that any such action described in this sentence is reasonably necessary in order to comply with such Board's fiduciary duties or other legal obligations, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such other party, UBICS provides written notice to R Systems to the effect that it is furnishing information to, or entering into discussions or negotiations with, such other party, and (C) subject to any confidentiality agreement with such other party (which UBICS determines in good faith, after consultation with outside counsel, is required to be executed in order for the Board of Directors to act in accordance with its fiduciary duties to stockholders imposed by law), UBICS keeps R Systems informed of the status (not the terms) of any such discussions or negotiations.

                  "UBICS ACQUISITION PROPOSAL," shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, UBICS pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving UBICS including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of any material portion of the assets of, or any material portion of the equity interest in, UBICS (other than the transactions contemplated by this Agreement).

         5.04. Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to UBICS and R Systems. Thereafter, neither UBICS, R Systems nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Exchange, this Agreement or the other transactions contemplated hereby (including, without limitation, the failure to execute this Agreement or the failure to consummate the transactions contemplated hereby) without the prior agreement of the other party

(which shall not be unreasonably withheld or delayed), except as may be required by law or by the NASDAQ National Market ("NASDAQ"), in which case each party will use reasonable efforts to consult with the other parties prior to any such issuance.

         5.05. HSR Act Compliance. Promptly following the execution of this Agreement, the parties to this Agreement shall, if required to do so, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the parties to this Agreement shall cooperate fully with the other parties and furnish to the other parties such necessary information and reasonable assistance as the other parties may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the parties to this Agreement shall keep each other party apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC and DOJ, and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the parties to this Agreement shall use commercially reasonable efforts to obtain any clearance required under the HSR Act for the transactions contemplated herein.

         5.06. Stockholders Meeting. As soon as practicable after the date hereof, UBICS, acting through its Board of Directors, shall, in accordance with applicable Governmental Rules, the rules and regulations of Nasdaq, and its by-laws, duly call, give notice of, convene and hold a Stockholders Meeting of UBICS' stockholders (the "STOCKHOLDERS MEETING") for the purpose of considering and taking action upon this Agreement and the Transactions contemplated hereby. The Board of Directors of UBICS will recommend to the stockholders of UBICS the approval of this Agreement and the Transactions contemplated hereby, unless such Board determines, in good faith, in connection with an Acquisition Proposal, after consultation with outside counsel, that such action would be inconsistent with its fiduciary duties to stockholders as required by law and, if such determination is made, will give written notice to R Systems of such determination within two business days of the making of such determination. Upon the issuance of such written notice to R Systems, and upon the written election of R Systems, UBICS will negotiate in good faith with R Systems for a period of two business days regarding such adjustments in the terms of the Exchange as would enable the Board of Directors of UBICS, consistent with its fiduciary duties to the stockholders, to proceed to recommend the Exchange to the stockholders of UBICS as contemplated in this Agreement, provided, that there shall be no obligation, express or implied, on the part of R Systems to agree to any terms or conditions which may be different from those set forth in this Agreement.

         5.07. Proxy Statement.

                  (a) As promptly as practicable after the date hereof, UBICS shall prepare and file with the SEC a proxy statement and any other documents required by the Exchange Act in connection with the Stockholders Meeting (together with all amendments, schedules, and exhibits thereto, the "PROXY STATEMENT"). The Proxy Statement will comply as to form in all material respects with the provisions of all applicable Governmental Rules including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder. UBICS shall furnish all information concerning it, R Systems shall furnish all information concerning the R Systems Companies and the R Systems Shareholders shall furnish all information concerning them that is required to be included in the Proxy Statement. UBICS shall include in the Proxy Statement only such information about the R Systems Companies and the R Systems Shareholders as is approved by R Systems or required by applicable Governmental Rules, including the rules and regulations of the SEC and Nasdaq.

                  (b) UBICS agrees that the Proxy Statement and each amendment or supplement thereto, at the time it is mailed to the stockholders of UBICS, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by UBICS in reliance upon and in conformity with written information concerning the R Systems Companies or the R Systems Shareholders furnished to UBICS by R Systems or the R Systems Shareholders specifically for use in the Proxy Statement. The R Systems Parties agree that the written information provided by them specifically for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time it is mailed to the stockholders of UBICS, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Incident to any information furnished or disclosed by UBICS in connection with the Proxy Statement, and subject to applicable Governmental Rules, UBICS shall indemnify, defend, and hold harmless the R Systems Shareholders against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any civil, criminal, administrative or investigative Action, arising out of or under any Federal or state blue sky or securities law based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement (including any amendment or supplement to the Proxy Statement),
(ii) any omission or alleged omission to state in the Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by UBICS of any federal or state blue sky or securities law in connection with such documents; provided, however, that UBICS will not be liable in any such case to the extent that any such Action is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to UBICS by R Systems or any R System Shareholder specifically for use therein.

                  (d) Incident to any information furnished or disclosed by the R Systems Shareholders or by R Systems in connection with the Proxy Statement, and subject to applicable Governmental Rules, the R Systems Shareholders, jointly and severally, shall indemnify and hold harmless UBICS and each of its directors, officers, employees and agents, and each person who controls UBICS, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any civil, criminal, administrative or investigative Action, arising out of or under any federal or state blue sky or securities law based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement (including any amendment or supplement to such document); or (ii) any omission or alleged omission to state in such documents material facts required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the R Systems Shareholders will not be liable in any such case unless any such Action is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement or any amendment thereto in reliance upon and conformity with information furnished in writing to UBICS by R Systems or any R Systems Shareholder specifically for use therein.

         5.08. Approvals and Consents; Cooperation; Notification.

                  (a) The parties hereto shall use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the transactions contemplated by this Agreement, including, without limitation, the Exchange.

                  (b) The parties hereto shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, without limitation, under the HSR Act.

                  (c) R Systems shall give prompt notice to UBICS of the occurrence of any R System Material Adverse Effect, and UBICS shall give prompt notice to R Systems of the occurrence of any UBICS Material Adverse Effect. Each of R Systems and UBICS shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or with the lapse of time would, reasonably be expected to cause any condition to the consummation of the Exchange not to be satisfied.

         5.09. Tax-Free Reorganization. Each of the parties to this Agreement shall use its best efforts to cause the Exchange to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         5.10. Pooling of Interests Accounting Treatment.

                  (a) Each of the parties to the Agreement shall use its best efforts (both before and after the Closing) to cause the business combination to be effected by the Exchange to be accounted for as a pooling of interests.

                  (b) The R Systems Shareholders shall not sell any of the UBICS Common Stock received in the Exchange until after post-Exchange consolidated financial statements of the Combined Companies are published which show a period of at least 30 calendar days of combined results of operations of the Combined Companies.

         5.11. Confidentiality.

                  (a) As used in this Section, the "CONFIDENTIAL INFORMATION" of a party shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates and (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party or which is required to be contained in the Proxy Statement and (B) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

                  (b) Except as otherwise permitted by subsection (c) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

                  (c) Notwithstanding subsection (b) above, each of the parties shall be permitted to:

                           (i) disclose Confidential Information of the other
party to its officers, directors, employees, equity holders, lenders, agents, accountants, attorneys and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

                           (ii) make additional disclosures of or use for its
own benefit Confidential Information of the other party, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

                           (iii) disclose Confidential Information of the other
party to the extent, but only to the extent, required by Governmental Rules; provided, that prior to making any disclosure pursuant to this subparagraph, the party required to make such disclosure (the "DISCLOSING PARTY") shall notify the other party (the "AFFECTED PARTY") of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with Governmental Rules.

         5.12. Best Efforts. The parties agree to use their reasonable best efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be necessary or advisable, or as shall be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the other Transaction Documents. Without limiting the generality of the foregoing, the parties agree to take all reasonable actions necessary in order to (a) obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby, (b) prepare, file and obtain SEC clearance of the Proxy Statement and (c) comply with the requirements of federal and state securities and Blue Sky laws with respect to the securities to be issued pursuant to this Agreement.

         5.13. Combined Results. UBICS shall cause the Combined Companies to publish interim financial information within 30 days following the conclusion of the first month of combined operations following the closing of the Transaction.

         5.14. Nasdaq Listing. UBICS shall, prior to the Closing, prepare and file with the National Association of Securities Dealers the required documents and make payment of the required fees for the listing on Nasdaq of the shares of UBICS Common Stock to be issued to the R Systems Shareholders pursuant to the Exchange.

         5.15. Voting Agreement. As soon as reasonably possible and in any event prior to the date the Proxy Statement is first filed with the SEC, UBICS shall deliver to R Systems the Voting Agreement in the form attached hereto as Exhibit A executed by United Breweries Information Consultancy Services Ltd.


                                   ARTICLE VI
                         CLOSING AND CLOSING CONDITIONS

         6.01. Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than two business days after satisfaction or waiver of all of the conditions set forth in this Article VI (the "CLOSING DATE"), at the offices of Cohen & Grigsby, P.C., 11 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222, unless another time, date or place is agreed to in writing by the parties hereto.

         6.02. Conditions Precedent to Obligations of UBICS. The obligations of UBICS hereunder to proceed with the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions precedent (unless otherwise waived by UBICS):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the R Systems Parties set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

                  (b) Performance and Compliance. The R Systems Parties shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them hereunder on or prior to the Closing Date.

                  (c) Consents and Approvals. All authorizations, approvals or consents required to permit the consummation of the Exchange and the other transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (d) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against UBICS by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                  (e) R Systems Material Adverse Change. No event shall have occurred and no condition shall exist which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, an R Systems Material Adverse Change.

                  (f) Officer's Certificate. R Systems shall have delivered to UBICS a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c), (d) and (e) above have been met.

                  (g) Secretary's Certificate. R Systems shall have delivered to UBICS a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its charter and by-laws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors and shareholders approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of R Systems authorized to execute and deliver this Agreement and the other Transaction Documents to which R Systems is a party on behalf of R Systems.

                  (h) Opinion of Counsel. R Systems shall have delivered to UBICS an opinion of Graham & James LLP dated the Closing Date and in substantially the form attached hereto as Exhibit 6.02(h).

                  (i) Opinion of Financial Advisor. The opinion of UBICS' financial advisor, Salomon Smith Barney, dated the date of this Agreement to the effect that the consideration to be paid by UBICS pursuant to the Exchange is fair to UBICS and its stockholders from a financial point of view, shall not have been withdrawn prior to the mailing of the Proxy Statement.

                  (j) Other Transaction Documents. R Systems and any other parties thereto (other than UBICS) shall have executed and delivered to UBICS the Escrow Agreement (together with this Agreement, the Related Acquisition Agreements, and the agreements referred to in Sections 6.02(m) and (o) and 6.03(i), (j), and (k), (the "TRANSACTION DOCUMENTS").

                  (k) Stockholder Approval. This Agreement and the Exchange shall have been approved by the stockholders of UBICS as required by Delaware law and the rules of Nasdaq.

                  (l) No Registration of Securities. The issuance of the Exchange Shares shall be exempt from the registration requirements of the Securities Act and applicable state securities laws.

                  (m) Employment Agreements. Employment agreements between UBICS and the persons listed on Annex 6.02(m), each dated as of the Closing Date and in substantially the forms of Exhibits D-1, D-2, D-3 and D-4, shall have been executed and delivered by the parties thereto (the "EMPLOYMENT AGREEMENTS").

                  (n) Pooling of Interests Opinion Letter. UBICS shall have received an opinion of Arthur Andersen, its independent auditors, dated the Closing Date and in form and substance reasonably satisfactory to UBICS and its counsel stating that the Exchange qualifies for pooling of interests accounting treatment in accordance with GAAP.

                  (o) Non-Competition Agreements. The shareholders of R Systems shall have each entered into a non-competition agreement with UBICS and R Systems in the form of Exhibit E.

                  (p) Consummation of Related Transactions. The acquisition by UBICS of R Systems-Singapore and R Systems-India pursuant to the Related Acquisition Agreements shall have been consummated on and as of the Closing Date.

                  (q) Tax Matters. UBICS shall have received a written opinion from Cohen & Grigsby, P.C. (the "TAX OPINION"), to the effect that (i) the Exchange will constitute a reorganization within the meaning of Section 368(b) of the Code, (ii) the exchange in the Exchange of R Systems Common Stock for UBICS Common Stock will not give rise to gain or loss to the R Systems Shareholders with respect to such exchange, and (iii) the federal income tax basis of shares of UBICS Common Stock received in exchange for R Systems Common Stock will be equal to the holder's basis of the R Systems Common Stock surrendered in exchange therefor, and the holding period of such UBICS Common Stock will include the holding period of the R Systems Common Stock surrendered in exchange therefor. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of the R Systems Shareholders and officers of R Systems and UBICS reasonably satisfactory in form and substance to such counsel.

         6.03. Conditions Precedent to Obligations of the R Systems Parties. The obligations of the R Systems Parties hereunder to proceed with the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions precedent (unless otherwise waived by the R Systems Parties):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of UBICS set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

                  (b) Performance and Compliance. UBICS shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

                  (c) Consents and Approvals. All authorizations, approvals or consents required to permit the consummation of the Exchange and the other transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (d) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against R Systems by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                  (e) UBICS Material Adverse Change. No event shall have occurred and no condition shall exist which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, an UBICS Material Adverse Change.

                  (f) Officer's Certificate. UBICS shall have delivered to R Systems a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c), (d) and (e) above have been met.

                  (g) Secretary's Certificate. UBICS shall have delivered to R Systems a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its certificate of incorporation and by-laws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors and stockholders approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of UBICS authorized to execute and deliver this Agreement and the other Transaction Documents to which UBICS is a party on behalf of UBICS.

                  (h) Opinion of Counsel. UBICS shall have delivered to R Systems an opinion of Cohen & Grigsby, P.C. dated the Closing Date and in substantially the form attached as Exhibit 6.03(h) hereto.

                  (i) Other Transaction Documents. UBICS and any other parties thereto (other than the R Systems Parties or the R Systems Companies) shall have executed and delivered to R Systems the Escrow Agreement and the other Transaction Documents to which they are parties.

                  (j) Employment Agreements. UBICS shall have executed and delivered the Employment Agreements.

                  (k) Registration Rights Agreement. UBICS and the R Systems Shareholders and the respective stockholders of R Systems - Singapore and R Systems - India shall have executed and delivered a Registration Rights Agreement in the form of Exhibit F hereto.

                  (l) Pooling of Interests Opinion Letter. R Systems shall have received an opinion of Arthur Andersen, its independent auditors, dated the Closing Date and in form and substance reasonably satisfactory to R Systems and its counsel stating that the Exchange qualifies for pooling of interests accounting treatment in accordance with GAAP.

                  (m) Officers and Directors of UBICS. On or prior to the Closing Date, the Board of Directors of UBICS shall have taken such action as may be necessary to cause the persons listed on Annex 1.03(b) to be appointed to the Board of Directors and/or to the executive officer positions shown on such schedule.

                  (n) Nasdaq Listing. The shares of UBICS Common Stock to be issued to the R Systems Shareholders in the Exchange shall have been approved for listing on Nasdaq upon issuance.

                  (o) Tax Opinion. The R Systems Shareholders shall have received the Tax Opinion.

                  (p) Stock Options. The Board of Directors of UBICS shall have taken action to reserve for issuance to employees of the R Systems Companies under the UBICS 1997 Stock Option Plan, options to purchase 300,000 shares of UBICS Common Stock.

                  (q) Indemnification Agreement. UBICS and Rekhi shall have executed and delivered an Indemnification Agreement in the form of Exhibit G.

                  (r) Bylaw Amendment. The Bylaws of UBICS shall have been amended to provide that the President is also the Chief Executive Officer.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.01. Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles II, III and IV shall survive the Closing until the Escrow Termination Date (as defined below).

         7.02. Indemnification by Rekhi. Rekhi shall indemnify UBICS and its Affiliates and their respective officers, directors, employees, agents, and representatives (the "UBICS INDEMNIFIED PARTIES") against, and agree to hold the UBICS Indemnified Parties harmless from, any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation) ("LOSSES") incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by any R Systems Company, Rekhi or any R Systems Shareholder in this Agreement, the Related Acquisition Agreements, the Transaction Documents or any other document delivered at the Closing; or

                  (b) any breach of or failure by any R Systems Company, Rekhi or any R Systems Shareholder to perform any covenant or obligation of such parties set out or contemplated in this Agreement, the Related Acquisition Agreements, the other Transaction Documents or any other document delivered at the Closing.

         7.03. Indemnification by UBICS. UBICS shall indemnify Rekhi and each of his respective heirs, representatives, administrators and assigns (the "R SYSTEMS INDEMNIFIED PARTIES") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by UBICS in this Agreement, the Related Acquisition Agreements, the other Transaction Documents or any other document delivered at the Closing;

                  (b) any breach of or failure by UBICS to perform any covenant or obligation of UBICS set forth or contemplated in this Agreement, the Related Acquisition Agreements, the other Transaction Documents or any other document delivered at the Closing; or

                  (c) any tax liabilities of R Systems (but not of any of the personal tax liabilities of the R Systems Shareholders) (i) set forth in the R Systems Financial Statements or otherwise previously disclosed by R Systems to UBICS, (ii) known by UBICS or (iii) that arise or arise in the ordinary course of business of R Systems.

         7.04. Claims. The provisions of this Section shall be subject to
Section 7.05. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the party claiming indemnification from the other party (the "INDEMNIFIED PERSON") shall promptly give notice to the party from whom indemnification is requested (the "INDEMNIFYING PERSON") (and, if a UBICS Indemnified Party is the Indemnified Person, the Escrow Agent) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, however that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover from the Indemnifying Person (and, if a UBICS Indemnified Party is the Indemnified Person, the Escrow Agent) within five Business Days after such 30 day period, the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified Person may be entitled pursuant to Section 7.02 or 7.03). If the Indemnifying Person agrees that it has an indemnification obligation, but objects in writing that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover from the Indemnifying Person (and, if a UBICS Indemnified Party is the Indemnified Person, the Escrow Agent) within five Business Days of the receipt of such objection, the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         7.05. Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the Indemnified Person is a UBICS Indemnified Party and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person not a party hereto in respect of which indemnity may be sought under this Agreement; provided, however that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense participate in the defense of any claim, suit, action or proceeding, provided, however that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate as counsel of record in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         7.06. Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 7.05 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The party defending the claim shall give the other party at least 30 calendar days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the other party may reject such proposed settlement or compromise; provided, however that from and after such rejection, the other party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and shall be responsible for any and all Losses in connection therewith in excess of the amount of the proposed settlement amount.

         7.07. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         7.08. Escrow. If during the duration of the Escrow Agreement, a UBICS Indemnified Party is entitled to receive an indemnification amount from Rekhi pursuant to this Agreement, such amount shall be satisfied to the extent possible by a transfer to the UBICS Indemnified Party by the Escrow Agent of a portion of the Holdback Escrow Shares, pursuant to the Escrow Agreement. Likewise, if during the duration of the Escrow Agreement, Rekhi is entitled to receive any indemnification amount pursuant to this Agreement, such amount shall be satisfied by the issuance by UBICS of shares of UBICS Common Stock. The number of shares of UBICS Common Stock to be transferred by the Escrow Agent to the UBICS Indemnified Party, or by UBICS to Rekhi, shall be based on a value of per share equal to the closing sales price of the shares of UBICS Common Stock as reported on Nasdaq on the Closing Date (the "CLOSING PRICE"). Pursuant to the Escrow Agreement, the remaining balance of the Holdback Escrow Shares shall be released to Rekhi on the earlier of the close of business on (i) the first anniversary of the Closing Date or (ii) the date that the first post-Closing audit of the Combined Companies is completed (the "ESCROW TERMINATION DATE"), except if and to the extent claims have been asserted by UBICS against Rekhi, in which case an appropriate portion of the Holdback Escrow Shares shall remain in Escrow until such claims are finally resolved.

         7.09. Duration of Indemnification Obligations. Claims for indemnification under this Article may only be asserted until the Escrow Termination Date.

         7.10. Indemnification Threshold and Cap.

                  (a) Notwithstanding any other provision hereof, neither UBICS, on one hand, nor Rekhi, on the other hand, shall have any indemnification obligations under this Article unless and until the claims asserted against such party exceed $175,000 in the aggregate (the "THRESHOLD AMOUNT"); thereafter, such party shall be liable for all indemnification claims properly asserted against it, including those comprising the Threshold Amount.

                  (b) The maximum aggregate indemnification obligations of Rekhi under Section 7.02 and of UBICS under Section 7.03, shall in each case, not exceed 30% of the product of (i) the total number of Exchange Shares times (ii) the Closing Price.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01. Filing Fees. UBICS and R Systems shall share equally the HSR filing fee. All other fees shall be borne by the party responsible therefor.

         8.02. Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

         8.03. Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties.

         8.04. Counterparts; Telefacsimile Execution. This Agreement and all agreements, certificates and documents to be delivered in connection herewith (each an "INSTRUMENT") may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of an Instrument by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of an Instrument. Any party delivering an executed counterpart of an Instrument by telefacsimile also shall deliver a manually executed counterpart of such Instrument, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of such Instrument.

         8.05. Entire Agreement. This Agreement, together with the other agreements referred to herein and the schedules and exhibits attached hereto, contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

         8.06. Expenses. Except as otherwise specifically provided herein or in any other Transaction Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents.

         8.07. Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other.

         8.08. Governing Law. This Agreement shall be a contract under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

         8.09. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                  (a) shall be in writing;

                  (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                  (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

                  All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days' prior notice:

If to R Systems:                             With a copy to:

R Systems, Inc.                              Graham & James LLP
5000 Windplay Drive, Suite 5                 400 Capitol Mall, 24th Floor
El Dorado Hills, CA 95762                    Sacramento, CA 95814-4411
Attn:  Rekhi Singh                           Attn:  Kevin A. Coyle
Telecopier No.:  (916) 939-9697              Telecopier No.:  (916) 441-6700

If to R Systems Shareholders:                With a copy to:

c/o Rekhi Singh                              Graham & James LLP
R Systems, Inc.                              400 Capital Mall, 24th Floor
5000 Windplay Drive, Suite 5                 Sacramento, CA  95814-4411
El Dorado Hills, CA  95762                   Attn: Kevin A. Coyle
Telecopier No.:  (916) 939-9697              Telecopier No.:  (916) 441-6700

If to UBICS:                                 With a copy to:

UBICS, Inc.                                  Cohen & Grigsby, P.C.
333 Technology Drive, Suite #210             11 Stanwix Street
Canonsburg, PA  15317                        15th Floor
Attn:  Dr. Vijay Mallya                      Pittsburgh, PA  15222
Telecopier No.:  (724) 746-9597              Attn:  David J. Lowe
                                             Telecopier No.:  (412) 209-0672

         8.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         8.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective legal representatives, heirs, successors and permitted assigns.

         8.12. Termination.

                  (a) This Agreement may be terminated at any time prior to the
Closing:

                           (i) by mutual agreement of UBICS, R Systems and the R
Systems Shareholder;

                           (ii) by UBICS if there has been a material
misrepresentation by the R Systems Parties hereunder or a material breach by the R Systems Parties of any of their warranties set forth herein, a material breach by the R Systems Parties of any of their covenants set forth herein or if any of the conditions specified in Section 6.02 shall not have been fulfilled within the time required and shall not have been waived by UBICS;

                           (iii) by R Systems if there has been a material
misrepresentation by UBICS hereunder or a material breach by UBICS of any of its warranties set forth herein, a material breach by UBICS of any of its covenants set forth herein or if any of the conditions specified in Section 6.03 shall not have been fulfilled within the time required and shall not have been waived by R Systems; or

                           (iv) by UBICS or R Systems if the Closing shall not
have occurred prior to June 30, 1999; provided, that UBICS or R Systems may terminate this Agreement pursuant to this subparagraph only if the Closing shall not have occurred on or prior to such date for a reason other than a failure by such party to satisfy the conditions to Closing of the other party set forth in
Section 6.02 or 6.03.

                  (b) If this Agreement is terminated by either R Systems or UBICS as provided above, then neither party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination or which survive such termination by their own terms and except for obligations under confidentiality agreements between UBICS and R Systems. Notwithstanding the foregoing, the maximum amount of damages that may be recovered with respect to any breach of this Agreement which results in termination of this Agreement prior to closing is an aggregate of $500,000, which amount, the parties agree, shall constitute liquidated damages for such breach.

         8.13. Waivers. The due performance or observance by the parties of their respective obligations hereunder and under the other Transaction Documents shall not be waived, and the rights and remedies of the parties hereunder and under the other Transaction Documents shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder or under any other Transaction Document may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

         8.14 Arbitration. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "DISPUTE"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an Affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         SIGNATURE PAGE TO ACQUISITION AND STOCK EXCHANGE AGREEMENT


                                    R SYSTEMS, INC.


                                    By: /s/ Satinder Singh Rekhi
                                        ---------------------------------------
                                          Satinder Singh Rekhi, President & CEO


                                    /s/ Satinder Singh Rekhi
                                    ------------------------------------
                                          Satinder Singh Rekhi

                                    /s/ Harpreet K. Rekhi
                                    ------------------------------------
                                          Harpreet K. Rekhi

                                    UBICS, INC.



                                    By: /s/  Dr. Vijay Mallya
                                       ----------------------------------------
                                          Dr. Vijay Mallya, Chairman

                                    R SYSTEMS SHAREHOLDERS

                                    /s/ Satinder S. Rekhi
                                    -------------------------------------------
                                    Satinder S. Rekhi, Trustee of the Satinder
                                    and Harpreet Rekhi Family Trust u/t/a
                                    dated August 22, 1997


                                    /s/ Harpreet K. Rekhi
                                    -------------------------------------------
                                    Harpreet K. Rekhi,  Trustee of the Satinder
                                    and Harpreet Rekhi Family Trust u/t/a
                                    dated August 22, 1997

                                    /s/ Mandeep Sodhi
                                    -------------------------------------------
                                    Mandeep Sodhi, Trustee of the Reena Baldev
                                    Singh Irrevocable Trust u/t/a dated
                                    January 1, 1998

                                    /s/ Mandeep Singh Sodhi
                                    -------------------------------------------
                                    Mandeep Singh Sodhi, Trustee of the Guru
                                    Harkrishnan Irrevocable Trust u/t/a dated
                                    January 1, 1998

                                    /s/ Mandeep Singh Sodhi
                                    -------------------------------------------
                                    Mandeep Singh Sodhi, Trustee of the Guru
                                    Tegh Bahodur Irrevocable Trust u/t/a dated
                                    January 1, 1998

                                    /s/ Baljit Kaur Dhaliwal
                                    -------------------------------------------
                                    Baljit Kaur Dhaliwal

                                   DEFINITIONS




         A

Action........................................................9
Affected Party...............................................46
Affiliate....................................................20

         C

Closing......................................................47
Closing Date.................................................47
Closing Price................................................54
Code..........................................................1
Combined Companies............................................1
Confidential Information.....................................45

         D

DGCL.........................................................24
Disclosing Party.............................................46
Dispute......................................................59
DOJ..........................................................42

         E

Employment Agreements........................................49
Environmental Claims.........................................12
Environmental Rule...........................................12
Equipment....................................................13
ERISA........................................................16
Escrow Agent..................................................2
Escrow Agreement..............................................2
Escrow Termination Date......................................54
Exchange......................................................2
Exchange Shares...............................................2

         F

FTC..........................................................42

         G

GAAP..........................................................1
Governmental Order............................................5
Governmental Rule.............................................5

         H

Hazardous Substance..........................................13

Holdback Escrow Shares........................................2
HSR Act......................................................42

         I

Indemnified Person...........................................53
Indemnifying Person..........................................53
Instrument...................................................55
Insurance Policies...........................................18
IRS...........................................................9

         L

Liens.........................................................7
Losses.......................................................52

         M

Management Systems...........................................21
Material Customers and Suppliers.............................20
Multiemployer Plan...........................................16

         N

Nasdaq.......................................................42

         P

PBGC.........................................................15
Pension Plan.................................................16
Person........................................................5
Production Systems...........................................21
Proxy Statement..............................................43

         R

R Systems.....................................................1
R Systems Acquisition Proposal...............................40
R Systems Benefit Plans......................................16
R Systems Business Agreements................................19
R Systems Business Permits...................................11
R Systems Common Stock........................................2
R Systems Companies...........................................4
R Systems ERISA Affiliate....................................16
R Systems Financial Statement Date............................7
R Systems Financial Statements................................7
R Systems Indemnified Parties................................52
R Systems Intellectual Property..............................14
R Systems Material Adverse Change.............................4
R Systems Parties.............................................1
R Systems Shareholders........................................1
R Systems-India...............................................1

R Systems-India Financial Statements..........................7
R Systems-India Stock.........................................6
R Systems-Singapore...........................................1
R Systems-Singapore Financial Statements......................7
R Systems-Singapore Stock.....................................6
Rekhi.........................................................1
Related Acquisition Agreements................................1

         S

S Corporation.................................................9
S Corporation Revocation......................................9
Schedule......................................................1
Securities Act................................................3
Stockholders Meeting.........................................42
Subsidiary....................................................6
Systems......................................................20

         T

Tax Authority.................................................9
Tax Opinion..................................................49
Taxes.........................................................8
Threshold Amount.............................................55
Transaction Documents........................................48

         U

U.S. Export Laws.............................................11
UBICS.........................................................1
UBICS Acquisition Proposal...................................41
UBICS Benefit Plans..........................................32
UBICS Business Agreements....................................35
UBICS Business Permits.......................................30
UBICS Common Stock............................................2
UBICS Companies..............................................24
UBICS Financial Statement Date...............................26
UBICS Financial Statements...................................26
UBICS Indemnified Parties....................................52
UBICS Insurance Policies.....................................34
UBICS Intellectual Property..................................31
UBICS Material Adverse Change................................24
UBICS Material Customers and Suppliers.......................35
UBICS SEC Documents..........................................26

         V

Voting Agreement..............................................2

         W

Welfare Plan.................................................16

         Y

Year 2000 Compliant..........................................21

                                                                   Annex 1.02(a)


                             R SYSTEMS SHAREHOLDERS



                                              Shares of R                             Shares of UBICS
                                            Systems Common                             Common Stock
                                                Stock              Percentage           to be Received
Name and Address                                Owned             Ownership            in the Exchange
----------------                                -----             ---------            ---------------
Satinder S. Rekhi or Harpreet K.
   Rekhi or their successor(s),
   co-trustees of the Satinder and
   Harpreet Rekhi Family Trust
   u/t/a dated August 22, 1997
2051 Last Chance Court
Gold River, CA  95670                         3,900,000              78%                   3,680,040


Mandeep Sodhi or his successor,
   Trustee of the Reena Baldev
   Singh Irrevocable Trust u/t/a
   dated January 1, 1998
8960 Carlisle Avenue
Sacramento, CA  95829                            50,000               1%                      47,180


Mandeep Sodhi or his successor,
   trustee of the Guru Harkrishan
   Irrevocable Trust u/t/a dated
   January 1, 1998
8960 Carlisle Avenue
Sacramento, CA  95829                           500,000              10%                     471,800


Mandeep Sodhi or his successor,
   trustee of the Guru Tegh Bahadur
   Irrevocable Trust u/t/a dated
   January 1, 1998
8960 Carlisle Avenue
Sacramento, CA  95829                           500,000              10%                     471,800


Baljit Kaur Dhaliwal
2067 Red Star Court
Gold River, CA  95670                            50,000               1%                      47,180
                                            -----------               --                ------------

         Totals                               5,000,000              100%                  4,718,000

                                                                   Annex 1.03(b)


                        EXECUTIVE OFFICERS AND DIRECTORS
                           OF UBICS AS OF THE CLOSING



   Executive Officers
   ------------------

            Vijay Mallya                   Chairman of the Board

            Rekhi Singh                    President and Chief Executive Officer

            O'Neil Nalavadi                Senior Vice President and
                                           Chief Financial Officer

            Ralph Kenney                   Executive Vice President and
                                           Chief Operating Officer



   Directors
   ---------

            Vijay Mallya                   Gen. Baldev Singh
            Rekhi Singh                    Deborah Colden
            Kent Price                     Scott Heldfond
            Craig Wolfanger

                                                                      Annex 2.31

                                 POOLING MATTERS

         In accordance with Accounting Principles Board Opinion (APB) No. 16, Business Combinations, R Systems and the R Systems Shareholders have complied with or agreed to comply with the following pooling requirements:

1. R Systems is autonomous and has not been a subsidiary or division of another corporation within two years before the acquisition pursuant to the Agreement (the "Acquisition") with UBICS was initiated.

2. R Systems is independent of UBICS and holds less than 10% of the outstanding voting common stock of UBICS.

3. Neither R Systems nor any of the R Systems Shareholders has taken or agreed to take any action which will result in the Acquisition being effected other than by the exchange of R Systems Common Stock for UBICS Common Stock.

4. The R Systems Shareholders will exchange all of the outstanding capital stock of R Systems for UBICS Common Stock upon consummation of the Acquisition.

5. Except for R Systems S corporation distributions to its shareholders in the amounts and on the dates listed below, and a 20-for-one stock split effectuated on July 15, 1998, the R Systems Shareholders have not within two years before the date of this Agreement (a) taken or agreed to take any action to effect or otherwise made (i) distributions or dividends in cash, stock or any form of consideration to shareholders,
         (ii) additional issuances, exchanges and retirements of common, preferred, restricted or convertible stock or securities, (iii) changes in the voting rights or other rights of outstanding common stock, (iv) changes in the terms of any existing equity securities, (v) grants or issuance of other classes of common stock with different voting rights or other rights, (vi) stock splits or dividends paid, declared or planned, (vii) issuance of debt or debentures convertible into an equity interest and (viii) any disproportionate distribution of stock or any form of consideration from an agreement among shareholders and,
         (b) have not otherwise changed the equity interest of the Company's voting capital stock:

      Shareholder Name   Date of Distribution          Amount of Distribution
      ----------------   --------------------          ----------------------






6. R Systems has not reacquired any shares of voting capital stock within the two years before the date of this Agreement.

7. The Acquisition will be consummated at the Closing and no provisions of the Agreement relating to the issue of securities or other consideration will be pending (it being understood that the provisions of the Registration Rights Agreement and the provisions of the Escrow Agreement are considered to be resolved and not pending for this purpose).

8. Neither R Systems nor any of the R Systems Shareholders, has entered into or intends to enter into any agreement or arrangement pursuant to which R Systems or UBICS has agreed or will agree directly or indirectly to retire or reacquire all or any part of the UBICS Common Stock issued pursuant to the Agreement, except as contemplated by the Agreement and transactions contemplated thereby.

9. Neither R Systems nor any of the R Systems Shareholders has entered into or intends to enter into any agreement or arrangement pursuant to which R Systems or UBICS has agreed or will agree to provide any financial arrangements for the benefit of former shareholders of R Systems, other than Satinder Singh Rekhi who will become party to an employment agreement with UBICS.

10. The R Systems Shareholders have not and do not intend to reduce their risk relative to any shares of UBICS Common Stock received in the Acquisition until publication of financial results covering at least 30 days of post-Acquisition combined operations.

                                                                   Annex 6.02(m)

                              EMPLOYMENT AGREEMENTS


                           Vijay Mallya
                           Rekhi Singh
                           O'Neil Nalavadi
                           Ralph Kenney

                                                                       EXHIBIT A

                                VOTING AGREEMENT


         This Agreement is made as of March 18, 1999 by and among UBICS, INC., a Delaware corporation ("UBICS"), R SYSTEMS, INC., a California corporation ("R SYSTEMS") and UNITED BREWERIES INFORMATION CONSULTANCY SERVICES LTD., a British Virgin Islands corporation (the "STOCKHOLDER").

                                    PREAMBLE

         UBICS has entered into separate Acquisition and Stock Exchange Agreements dated as of the date hereof (as the same may be amended or supplemented, the "ACQUISITION AGREEMENTS"; capitalized terms used but not defined herein shall have the meanings set forth in the Acquisition Agreements) providing for the acquisition of all of the outstanding stock of R Systems, Inc. and its related companies, R Systems (India) Private Limited and R Systems (Singapore), (collectively, the "R SYSTEMS COMPANIES"), by UBICS (the "ACQUISITIONS"), upon the terms and subject to the conditions set forth in the Acquisition Agreements.

         The Stockholder owns 4,033,751 shares of UBICS Common Stock (such shares of UBICS Common Stock, together with any other shares of capital stock of UBICS acquired by the Stockholder after the date hereof and during the term of this Agreement as set forth below, being collectively referred to herein as the "SUBJECT SHARES").

         As a condition to their willingness to enter into the Acquisition Agreements, the R Systems Companies and their shareholders have requested that the Stockholder enter into this Agreement.

         Therefore, to induce the R Systems Companies and their shareholders to enter into, and in consideration of their entering into, the Acquisition Agreements, and intending to be legally bound, the parties agree as follows:

         1. Representations and Warranties of the Stockholder. The Stockholder represents and warrants as follows:

                  (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, breach, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

                  (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any claims, liens, options, charges, or other encumbrances and security interests except as set forth on Schedule 1(b) hereto. As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of UBICS other than the Subject Shares. The Stockholder has the sole right to vote such Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

         2. Agreement to Vote Shares. Until the termination of this Agreement in accordance with Section 7, at every meeting of stockholders of UBICS called to vote upon the Acquisitions and the Acquisition Agreements or at any adjournment thereof or in every other circumstance upon which a vote, consent or other approval (including by written consent) with respect to the Acquisitions and the Acquisition Agreements is sought, the Stockholder shall, including by executing a written consent if requested by UBICS, vote (or cause to be voted) the Subject Shares in favor of the Acquisitions, the adoption by UBICS of the Acquisition Agreements, the approval of the terms thereof and each of the other transactions contemplated by the Acquisition Agreements and any matter that could reasonably be expected to facilitate the Acquisitions. The Stockholder agrees to refrain from (a) voting at any annual or special meeting of the stockholders of UBICS in any manner inconsistent with the terms of this Agreement, (b) executing any written consent in lieu of a meeting of the stockholders of UBICS in any manner inconsistent with the terms of this Agreement, (c) granting any proxy or authorization to any person with respect to the voting of the Subject Shares, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement. Until after the Acquisitions are consummated or the Acquisition Agreements are terminated, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisitions and the other transactions contemplated by the Acquisition Agreements.

         3. Additional Share Purchases. The Stockholder agrees that any shares of capital stock of UBICS that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the execution of this

Agreement and prior to termination of this Agreement under Section 7 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Subject Shares.

         4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the R Systems Companies a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with the total number of shares of capital stock of UBICS beneficially owned by the Stockholder set forth therein.

         5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as R Systems may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         7. Termination. This Agreement shall terminate upon the Closing Date; provided, however, that if UBICS is not in breach of its obligations under the Acquisition Agreements and the Stockholder is not in breach of its obligations under Section 2 of this Agreement, this Agreement shall terminate automatically if the Acquisition Agreements are terminated pursuant to the terms thereof.

         8. General Provisions.

                  (a) Amendments. This Agreement may not be amended, modified, altered or supplemented except by an instrument in writing signed by each of the parties hereto.

                  (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to UBICS and R Systems in accordance with the Acquisition Agreements and to the Stockholder at 3 Harbor Drive, Suite 115, Sausalito, California 94965 (or at such other address for a party as shall be specified by like notice).

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                           UBICS, INC.


                                           By:________________________________
                                                   Name:
                                                   Title:

                                           R SYSTEMS, INC.


                                           By:________________________________
                                                   Name:
                                                   Title:

                                           UNITED BREWERIES INFORMATION
                                           CONSULTANCY  SERVICES LTD.


                                           By:________________________________
                                                   Name:
                                                   Title:

                                IRREVOCABLE PROXY


         The undersigned stockholder of UBICS, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints Satinder Singh Rekhi, the President and Chief Executive Officer of R Systems, Inc., a California corporation ("R SYSTEMS"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned as of the date hereof, and any shares of capital stock of the Company that the undersigned stockholder purchases or with respect to which the undersigned stockholder otherwise acquires beneficial ownership after the execution of this proxy and prior to termination of the Voting Agreement between the Company, R Systems and the undersigned of even date herewith (the "VOTING AGREEMENT"), which shares are listed on the final page of this Proxy (the "SHARES"), and any and all shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Voting Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable, is granted pursuant to the Voting Agreement, and is granted in consideration of R Systems entering into the Acquisition and Stock Exchange Agreement between the Company, R Systems, Satinder Singh Rekhi and Harpreet K. Rekhi, husband and wife, and the stockholders of R Systems of even date herewith (the "ACQUISITION AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings set forth in the Acquisition Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Voting Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Acquisition and the Acquisition Agreement and any matter that could reasonably be expected to facilitate the Acquisition.

         The attorney and proxy named above may only exercise this proxy to vote the shares subject hereto at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Acquisition and the Acquisition Agreement and any matter that could reasonably be expected to facilitate the Acquisition. The undersigned stockholder may vote the Shares on all other matters.

                     [SIGNATURE PAGE TO THIS PROXY FOLLOWS]

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

Dated:  March 18, 1999


                             UNITED BREWERIES INFORMATION
                               CONSULTANCY SERVICES LTD.


                             By:
                                -----------------------------------------------
                             4,033,751 Shares of Common Stock Beneficially Owned

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

         This Agreement is made as of _______________, 1999, among UBICS, INC., a Delaware corporation ("UBICS"), SATINDER SINGH REKHI and HARPREET K. REKHI, individuals residing in Rancho Cordova, California (collectively, the "SHAREHOLDER"), and CAPITAL CITY ESCROW, INC., as escrow agent (the "ESCROW AGENT").

                                    PREAMBLE

         UBICS, R Systems, Inc., a California corporation ("R SYSTEMS"), and the shareholders of R Systems, including the Shareholder, have entered into an Acquisition and Stock Exchange Agreement dated as of March 18, 1999 (the "ACQUISITION AGREEMENT"), pursuant to which UBICS is acquiring all of the outstanding shares of common stock of R Systems in exchange for shares of UBICS common stock. Section 1.02(b) of the Acquisition Agreement provides for certain of the Exchange Shares to be placed in an escrow account to secure certain indemnification obligations of the Shareholder to UBICS under Section 7.02 of the Acquisition Agreement, on the terms and subject to the conditions set forth herein (the "ESCROW"). All capitalized terms used but not defined herein shall have the meanings given to them in the Acquisition Agreement.

         Therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Establishment of Escrow.

                  (a) UBICS and the Shareholder hereby appoint Escrow Agent to serve as the escrow agent under and to administer the terms of this Agreement and Escrow Agent hereby accepts such appointment and agrees to hold the Holdback Shares subject to the terms and conditions of this Agreement.

                  (b) UBICS and the Shareholder have caused to be deposited with Escrow Agent the Holdback Escrow Shares, which shall be held by Escrow Agent in trust for the benefit of UBICS and the Shareholder, and shall be released and disbursed by Escrow Agent only in accordance with the terms of this Agreement.

         2. Delivery of Holdback Escrow Shares. Simultaneously with the execution hereof by UBICS, the Shareholder and Escrow Agent, certificates evidencing the Holdback Escrow Shares shall have been delivered by UBICS to Escrow Agent along with stock powers duly executed in blank by the Shareholder, substantially in the form set forth as Attachment A hereto. Escrow Agent hereby acknowledges receipt of the Holdback Escrow Shares and the executed stock powers.

           3. Rights in Holdback Escrow Shares. Except as provided herein, all legal and beneficial ownership rights to the Holdback Escrow Shares shall remain with the Shareholder during such time as the Holdback Escrow Shares are held by Escrow Agent, including, but not limited to, any right to vote or to receive distributions thereon. Notwithstanding the foregoing, certificates evidencing any shares of UBICS capital stock that are payable with respect to the Holdback Escrow Shares that have not been released from escrow pursuant to the terms of this Agreement as a result of any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization or other events generally made with respect to the UBICS common stock ("ADDITIONAL SHARES") shall be delivered to Escrow Agent and shall be held in the Escrow. Unless otherwise indicated, as used in this Agreement, the term "Holdback Escrow Shares" includes any Additional Shares. Unless and until the Escrow Agent has received such Additional Shares, it may assume without inquiry that none have been or are required to be issued.

           Additional Shares issued in respect of Holdback Escrow Shares which have been released from the Escrow pursuant to the terms of this Agreement shall not be added to the Escrow but shall be distributed to the record holders of such released Holdback Escrow Shares, Cash dividends paid with respect to Holdback Escrow Shares shall not be added to the Escrow but shall be distributed upon receipt by the Escrow Agent to the Shareholder at his address set forth in the Acquisition Agreement.

           The Shareholder shall have voting rights with respect to the Additional Shares. The Escrow Agent need not furnish proxy materials or other information received by it with respect to the Holdback Escrow Shares to the Shareholder, it being understood that UBICS will deliver such proxy materials and other information to the Shareholder.

           4. Release of Holdback Escrow Shares. Escrow Agent agrees to disburse the Holdback Escrow Shares as follows:

                  (a) Set-Off Shares. Upon receipt by Escrow Agent at any time on or before the Escrow Termination Date (as hereinafter defined), of a certificate signed by the Chairman or the chief financial officer of UBICS (a "CLAIM NOTICE"), (1) stating that Losses exist or are asserted, (2) specifying in reasonable detail the individual items of such Losses, the date each such item was paid or incurred (if already paid or incurred) and the nature of the misrepresentation, breach of warranty or covenant to which such item is related,
(3) stating the dollar amount of such Losses, paid or incurred by UBICS, or if the amount of Losses has not yet been determined, UBICS' good faith estimate of the maximum amount of Losses it expects to incur with respect to such item, which estimate shall not be binding on UBICS, and (4) the number of Holdback Escrow Shares to be retained, assuming no objections, by Escrow Agent to satisfy such Losses, Escrow Agent shall, subject to the provisions of this Section 4, and upon expiration of the 30-day period specified in Section 4(a)(i) hereof and provided Escrow Agent has not received notice of a Disputed Claim (as defined in Section 4(a)(i), deliver to UBICS out of the Escrow, as promptly as practicable, Holdback Escrow Shares having a value (determined in accordance with Section 4(a)(ii) below) equal to the full amount of such Losses (the "SET-OFF SHARES"). Except as otherwise provided herein, any claim by UBICS against the Escrow made in a Claim Notice pursuant to this Section 4 shall be referred to herein as a "CLAIM" or, if multiple, "CLAIMS." Any delivery of the Set-Off Shares by Escrow Agent is subject to the following terms and conditions:

                           (i) At the time of delivery of any Claim Notice to
Escrow Agent, UBICS shall cause to be delivered to the Shareholder a duplicate copy of such notice and for a period of thirty (30) days after receipt by Escrow Agent of such Claim Notice, Escrow Agent shall make no delivery to UBICS of any Holdback Escrow Shares pursuant to Section 4(a) unless Escrow Agent shall have received written authorization from the Shareholder to make such delivery. Within thirty (30) calendar days of receipt of the Claim Notice from UBICS, the Shareholder shall either (A) direct Escrow Agent in writing to disburse the Set-Off Shares to UBICS, or (B) notify UBICS, with contemporaneous delivery to Escrow Agent, in writing of an intention to dispute the Claim and the basis of such dispute (a "DISPUTED CLAIM"), including, but not limited to, a dispute on matters relating to Losses. If the Shareholder fails to make any of the foregoing elections within such thirty (30) day period, UBICS shall send written notice of such failure to Escrow Agent, who shall disburse the Set-Off Shares to UBICS on the next Business Day following the receipt of such written notice. If the Shareholder elects to dispute the Claim, UBICS and the Shareholder shall attempt in good faith until thirty (30) calendar days after receipt of the Disputed Claim to agree upon the rights of the respective parties with respect to each Claim. If UBICS and the Shareholder should so agree, a memorandum setting forth such agreement shall be prepared and signed jointly by the Shareholder and by the Chairman or the chief financial officer of UBICS and shall be delivered to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Set-Off Shares from the Escrow in accordance with the terms thereof. If UBICS and the Shareholder are unable to agree, then, subject to Sections 4(b) and 4(c) below, such Holdback Escrow Shares shall remain subject to the Escrow until such dispute shall be resolved in accordance with the terms of the Acquisition Agreement. If such resolution is determined by arbitration under the terms of the Acquisition Agreement, the decision of a majority of the three arbitrators as to the validity and amount of any Loss in such officer's certificate and any other matter related to the Disputed Claim shall be binding and conclusive upon UBICS and the Shareholder involved in the Disputed Claim, notwithstanding anything in Section 4 hereof. The arbitrators shall provide a copy of the written decision to Escrow Agent and Escrow Agent shall be entitled to act in accordance with such written decision of the arbitrators and to make or withhold distributions of Set-Off Shares in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. If such resolution is not determined by arbitration and is determined by mutual agreement of UBICS and the Shareholder, promptly after such resolution, UBICS (by either its Chairman or chief financial officer) and the Shareholder shall jointly execute a written memorandum which sets forth such resolution and deliver such memorandum to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Set-Off Shares in accordance with the terms thereof.

                           (ii) For purposes of determining the number of
Holdback Escrow Shares equivalent to the dollar value of payments to which either UBICS or the Shareholder are entitled under this Agreement, the Holdback Escrow Shares shall be valued at $_______ per share [CLOSING PRICE ON CLOSING DATE](the "UBICS PRICE PER SHARE").

                           (iii) As a condition to the delivery of the Set-Off
Shares, UBICS shall deliver to Escrow Agent certificates representing the remaining balance of the Holdback Escrow Shares.

                           (iv) Fractional shares of UBICS Common Stock need not
be issued. Nor shall payments be made in lieu of fractional interests. Accordingly, each Claim Notice and each officer's certificate delivered to Escrow Agent pursuant to Section 4(a)(i) shall round up Losses so that an even number of shares, valued at the UBICS Price Per Share, may be allocated to such Losses.

                  (b) Release of Escrow. Subject to this Section 4(b), on the earlier of (i) the first anniversary of the Closing Date or (ii) the date of the first post-Closing audit of the Combined Companies, both of which will be certified to Escrow Agent in a certificate jointly signed by the Shareholder and the Chairman or the Chief Executive Officer of UBICS (the "ESCROW TERMINATION DATE"), Escrow Agent shall release to the Shareholder all of the Holdback Escrow Shares deposited in Escrow, less the sum of (i) that number of Holdback Escrow Shares that shall have been released prior to such date pursuant to the terms hereof, and (ii) that number of Retained Shares (defined below) together with corresponding stock powers. In the event that there are any Claims specified in any Claim Notice previously delivered to Escrow Agent which are unresolved or are the subject of a Disputed Claim on the Escrow Termination Date, subject to the objection of the Shareholder as provided herein, Escrow Agent shall retain in the Escrow that number of Holdback Escrow Shares which are necessary based on the UBICS Price Per Share, to satisfy any such unsatisfied Claims until such Claims have been fully and finally resolved (the "RETAINED SHARES"). If the Shareholder disputes the retention of all or a portion of the Retained Shares, UBICS and the Shareholder shall attempt in good faith within thirty (30) calendar days after the Escrow Termination Date (the "RETENTION RESOLUTION PERIOD") to agree upon the number of Retained Shares. If UBICS and the Shareholder should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Shareholder and by the Chairman or chief financial officer of UBICS and shall be delivered to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and shall distribute and/or retain such Holdback Escrow Shares in accordance with the terms thereof. If UBICS and the Shareholder cannot agree within the Retention Resolution Period, the number of Retained Shares (if any) shall be determined pursuant to Section 4(c) below.

                  (c) Arbitration. If UBICS and the Shareholder cannot agree within the Retention Resolution Period, the number of Retained Shares (if any) shall be determined by arbitration as set forth in Section 21 below. The decision of a majority of the three arbitrators as to the validity and amount of Retained Shares to be held in the Escrow shall be binding and conclusive upon UBICS and the Shareholder involved in the disputed Retained Shares, and notwithstanding anything in Section 4 hereof. The arbitrators shall provide a copy of the written decision to Escrow Agent and Escrow Agent shall be entitled to act in accordance with such written decision of the arbitrators, so long as such decision shall no longer be or shall not be subject to appeal or review by lapse of time or otherwise, and to make or withhold distributions of Retained Shares in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. If such resolution is not determined by arbitration and is determined by mutual agreement of UBICS and the Shareholder, UBICS (on the one hand) and the Shareholder (on the other hand) shall each be responsible for one half of all fees and costs of the arbitrators.

                  (d) Joint Release. Notwithstanding the foregoing, Escrow Agent shall promptly release and disburse the Holdback Escrow Shares pursuant to a mutual written express agreement to release such shares as directed in any certificate jointly executed by the Shareholder and the Chairman or chief financial officer of UBICS.

         5. Transfer of Escrow Shares. UBICS, upon receipt of any Holdback Escrow Shares (together with corresponding stock powers) shall have full legal and beneficial ownership of such Holdback Escrow Shares, and may either cancel such shares, hold them in treasury or reissue them as it deems appropriate.

         6. Termination of Escrow. This Escrow Agreement and the escrow account created hereby shall terminate upon delivery of all of the Holdback Escrow Shares pursuant to the terms of Section 4 herein.

         7. Escrow Agent Fees and Expenses. Escrow Agent's fee for serving as Escrow Agent hereunder shall consist of a $_______ initial fee and a $_______ annual fee for each year of this Agreement, payable on each anniversary of the date hereof. If for any reason Escrow Agent resigns, Escrow Agent shall refund a pro rata part of the annual fee based on the number of days in the year that Escrow Agent has served as such. UBICS (on the one hand) and the Shareholder (on the other hand) shall each be responsible for one-half of all of Escrow Agent's fees. Further, Escrow Agent shall be reimbursed equally by UBICS (on one hand) and the Shareholder (on the other hand) for all reasonable expenses incurred by Escrow Agent in the performance of its duties hereunder.

         8. Escrow Agent's Duties and Responsibilities.

                  (a) Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and shall not be required to deliver the property held in the Escrow or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to hold and deliver the property as herein provided. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 9 below, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. Notwithstanding anything herein to the contrary, Escrow Agent shall have no obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement.

                  (b) Protection of Holdback Escrow Shares. Escrow Agent shall hold and safeguard the Holdback Escrow Shares during the term of the Escrow, and shall treat such shares as a trust fund in accordance with the terms of this Agreement and not as the property of UBICS and shall hold and dispose of the Holdback Escrow Shares only in accordance with the terms hereof.

           9. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it, in the absence of manifest evidence to the contrary, to be genuine and what it purports to be and to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding and disbursing the property held in the Escrow pursuant to this Agreement; provided that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder, except to the extent such losses or damages are attributable to the gross negligence or willful misconduct of Escrow Agent; and provided further that Escrow Agent shall have no liability for any loss or damage arising from any cause beyond its control, including, but not limited to, the following:

                  (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees;

                  (b) the act, failure or neglect of any other party or any agent or correspondent or any other person reasonably selected by Escrow Agent;

                  (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or

                  (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

In addition, Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof.

         10. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement, or should a substitute escrow agent fail to be designated as provided below, or if Escrow Agent receives conflicting demands or claims, or if Escrow Agent should be in doubt as to what action to take under the terms of this Agreement, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the property until the controversy is resolved, a substitute escrow agent is properly appointed, the conflicting demands or claims are withdrawn, or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.

         11. Indemnification. UBICS and the Shareholder hereby jointly and severally indemnify Escrow Agent, its officers, directors, employees and agents (each herein called an "INDEMNIFIED PARTY") against, and hold each Indemnified Party harmless from, any and all expenses, losses, costs and damages, including, without limitation, attorneys' fees, and claims, including, but not limited to, costs of investigation, litigation, arbitration, tax liability or loss on investments, suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party.

         12. Resignation and Removal. Escrow Agent may resign hereunder at any time upon thirty (30) calendar days' prior written notice of resignation to all of the other parties to this Agreement. Upon the effective date of such resignation, Escrow Agent shall deliver the Holdback Escrow Shares remaining in the Escrow at the time of such resignation to any substitute escrow agent designated by the other parties in writing. The other parties shall designate, in a writing signed by the Shareholder and the Chairman or Chief Financial Officer of UBICS and delivered to Escrow Agent, a replacement Escrow Agent within thirty (30) calendar days of the giving of such notice. If the other parties fail to designate a substitute escrow agent in a writing signed by both parties within thirty (30) calendar days after the giving of such notice, Escrow Agent may institute a petition for interpleader in a court of competent jurisdiction. Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold such Holdback Escrow Shares in safe keeping and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, all of which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate. The other parties may remove and replace Escrow Agent by a writing signed by the Chairman or chief financial officer of UBICS and the Shareholder designating a replacement Escrow Agent and delivered to Escrow Agent, and Escrow Agent shall deliver the Holdback Escrow Shares remaining in the Escrow at the time of such removal to any designated replacement Escrow Agent selected by the other parties.

         13. Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by Escrow Agent, UBICS (by its Chairman or chief financial officer) and the Shareholder.

         14. Notices. Unless otherwise specifically provided herein, all notices, consents, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar nationally recognized overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier or facsimile (with a confirming copy of such communication to be sent as provided in clauses
(a) or (b) above) to, the party for whom intended, at the address or telecopier or facsimile number for such party set forth below (or at such other address or telecopier or facsimile number for a party as shall be specified by like notice, provided, however, that any notice of change of address or telecopier or facsimile number shall be effective only upon receipt):

                  (i)      if to UBICS:

                           UBICS, Inc.
                           333 Technology Drive
                           Suite 210, Southpointe
                           Canonsburg, PA  15317
                           Telephone No.: (724) 746-6001
                           Telecopy No.:  (724) 746-9597
                           Attention:  O'Neil Nalavadi

                           with a copy to:

                           Cohen & Grigsby, P.C.
                           11 Stanwix Street, 15th Floor
                           Pittsburgh, PA 15222
                           Telephone No.:  (412) 297-4900
                           Telecopy No.:  (412) 209-0672
                           Attention:  David J. Lowe, Esq.

                  (ii)     if to the Shareholder, to:

                           Satinder Singh Rekhi
                           c/o R Systems, Inc.
                           5000 Windplay Drive, Suite 5
                           El Dorado Hills, CA 95762
                           Telephone No.: (916) 939-9696
                           Telecopy No.: (916) 939-9697

                           with a copy to:

                           Graham & James LLP
                           400 Capitol Mall, 24th Floor
                           Sacramento, CA 95814
                           Telephone No.:  (916) 558-6700
                           Telecopy No.:  (916) 441-6700
                           Attention: Kevin Coyle, Esq.

                  (iii)    If to the Escrow Agent:

                           Capital City Escrow
                           3838 Watt Avenue, Suite F610
                           Sacramento, CA  95821
                           Telephone No.:  (916) 487-4950
                           Telecopy No.:  (916) 487-4959
                           Attention:  Donna Grady, President

         15. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         16. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no assignment of any rights or obligations shall be made by any party without the written consent of the other parties.

         17. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         18. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         19. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

         20. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware of without giving effect to the principles of conflicts of law thereof.

         21. Arbitration. In the event of any dispute between UBICS and the Shareholder with respect to any matter set forth herein, either party may demand that the dispute be submitted to binding arbitration. The demand for arbitration by any party (the "DEMANDING PARTY") shall (i) be in writing, (ii) be served on the other party (the "NON-DEMANDING PARTY") in the manner prescribed in Section 14 for giving notices, and (iii) set forth the matter or matters to be arbitrated. Within five (5) business days after providing notice to the Non-Demanding Party, the Demanding Party shall apply to the American Arbitration Association (the "AAA") located in either Sacramento, California for the appointment of a panel of three (3) arbitrators. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the AAA (in accordance with majority rule) as then in effect, except to the extent that such rules are in conflict with the provisions of this Section 21; provided, however, if the AAA is not then functioning or such rules are not then in effect, arbitration proceedings shall be conducted in accordance with the requirements of the Uniform Arbitration Act. All such arbitration proceedings shall take place in Sacramento, California at the election of the Demanding Party. The arbitrators shall meet as soon as practicable after the arbitration panel is appointed. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered pursuant to such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings in any court having jurisdiction over such action.

         22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          UBICS, INC.


                                          By:
                                             ----------------------------------
                                                   Vijay Mallya, Chairman


                                          -------------------------------------
                                          Satinder Singh Rekhi


                                          -------------------------------------
                                          Harpreet K. Rekhi

                                          CAPITOL CITY ESCROW, INC.


                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------

                                                                    Attachment A


                              STOCK TRANSFER POWER


         FOR VALUE RECEIVED, the undersigned, _______________, hereby assigns, transfers and conveys unto UBICS, Inc., a Delaware corporation (the "COMPANY"), _______ shares of common stock, $.01 par value, of the Company consisting of the
_______ shares represented by Certificate No. _______ of the Company registered in the name of Satinder Singh Rekhi and Harpreet K. Rekhi, Trustees of the Satinder and Harpreet Rekhi Family Trust u/t/a dated August 22, 1997, on the books of said Company, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the foregoing on the books of said Company, with full power of substitution in the premises, hereby ratifying and confirming all that said attorney shall lawfully do by virtue hereof.

Dated:  _______________, 1999

                                                    ----------------------------
                                                    Satinder Singh Rekhi


                                                    ----------------------------
                                                    Harpreet K. Rekhi

                                                                     EXHIBIT D-1



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of ___________________, 1999, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and SATINDER SINGH REKHI ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company, as of the date hereof, has acquired all of the issued and outstanding shares of stock of R Systems, Inc., a California corporation ("R Systems");

         WHEREAS, the Company and R Systems are each engaged in the business of providing information technology services to various organizations;

         WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, Employee shall serve as President and Chief Executive Officer of the Company;

         WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in consideration of Employee's employment by the Company and in further consideration, among other things, of (i) execution and delivery of, and the closing of the transactions contemplated by, the Acquisition and Stock Exchange Agreement dated March 18, 1999 (the "Acquisition Agreement") among the Company, R Systems, Employee and the other shareholders of R Systems, (ii) the access Employee has had and will continue to have to confidential or proprietary information of the Company and/or R Systems and their affiliates, (iii) the willingness of the Company to make valuable benefits available hereafter to Employee, and (iv) Employee's receipt of compensation, including valuable stock options, from time to time by the Company; and

         WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                    ARTICLE I
                                   EMPLOYMENT

         1.01 Office. Employee is hereby employed as President and Chief Executive Officer of the Company and to perform such duties and responsibilities as the Company's By-laws and its Board of Directors may from time to time designate. Employee, as President and Chief Executive Officer, shall have authority and responsibility for the day to day operations of the Company and shall report to the Company's Board of Directors; provided, however, that Employee shall consult and agree with the Chairman of the Board of the Company on all strategic and corporate policy issues.

         1.02 Term.

                  (a) Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence on the date hereof and shall continue for an initial term of five years ("Initial Term"). At the end of the Initial Term and each Successor Term (as defined below), this Agreement shall be automatically renewed for an additional term of one year (a "Successor Term"), unless either party gives written notice to the other at least 90 days prior to the end of the Initial Term or any Successor Term of its intent not to renew this Agreement.

                  (b) In the event that the Company elects not to renew Employee's employment at the conclusion of the Initial Term or any Successor Term pursuant to Section 1.02(a), the Company and Employee shall enter into a consulting agreement in the form of Exhibit A hereto, pursuant to which Employee shall serve as a consultant to the Company for a period of five years and receive a consulting fee of not less than $150,000 per annum payable in equal monthly installments.

         1.03 Salary. The Company shall pay to Employee during the term of this Agreement a salary at the rate of $375,000 per annum, payable monthly in accordance with the Company's normal payroll practices (the "Salary"). The Salary may be increased from time to time, such increase, if any, to be determined by the Compensation Committee of the Board of Directors, in its sole discretion.

         1.04 Bonus. The Company shall pay to Employee annually during the term of this Agreement a bonus determined in accordance with the Company's Executive Incentive Compensation Plan.

         1.05 Out of Pocket Expenses. Employee shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing his duties in accordance with the general policy of Company, as it may change from time to time, provided that

Employee shall provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of the Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

         1.06 Employee Benefits. Subject to any limitations imposed by applicable law, Employee shall be covered by such major medical and health insurance, disability, pension, profit-sharing or 401(k) plans as may be available generally to employees of the Company and shall be entitled to receive such other benefits and perquisites as may be determined by the Board of Directors or the Compensation Committee thereof. Employee shall be entitled to such paid vacation time as is consistent with the performance of his duties.

         1.07 Automobile. The Company shall furnish the Employee with an automobile suitable to his status for business use in accordance with Company policy, but in no event shall the automobile have a purchase price in excess of $60,000. The automobile shall belong to the Company, and the Company shall be responsible for all expenses relating to the automobile except that the Employee shall be responsible for gasoline and oil expenses incurred in connection with his personal use of the automobile. The automobile is intended for business use, and the Employee shall return it to the Company at the request of the Company when his services are no longer used by the Company. The Employee shall submit reports to the Company with respect to his use of the automobile in sufficient detail to enable the Company to comply with all relevant Federal and state income and employment tax laws.

         1.08 Options. Employee shall be entitled to receive options to purchase shares of the Company's Common Stock under the Company's 1997 Stock Option Plan in accordance with the terms of a separate Stock Option Agreement.

                                   ARTICLE II
                                   TERMINATION

         2.01 Illness, Incapacity. Subject to the Company's compliance with applicable laws, if during the term of Employee's employment hereunder Employee shall be prevented, in the good faith judgment of the Board of Directors of the Company, from effectively performing his duties hereunder, for a period of the lesser of (a) 90 days or (b) the number of days after which benefits would begin to accrue under the applicable disability insurance policy, by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any compensation set forth in Article I of this Agreement and benefits accrued under this Agreement, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate; provided, however, that the Company shall continue to pay Employee's Salary for the remaining term of this Agreement as of the date of such notice. Such termination is without prejudice to any rights Employee may thereafter have against insurance carriers under the employee benefit plans or programs referred to in Section 1.05. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.01.

         2.02 Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder shall forthwith terminate; provided, however, the Company shall continue to pay to Employee's estate Employee's Salary for a period of six months following the date of Employee's death.

         2.03 Company Termination.

                  (a) For Cause. Employee's employment hereunder may be terminated at any time by the Company for cause. Termination shall be deemed for cause if among the reasons therefor are Employee's dishonesty, disloyalty, willful misconduct, gross negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03.

                  (b) Without Cause. Employee's employment hereunder may be terminated at any time by the Company without cause, provided that upon any such termination without cause the Company shall pay Employee, subject to Employee's compliance with all of his obligations hereunder, his full Salary plus employee benefits for the remainder of the term of this Agreement. In addition, the Company shall, at Employee's option either (i) pay Employee the full amount Employee would have received under the terms of the Consulting Agreement or (ii) enter into the Consulting Agreement with Employee and Employee shall serve as a consultant pursuant to the terms thereof. The obligations of Employee under
Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(b).

         2.04 Employee Termination. Employee may terminate his employment hereunder by giving the Company two months prior written notice of such termination. Simultaneously with such notice, Employee shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.

         2.05 Effect of Termination on Options. Notwithstanding anything to the contrary set forth in any stock option plan of the Company or any Stock Option Agreement between the Company and Employee, in the event of termination of Employee's employment hereunder for any reason other than for cause due to Employee's willful misconduct or gross negligence, all stock options held by Employee shall immediately vest and shall remain exercisable by Employee or Employee's estate for a period of one year following such termination.


                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

                  Employee acknowledges that: (a) in the course of Employee's employment by the Company, Employee will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  Employee further acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company pursuant to Section 4.06 below following termination of Employee's employment by the Company. For purposes of Articles III and IV hereof, the term "Company" shall also include R Systems and all other subsidiaries of the Company and R Systems.

                                   ARTICLE IV
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

         4.01 Nondisclosure or Utilization of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

         4.02 Duties. Employee agrees to be a loyal employee of the Company. Employee agrees to devote his full working time and best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instructions established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his full working time and best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

         4.03 Return of Materials. Upon the termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

         4.04 Nonsolicitation of Customers. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

         4.05 Nonsolicitation of Employees. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company, other than relatives or family members of Employee.

         4.06 Restriction on Competition. Employee covenants and agrees that during the term of his employment with the Company and for a period of one (1) year following the termination thereof for any reason, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than four percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

         4.07 Limitation on Covenant. The covenant set forth in Section 4.06 above shall not be applicable in any of the following circumstances:

                  (1) If Employee terminates this Agreement because the Company is in material violation of its obligations under this Agreement; or

                  (2) If any event should occur that gives rise to the incurrence by the Company of a severance obligation to Employee under Article VI of this Agreement.


                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof.

         5.02 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                   ARTICLE VI
                               SEVERANCE AGREEMENT

         6.01 Severance Obligations. If on or after the date of a "Change in Control" (as defined below), the Company, for any reason, terminates Employee's employment or Employee resigns "for good reason" (as defined below), then the Company shall pay to Employee within five days following the date of termination or date of resignation: (i) Employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to Employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, during the period equal to the remaining term of this Agreement as in effect on the day prior to the termination or resignation date, the Company shall continue to pay to Employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable had Employee remained employed by the Company and shall continue to provide to Employee during such period, at no cost to Employee, the benefits Employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto.

         6.02 Definitions of Change of Control. A "Change in Control" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity (other than Employee or an affiliate of Employee) becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board); (iii) an agreement by the Company to consolidate or merge with any other entity pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of the Company to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of the Company; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Company; or (vi) an agreement to sell more than

50% of the outstanding voting securities of the Company in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         6.03 Definition of "Good Reason". The term "good reason" means: (i) a material diminution by the Company of Employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control; or (ii) a material diminution by the Company in Employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         7.02 Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

         7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.04 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding on and inure to the benefit of any successors and assigns of the Company.

         7.05 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience for reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         7.06 Binding Arbitration. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "DISPUTE"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

WITNESS:



-----------------------                            ----------------------------
                                                   Satinder Singh Rekhi


ATTEST:                                            RUBICS SOLUTIONS, INC.


                                                   By:
-----------------------                               -------------------------

                                                                       EXHIBIT A


                              CONSULTING AGREEMENT

                  This Consulting Agreement is made as of __________________, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and SATINDER SINGH REKHI (the "Consultant").


                                    PREAMBLE


                  The Consultant is the former President and Chief Executive Officer of the Company. The Company desires to procure the services of Consultant as an independent contractor to provide certain consulting services, advice and assistance on behalf of the Company and the Consultant is willing to provide such services, advice and assistance for the Company, upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, the Company and the Consultant, each intending to be legally bound hereby, do mutually covenant and agree as follows:

                  1. ENGAGEMENT. The Company hereby engages the Consultant to [describe consulting services to be provided]. The Consultant accepts such engagement and covenants that he will devote such time, attention, skill, and best efforts as are necessary for the performance of such services.

                  2. CONSULTING FEE. The Company agrees to pay the Consultant for his services an annual consulting fee of $150,000, payable in equal monthly installments, on the last day of each month during the term of this Agreement.

                  3. EXPENSES. The Consultant shall be reimbursed for his necessary and reasonable business expenses directly incurred on behalf of the Company upon presentation of properly documented expense reports to the Company.

                  4. REPORTS. The Consultant shall report to the Company's President and shall submit such written reports to the Company as may be reasonably required by the Company from time to time.

                  5. TERM AND TERMINATION.

                           (a) Term. Except as provided herein to the contrary,
the term of this Agreement shall be for a term of five years, unless earlier terminated as provided herein.

                           (b) Death. The Agreement shall terminate upon the
Consultant's death and all obligations of the Company hereunder shall forthwith terminate; provided, however, that the Company shall continue to pay to the Consultant's estate the consulting fee for a period of six months following the date of the Consultant's death.

                           (c) Termination by the Company. The Company may
terminate this Agreement for cause in the event of the Consultant's deliberate and intentional continuing refusal to substantially perform his duties and obligations under this Agreement, if he shall have either failed to remedy such alleged breach within 45 days after his receipt of written notice from the Company demanding that he remedy such alleged breach, or shall have failed to take reasonable steps in good faith to that end during such 45 day period and shall continue diligently to take such steps.

                           (d) Termination Payment in Event of Termination for
Cause. In the event of termination of this Agreement by the Company under
Section 5(b) or (c), the Consultant (or his estate) shall only be entitled to receive the compensation due hereunder, computed on a pro rata basis, up to the effective date of such termination.

                           (e) Termination by the Consultant. The Consultant
shall have the right at any time, by giving written notice to the Company, to terminate this Agreement effective 45 days after the date on which such notice is given by the Consultant. In the event the Consultant shall make such election under this Section 5(e) the Consultant shall be entitled to receive all fees, reimbursements, payments or other allowances required to be paid under this Agreement through the effective date of termination. Thereupon, this Agreement shall terminate and the Consultant shall have no further rights under or be entitled to any other benefits of this Agreement.

                  6. CONSULTANT'S ACKNOWLEDGEMENTS. The Consultant acknowledges that: (a) in the course of his prior employment by the Company and during the term of this Agreement, Employee has acquired and will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that the Consultant not disclose the Confidential Information to others or use the Confidential Information to the Consultant's own advantage or the advantage of others.

                  The Consultant further acknowledges that it is essential for the proper protection of the business of the Company that the Consultant be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company for a reasonable period of time following termination of this Agreement. For purposes of Sections 6 and 7 hereof, the term "Company" shall also include R Systems, Inc. and all other subsidiaries of the Company and R Systems, Inc.

                  7. THE CONSULTANT'S COVENANTS AND AGREEMENTS

                           (a) Nondisclosure or Utilization of Confidential
Information. The Consultant agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during the term of this Agreement or subsequent to its termination for any reason, any of the Confidential Information, whether or not developed by the Consultant, except as required in the performance of the Consultant's duties to the Company.

                           (b) Return of Materials. Upon the termination of this
Agreement for any reason, the Consultant shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

                           (c) Nonsolicitation of Customers. The Consultant
agrees that during the term of this Agreement and for three (3) years following termination of this Agreement for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

                           (d) Nonsolicitation of Employees. The Consultant
agrees that during his employment by the Company and for three (3) years following termination of this Agreement for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company other than relatives or family members of the Consultant.

                           (e) Restriction on Competition. The Consultant
covenants and agrees that during the term of this Agreement and for a period of one (1) year following the termination thereof for any reason, the Consultant shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than four percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

                           (f) Limitation on Covenant. The covenant set forth in
Section 7(e) above shall not be applicable if the Consultant terminates this Agreement because the Company is in material violation of its obligations under this Agreement.

                  8. REMEDIES. In the event of a breach by the Consultant of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the Consultant and to enjoin the Consultant from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. The Consultant acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to seek injunctive relief against him in the event of any breach.

                  9. AUTHORIZATION TO MODIFY RESTRICTIONS. It is the intention of the parties that the provisions of Section 7 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

                 10. BINDING ARBITRATION. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "Dispute"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                  11. CONSULTANT'S ACKNOWLEDGMENTS. It is expressly understood and agreed between the Company and the Consultant that the Consultant, in entering into this Agreement and carrying out its obligations hereunder, is an independent contractor, is not and shall not be deemed to be an agent or employee of the Company, and shall have no power to bind the Company to any contract or warranty or in any respect whatever, whether by written or oral statements or by any course of dealing or in any other manner, without the express written consent of the Company. Consultant agrees not to represent to any person or corporation or other entity that the relationship of Consultant to the Company is other than that of independent contractor.

                  12. MISCELLANEOUS. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Agreement embodies the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations, or communications on behalf of such parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The waiver by any party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may be amended only by written agreement of all parties hereto. This Agreement shall be binding on and inure to the benefit of the Company, the Consultant and their respective heirs, personal representatives, successors and assigns.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.



                                     -------------------------------
                                     Satinder Singh Rekhi


                                     RUBICS SOLUTIONS, INC.


                                     By:
                                        ----------------------------

                                                                     EXHIBIT D-2


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of ___________________, 1999, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and VIJAY MALLYA ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company, as of the date hereof, has acquired all of the issued and outstanding shares of stock of R Systems, Inc., a California corporation ("R Systems");

         WHEREAS, the Company and R Systems are each engaged in the business of providing information technology services to various organizations;

         WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, Employee has been serving as Chairman of the company pursuant to the terms of an Employment Agreement dated September 1, 1997 (the "Prior Agreement");

         WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in connection with the Company's acquisition of R Systems, which Agreement, from and after the date hereof, shall supercede the Prior Agreement.

         NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:


                                    ARTICLE I
                                   EMPLOYMENT

         1.01 Office. Employee is hereby employed as Chairman of the Board of Directors of the Company and to perform such duties and responsibilities as the Company's By-laws and its Board of Directors may from time to time designate. Without expanding such duties in the previous sentence and pursuant to the terms of the Employment Agreement between the Company and its President, Employee shall consult and agree with the President on all strategic and corporate policy issues.

         1.02 Term.

                  (a) Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence on the date hereof and shall continue for an initial term of five years ("Initial Term"). At the end of the Initial Term and each Successor Term (as defined below), this Agreement shall be automatically renewed for an additional term of one year (a "Successor Term"), unless either party gives written notice to the other at least 90 days prior to the end of the Initial Term or any Successor Term of its intent not to renew this Agreement.

                  (b) In the event that the Company elects not to renew Employee's employment at the conclusion of the Initial Term or any Successor Term pursuant to Section 1.02(a), the Company and Employee shall enter into a consulting agreement in the form of Exhibit A hereto, pursuant to which Employee shall serve as a consultant to the Company for a period of five years and receive a consulting fee of not less than $150,000 per annum payable in equal monthly installments.

         1.03 Salary. The Company shall pay to Employee during the term of this Agreement a salary at the rate of $200,000 per annum, payable monthly in accordance with the Company's normal payroll practices (the "Salary"). The Salary may be increased from time to time, such increase, if any, to be determined by the Compensation Committee of the Board of Directors, in its sole discretion.

         1.04 Bonus. The Company shall pay to Employee annually during the term of this Agreement a bonus determined in accordance with the Company's Executive Incentive Compensation Plan.

         1.05 Out of Pocket Expenses. Employee shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing his duties in accordance with the general policy of Company, as it may change from time to time, provided that Employee shall provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of the Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

         1.06 Employee Benefits. Subject to any limitations imposed by applicable law, Employee shall be covered by such major medical and health insurance, disability, pension, profit-sharing or 401(k) plans as may be available generally to employees of the Company and shall be entitled to receive such other benefits and perquisites as may be determined by the Board of Directors or the Compensation Committee thereof. Employee shall be entitled to such paid vacation time as is consistent with the performance of his duties.

         1.07 Automobile. The Company shall furnish the Employee with an automobile suitable to his status for business use in accordance with Company policy, but in no event shall the automobile have a purchase price in excess of $60,000. The automobile shall belong to the Company, and the Company shall be responsible for all expenses relating to the automobile except that the Employee shall be responsible for gasoline and oil expenses incurred in connection with his personal use of the automobile. The automobile is intended for business use, and the Employee shall return it to the Company at the request of the Company when his services are no longer used by the Company. The Employee shall submit reports to the Company with respect to his use of the automobile in sufficient detail to enable the Company to comply with all relevant Federal and state income and employment tax laws.

         1.08 Options. Employee shall be entitled to receive options to purchase shares of the Company's Common Stock under the Company's 1997 Stock Option Plan in accordance with the terms of a separate Stock Option Agreement.

                                   ARTICLE II
                                   TERMINATION

         2.01 Illness, Incapacity. Subject to the Company's compliance with applicable laws, if during the term of Employee's employment hereunder Employee shall be prevented, in the good faith judgment of the Board of Directors of the Company, from effectively performing his duties hereunder, for a period of the lesser of (a) 90 days or (b) the number of days after which benefits would begin to accrue under the applicable disability insurance policy, by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any compensation set forth in Article I of this Agreement and benefits accrued under this Agreement, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate; provided, however, that the Company shall continue to pay Employee's Salary for the remaining term of this Agreement as of the date of such notice. Such termination is without prejudice to any rights Employee may thereafter have against insurance carriers under the employee benefit plans or programs referred to in Section 1.05. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this
Section 2.01.

         2.02 Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder shall forthwith terminate; provided, however, the Company shall continue to pay to Employee's estate Employee's Salary for a period of six months following the date of Employee's death.

         2.03 Company Termination.

                  (a) For Cause. Employee's employment hereunder may be terminated at any time by the Company for cause. Termination shall be deemed for cause if among the reasons therefor are Employee's dishonesty, disloyalty, willful misconduct, gross negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03.

                  (b) Without Cause. Employee's employment hereunder may be terminated at any time by the Company without cause, provided that upon any such termination without cause the Company shall pay Employee, subject to Employee's compliance with all of his obligations hereunder, his full Salary plus employee benefits for the remainder of the term of this Agreement. In addition, the Company shall, at its option either (i) pay Employee the full amount Employee would have received under the terms of the Consulting Agreement or (ii) enter into the Consulting Agreement with Employee and Employee shall serve as a consultant pursuant to the terms thereof. The obligations of Employee under
Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(b).

         2.04 Employee Termination. Employee may terminate his employment hereunder by giving the Company two months prior written notice of such termination. Simultaneously with such notice, Employee shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.

         2.05 Effect of Termination on Options. Notwithstanding anything to the contrary set forth in any stock option plan of the Company or any Stock Option Agreement between the Company and Employee, in the event of termination of Employee's employment hereunder for any reason other than for cause due to Employee's willful misconduct or gross negligence, all stock options held by Employee shall immediately vest and shall remain exercisable by Employee or Employee's estate for a period of one year following such termination.

                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

                  Employee acknowledges that: (a) in the course of Employee's employment by the Company, Employee will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  Employee further acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company pursuant to Section 4.06 below following termination of Employee's employment by the Company. For purposes of Articles III and IV hereof, the term "Company" shall also include R Systems and all other subsidiaries of the Company and R Systems.


                                   ARTICLE IV
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

         4.01 Nondisclosure or Utilization of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

         4.02 Duties.

                  (a) General. Employee agrees to be a loyal employee of the Company. Employee agrees to devote his best efforts to the performance of his duties as Chairman, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instructions established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

                  (b) Other Activities. The Company is affiliated with the UB Group and understands that the Employee has responsibilities to and performs services for other companies which are part of the UB Group, including acting as director, officer or employee of such companies. The parties agree that the Employee shall devote such time to the Company's business as he and the Board of Directors jointly believe is reasonably appropriate and his performing services for other companies within the UB Group as described above shall not constitute a breach of this Agreement.

         4.03 Return of Materials. Upon the termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

         4.04 Nonsolicitation of Customers. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

         4.05 Nonsolicitation of Employees. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company, other than relatives or family members of Employee.

         4.06 Restriction on Competition. Employee covenants and agrees that during the term of his employment with the Company and for a period of one (1) year following the termination thereof for any reason, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than four percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

         4.07 Limitation on Covenant. The covenant set forth in Section 4.06 above shall not be applicable in any of the following circumstances:

                  (1) If Employee terminates this Agreement because the Company is in material violation of its obligations under this Agreement; or

                  (2) If any event should occur that gives rise to the incurrence by the Company of a severance obligation to Employee under Article VI of this Agreement.


                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof.

         5.02 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                   ARTICLE VI
                               SEVERANCE AGREEMENT

         6.01 Severance Obligations. If on or after the date of a "Change in Control" (as defined below), the Company, for any reason, terminates Employee's employment or Employee resigns "for good reason" (as defined below), then the Company shall pay to Employee within five days following the date of termination or date of resignation: (i) Employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to Employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, during the period equal to the remaining term of this Agreement as in effect on the day prior to the termination or resignation date, the Company shall continue to pay to Employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable had Employee remained employed by the Company and shall continue to provide to Employee during such period, at no cost to Employee, the benefits Employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto.

         6.02 Definitions of Change of Control. A "Change in Control" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity (other than Employee or an affiliate of Employee) becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board); (iii) an agreement by the Company to consolidate or merge with any other entity pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of the Company to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of the Company; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Company; or (vi) an agreement to sell more than

50% of the outstanding voting securities of the Company in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         6.03 Definition of "Good Reason". The term "good reason" means: (i) a material diminution by the Company of Employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control; or (ii) a material diminution by the Company in Employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         7.02 Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

         7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.04 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding on and inure to the benefit of any successors and assigns of the Company.

         7.05 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience for reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         7.06 Binding Arbitration. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "Dispute"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

WITNESS:



-----------------------                        --------------------------------
                                               Vijay Mallya


ATTEST:                                        RUBICS SOLUTIONS, INC.


                                               By:
-----------------------                           -----------------------------

                                                                       EXHIBIT A


                              CONSULTING AGREEMENT

                  This Consulting Agreement is made as of __________________, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and VIJAY MALLYA (the "Consultant").


                                    PREAMBLE


                  The Consultant is the former Chairman of the Company. The Company desires to procure the services of Consultant as an independent contractor to provide certain consulting services, advice and assistance on behalf of the Company and the Consultant is willing to provide such services, advice and assistance for the Company, upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, the Company and the Consultant, each intending to be legally bound hereby, do mutually covenant and agree as follows:

                  1. ENGAGEMENT. The Company hereby engages the Consultant to [describe consulting services to be provided]. The Consultant accepts such engagement and covenants that he will devote such time, attention, skill, and best efforts as are necessary for the performance of such services.

                  2. CONSULTING FEE. The Company agrees to pay the Consultant for his services an annual consulting fee of $150,000, payable in equal monthly installments, on the last day of each month during the term of this Agreement.

                  3. EXPENSES. The Consultant shall be reimbursed for his necessary and reasonable business expenses directly incurred on behalf of the Company upon presentation of properly documented expense reports to the Company.

                  4. REPORTS. The Consultant shall report to the Company's President and shall submit such written reports to the Company as may be reasonably required by the Company from time to time.

                  5. TERM AND TERMINATION.

                           (a) Term. Except as provided herein to the contrary,
the term of this Agreement shall be for a term of five years, unless earlier terminated as provided herein.

                           (b) Death. The Agreement shall terminate upon the
Consultant's death and all obligations of the Company hereunder shall forthwith terminate; provided, however, that the Company shall continue to pay to the Consultant's estate the consulting fee for a period of six months following the date of the Consultant's death.

                           (c) Termination by the Company. The Company may
terminate this Agreement for cause in the event of the Consultant's deliberate and intentional continuing refusal to substantially perform his duties and obligations under this Agreement, if he shall have either failed to remedy such alleged breach within 45 days after his receipt of written notice from the Company demanding that he remedy such alleged breach, or shall have failed to take reasonable steps in good faith to that end during such 45 day period and shall continue diligently to take such steps.

                           (d) Termination Payment in Event of Termination for
Cause. In the event of termination of this Agreement by the Company under
Section 5(b) or (c), the Consultant (or his estate) shall only be entitled to receive the compensation due hereunder, computed on a pro rata basis, up to the effective date of such termination.

                           (e) Termination by the Consultant. The Consultant
shall have the right at any time, by giving written notice to the Company, to terminate this Agreement effective 45 days after the date on which such notice is given by the Consultant. In the event the Consultant shall make such election under this Section 5(e) the Consultant shall be entitled to receive all fees, reimbursements, payments or other allowances required to be paid under this Agreement through the effective date of termination. Thereupon, this Agreement shall terminate and the Consultant shall have no further rights under or be entitled to any other benefits of this Agreement.

                  6. CONSULTANT'S ACKNOWLEDGEMENTS. The Consultant acknowledges that: (a) in the course of his prior employment by the Company and during the term of this Agreement, Employee has acquired and will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that the Consultant not disclose the Confidential Information to others or use the Confidential Information to the Consultant's own advantage or the advantage of others.

                  The Consultant further acknowledges that it is essential for the proper protection of the business of the Company that the Consultant be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company for a reasonable period of time following termination of this Agreement. For purposes of Sections 6 and 7 hereof, the term "Company" shall also include R Systems, Inc. and all other subsidiaries of the Company and R Systems, Inc.

                  7. THE CONSULTANT'S COVENANTS AND AGREEMENTS

                           (a) Nondisclosure or Utilization of Confidential
Information. The Consultant agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during the term of this Agreement or subsequent to its termination for any reason, any of the Confidential Information, whether or not developed by the Consultant, except as required in the performance of the Consultant's duties to the Company.

                           (b) Return of Materials. Upon the termination of this
Agreement for any reason, the Consultant shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

                           (c) Nonsolicitation of Customers. The Consultant
agrees that during the term of this Agreement and for three (3) years following termination of this Agreement for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

                           (d) Nonsolicitation of Employees. The Consultant
agrees that during his employment by the Company and for three (3) years following termination of this Agreement for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company other than relatives or family members of the Consultant.

                           (e) Restriction on Competition. The Consultant
covenants and agrees that during the term of this Agreement and for a period of one (1) year following the termination thereof for any reason, the Consultant shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than four percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

                           (f) Limitation on Covenant. The covenant set forth in
Section 7(e) above shall not be applicable if the Consultant terminates this Agreement because the Company is in material violation of its obligations under this Agreement.

                  8. REMEDIES. In the event of a breach by the Consultant of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the Consultant and to enjoin the Consultant from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. The Consultant acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to seek injunctive relief against him in the event of any breach.

                  9. AUTHORIZATION TO MODIFY RESTRICTIONS. It is the intention of the parties that the provisions of Section 7 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

                 10. BINDING ARBITRATION. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "Dispute"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                  11. CONSULTANT'S ACKNOWLEDGMENTS. It is expressly understood and agreed between the Company and the Consultant that the Consultant, in entering into this Agreement and carrying out its obligations hereunder, is an independent contractor, is not and shall not be deemed to be an agent or employee of the Company, and shall have no power to bind the Company to any contract or warranty or in any respect whatever, whether by written or oral statements or by any course of dealing or in any other manner, without the express written consent of the Company. Consultant agrees not to represent to any person or corporation or other entity that the relationship of Consultant to the Company is other than that of independent contractor.

                  12. MISCELLANEOUS. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Agreement embodies the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations, or communications on behalf of such parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The waiver by any party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may be amended only by written agreement of all parties hereto. This Agreement shall be binding on and inure to the benefit of the Company, the Consultant and their respective heirs, personal representatives, successors and assigns.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.



                                            -----------------------------------
                                            Vijay Mallya


                                            RUBICS SOLUTIONS, INC.


                                            By:
                                               --------------------------------

                                                                     EXHIBIT D-3



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of ___________________, 1999, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and O'NEIL NALAVADI ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company, as of the date hereof, has acquired all of the issued and outstanding shares of stock of R Systems, Inc., a California corporation ("R Systems");

         WHEREAS, the Company and R Systems are each engaged in the business of providing information technology services to various organizations;

         WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, Employee has been serving as Senior Vice President and Chief Financial Officer of the Company pursuant to the terms of an Employment Agreement dated September 1, 1997 (the "Prior Agreement");

         WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in connection with the Company's acquisition of R Systems, which Agreement, from and after the date hereof, shall supercede the Prior Agreement.

         NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:


                                    ARTICLE I
                                   EMPLOYMENT

         1.01 Office. Employee is hereby employed as Senior Vice President and Chief Financial Officer of the Company and to perform such duties and responsibilities as the Company's By-laws and its Board of Directors, Chairman or President may from time to time designate. Employee shall report directly to the President.

         1.02 Term. Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence on the date hereof and shall continue for an initial term of three years ("Initial Term"). At the end of the Initial Term and each Successor Term (as defined below), this Agreement shall be automatically renewed for an additional term of one year (a "Successor Term"), unless either party gives written notice to the other at least 90 days prior to the end of the Initial Term or any Successor Term of its intent not to renew this Agreement.

         1.03 Salary. The Company shall pay to Employee during the term of this Agreement a salary at the rate of $150,000 per annum, payable monthly in accordance with the Company's normal payroll practices (the "Salary"). The Salary may be increased from time to time, such increase, if any, to be determined by the Compensation Committee of the Board of Directors, in its sole discretion.

         1.04 Bonus. The Company shall pay to Employee annually during the term of this Agreement a bonus determined in accordance with the Company's Executive Incentive Compensation Plan.

         1.05 Out of Pocket Expenses. Employee shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing his duties in accordance with the general policy of Company, as it may change from time to time, provided that Employee shall provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of the Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

         1.06 Employee Benefits. Subject to any limitations imposed by applicable law, Employee shall be covered by such major medical and health insurance, disability, pension, profit-sharing or 401(k) plans as may be available generally to employees of the Company and shall be entitled to receive such other benefits and perquisites as may be determined by the Board of Directors or the Compensation Committee thereof. Employee shall be entitled to such paid vacation time as is consistent with the performance of his duties.

         1.07. Automobile. The Company shall furnish the Employee with an automobile suitable to his status for business use in accordance with Company policy, but in no event shall the automobile have a purchase price in excess of $60,000. The automobile shall belong to the Company, and the Company shall be responsible for all expenses relating to the automobile except that the Employee shall be responsible for gasoline and oil expenses incurred in connection with his personal use of the automobile. The automobile is intended for business use, and the Employee shall return it to the Company at the request of the Company when his services are no longer used by the Company. The Employee shall submit reports to the Company with respect to his use of the automobile in sufficient detail to enable the Company to comply with all relevant Federal and state income and employment tax laws.

         1.08 Options. Employee shall be entitled to receive options to purchase shares of the Company's Common Stock under the Company's 1997 Stock Option Plan in accordance with the terms of a separate Stock Option Agreement.

         1.09 Relocation Expenses. The Company shall pay or reimburse Employee for his reasonable relocation expenses and shall provide Employee with a reasonable settlement allowance, each in such amounts as may be agreed by the parties, but not to exceed $25,000 in the aggregate, in connection with any relocation of Employee requested by the Company.

         1.10 Pension Contribution. The Company shall make an annual contribution in an amount equal to 15% of Employee's Salary to such pension, 401(k) or other retirement plan or account as is designated by Employee. Each annual contribution shall be made in four quarterly installments. The provisions of this Section shall terminate and be of no further force and effect from and after September 1, 1999.

         1.11 Travel Allowance. The Company shall pay Employee an allowance equal to the amount he and his immediate family would reasonably expend in travelling, via business class, to India one time during each year of the term of this Agreement. The provisions of this Section shall terminate and be of no further force and effect from and after September 1, 1999.

                                   ARTICLE II
                                   TERMINATION

         2.01 Illness, Incapacity. Subject to the Company's compliance with applicable laws, if during the term of Employee's employment hereunder Employee shall be prevented, in the good faith judgment of the Board of Directors of the Company, from effectively performing his duties hereunder, for a period of the lesser of (a) 90 days or (b) the number of days after which benefits would begin to accrue under the applicable disability insurance policy, by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any compensation set forth in Article I of this Agreement and benefits accrued under this Agreement, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate; provided, however, that the Company shall continue to pay Employee's Salary for the remaining term of this Agreement as of the date of such notice. Such termination is without prejudice to any rights Employee may thereafter have against insurance carriers under the employee benefit plans or programs referred to in Section 1.05. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this
Section 2.01.

         2.02 Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder shall forthwith terminate; provided, however, the Company shall continue to pay to Employee's estate Employee's Salary for a period of six months following the date of Employee's death.

         2.03 Company Termination.

                  (a) For Cause. Employee's employment hereunder may be terminated at any time by the Company for cause. Termination shall be deemed for cause if among the reasons therefor are Employee's dishonesty, disloyalty, willful misconduct, gross negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(a).

                  (b) Without Cause. Employee's employment hereunder may be terminated at any time by the Company without cause, provided that upon any such termination without cause the Company shall pay Employee, subject to Employee's compliance with all of his obligations hereunder, his full Salary plus employee benefits for the remainder of the term of this Agreement. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(b).

         2.04 Employee Termination. Employee may terminate his employment hereunder by giving the Company two months prior written notice of such termination. Simultaneously with such notice, Employee shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.

         2.05 Effect of Termination on Options. Notwithstanding anything to the contrary set forth in any stock option plan of the Company or any Stock Option Agreement between the Company and Employee, in the event of termination of

Employee's employment hereunder for any reason other than for cause due to Employee's willful misconduct or gross negligence, all stock options held by Employee shall immediately vest and shall remain exercisable by Employee or Employee's estate for a period of one year following such termination.


                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

                  Employee acknowledges that: (a) in the course of Employee's employment by the Company, Employee will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  Employee further acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company pursuant to Section 4.06 below following termination of Employee's employment by the Company. For purposes of Articles III and IV hereof, the term "Company" shall also include R Systems and all other subsidiaries of the Company and R Systems.


                                   ARTICLE IV
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

         4.01 Nondisclosure or Utilization of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

         4.02 Duties.

                  (a) Employee agrees to be a loyal employee of the Company. Employee agrees to devote his full working time and best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instructions established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his full working time and best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

                  (b) Other Activities. The Company is affiliated with the UB Group and understands that the Employee may serve as director of Mendocino Brewing Company and United Breweries of America, Inc., and such other U.S. companies within the UB Group as may be approved by a majority of the independent members of the Board of Directors. The parties agree that the Employee shall devote such time to the Company's business as is necessary to fulfill his duties as Chief Financial Officer of the Company, and his serving as director of other companies as described above shall not constitute a breach of this Agreement.

         4.03 Return of Materials. Upon the termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

         4.04 Nonsolicitation of Customers. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

         4.05 Nonsolicitation of Employees. Employee agrees that during his employment by the Company and for three (3) years following termination of

Employee's employment with the Company for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

         4.06 Restriction on Competition. Employee covenants and agrees that during the term of his employment with the Company and for a period of one (1) year following the termination thereof for any reason, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than one percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

         4.07 Limitation on Covenant. The covenant set forth in Section 4.06 above shall not be applicable in any of the following circumstances:

                  (1) If Employee terminates this Agreement because the Company is in material violation of its obligations under this Agreement; or

                  (2) If any event should occur that gives rise to the incurrence by the Company of a severance obligation to Employee under Article VI of this Agreement.


                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof.

         5.02 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.


                                   ARTICLE VI
                               SEVERANCE AGREEMENT

         6.01 Severance Obligations. If on or after the date of a "Change in Control" (as defined below), the Company, for any reason, terminates Employee's employment or Employee resigns "for good reason" (as defined below), then the Company shall pay to Employee within five days following the date of termination or date of resignation: (i) Employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to Employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, during the period equal to the remaining term of this Agreement as in effect on the day prior to the termination or resignation date, the Company shall continue to pay to Employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable had Employee remained employed by the Company and shall continue to provide to Employee during such period, at no cost to Employee, the benefits Employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto.

         6.02 Definitions of Change of Control. A "Change in Control" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board); (iii) an agreement by the Company to consolidate or merge with any other entity pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of the Company to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of the Company; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Company; or (vi) an agreement to sell more than 50% of the outstanding voting securities of the Company in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         6.03 Definition of "Good Reason". The term "good reason" means: (i) a material diminution by the Company of Employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control; or (ii) a material diminution by the Company in Employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         7.02 Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

         7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.04 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding on and inure to the benefit of any successors and assigns of the Company.

         7.05 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience for reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         7.06 Binding Arbitration. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "Dispute"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

WITNESS:



---------------------                         ---------------------------------
                                              O'Neil Nalavadi


ATTEST:                                       RUBICS SOLUTIONS, INC.


                                              By:
---------------------                            ------------------------------

                                                                     EXHIBIT D-4



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of ___________________, 1999, by and between RUBICS SOLUTIONS, INC., a Delaware corporation (the "Company"), and RALPH KENNEY ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company, as of the date hereof, has acquired all of the issued and outstanding shares of stock of R Systems, Inc., a California corporation ("R Systems");

         WHEREAS, the Company and R Systems are each engaged in the business of providing information technology services to various organizations;

         WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, Employee has been serving as Chief Operating Officer of R Systems and shall serve as Vice President and Chief Operating Officer of the Company;

         WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in consideration of Employee's employment by the Company and in further consideration, among other things, of (i) the access Employee has had and will continue to have to confidential or proprietary information of the Company and/or R Systems and their affiliates, (ii) the willingness of the Company to make valuable benefits available hereafter to Employee, and (iii) Employee's receipt of compensation, including valuable stock options, from time to time by the Company; and

         WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                    ARTICLE I
                                   EMPLOYMENT

         1.01 Office. Employee is hereby employed as Senior Vice President and Chief Operating Officer of the Company and to perform such duties and responsibilities as the Company's By-laws and its Board of Directors, Chairman or President may from time to time designate. Employee shall report directly to the President.

         1.02 Term. Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence on the date hereof and shall continue for an initial term of three years ("Initial Term"). At the end of the Initial Term and each Successor Term (as defined below), this Agreement shall be automatically renewed for an additional term of one year (a "Successor Term"), unless either party gives written notice to the other at least 90 days prior to the end of the Initial Term or any Successor Term of its intent not to renew this Agreement.

         1.03 Salary. The Company shall pay to Employee during the term of this Agreement a salary at the rate of $167,000 per annum, payable monthly in accordance with the Company's normal payroll practices (the "Salary"). The Salary may be increased from time to time, such increase, if any, to be determined by the Compensation Committee of the Board of Directors, in its sole discretion.

         1.04 Bonus. The Company shall pay to Employee annually during the term of this Agreement a bonus determined in accordance with the Company's Executive Incentive Compensation Plan.

         1.05 Out of Pocket Expenses. Employee shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing his duties in accordance with the general policy of Company, as it may change from time to time, provided that Employee shall provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of the Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

         1.06 Employee Benefits. Subject to any limitations imposed by applicable law, Employee shall be covered by such major medical and health insurance, disability, pension, profit-sharing or 401(k) plans as may be available generally to employees of the Company and shall be entitled to receive such other benefits and perquisites as may be determined by the Board of Directors or the Compensation Committee thereof. Employee shall be entitled to such paid vacation time as is consistent with the performance of his duties.

         1.07 Options. Employee shall be entitled to receive options to purchase [50,000] shares of the Company's Common Stock under the Company's 1997 Stock Option Plan in accordance with the terms of a separate Stock Option Agreement.

                                   ARTICLE II
                                   TERMINATION

         2.01 Illness, Incapacity. Subject to the Company's compliance with applicable laws, if during the term of Employee's employment hereunder Employee shall be prevented, in the good faith judgment of the Board of Directors of the Company, from effectively performing his duties hereunder, for a period of the lesser of (a) 90 days or (b) the number of days after which benefits would begin to accrue under the applicable disability insurance policy, by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any compensation set forth in Article I of this Agreement and benefits accrued under this Agreement, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate; provided, however, that the Company shall continue to pay Employee's Salary for the remaining term of this Agreement as of the date of such notice. Such termination is without prejudice to any rights Employee may thereafter have against insurance carriers under the employee benefit plans or programs referred to in Section 1.05. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this
Section 2.01.

         2.02 Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder shall forthwith terminate; provided, however, the Company shall continue to pay to Employee's estate Employee's Salary for a period of six months following the date of Employee's death.

         2.03 Company Termination.

                  (a) For Cause. Employee's employment hereunder may be terminated at any time by the Company for cause. Termination shall be deemed for cause if among the reasons therefor are Employee's dishonesty, disloyalty, willful misconduct, gross negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(a).

                  (b) Without Cause. Employee's employment hereunder may be terminated at any time by the Company without cause, provided that upon any such termination without cause the Company shall pay Employee, subject to Employee's compliance with all of his obligations hereunder, his full Salary plus employee benefits for the remainder of the term of this Agreement. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03(b).

         2.04 Employee Termination. Employee may terminate his employment hereunder by giving the Company two months prior written notice of such termination. Simultaneously with such notice, Employee shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. Payment of all compensation and provision of all benefits to Employee hereunder shall cease to be effective as of the date of any such termination, except that Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.

         2.05 Effect of Termination on Options. Notwithstanding anything to the contrary set forth in any stock option plan of the Company or any Stock Option Agreement between the Company and Employee, in the event of termination of Employee's employment hereunder for any reason other than for cause due to Employee's willful misconduct or gross negligence, all stock options held by Employee shall immediately vest and shall remain exercisable by Employee or Employee's estate for a period of one year following such termination.


                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

                  Employee acknowledges that: (a) in the course of Employee's employment by the Company, Employee will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  Employee further acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company pursuant to Section 4.06 below following termination of Employee's employment by the Company. For purposes of Articles III and IV hereof, the term "Company" shall also include R Systems and all other subsidiaries of the Company and R Systems.


                                   ARTICLE IV
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

         4.01 Nondisclosure or Utilization of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

         4.02 Duties. Employee agrees to be a loyal employee of the Company. Employee agrees to devote his full working time and best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instructions established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his full working time and best efforts to the performance of his duties hereunder. Employee shall not perform services for other companies without the approval of the independent members of the Company's Board of Directors. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

         4.03 Return of Materials. Upon the termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

         4.04 Nonsolicitation of Customers. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

         4.05 Nonsolicitation of Employees. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

         4.06 Restriction on Competition. Employee covenants and agrees that during the term of his employment with the Company and for a period of one (1) year following the termination thereof for any reason, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business, except as a shareholder of less than one percent of the outstanding capital stock of a publicly held corporation. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that maintains an office in the United States of America that provides information technology services to organizations in competition with the Company.

         4.07 Limitation on Covenant. The covenant set forth in Section 4.06 above shall not be applicable in any of the following circumstances:

                  (1) If Employee terminates this Agreement because the Company is in material violation of its obligations under this Agreement; or

                  (2) If any event should occur that gives rise to the incurrence by the Company of a severance obligation to Employee under Article VI of this Agreement.


                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof.

         5.02 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.


                                   ARTICLE VI
                               SEVERANCE AGREEMENT

         6.01 Severance Obligations. If on or after the date of a "Change in Control" (as defined below), the Company, for any reason, terminates Employee's employment or Employee resigns "for good reason" (as defined below), then the Company shall pay to Employee within five days following the date of termination or date of resignation: (i) Employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to Employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, during the period equal to the remaining term of this Agreement as in effect on the day prior to the termination or resignation date, the Company shall continue to pay to Employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable had Employee remained employed by the Company and shall continue to provide to Employee during such period, at no cost to Employee, the benefits Employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto.

         6.02 Definitions of Change of Control. A "Change in Control" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board); (iii) an agreement by the Company to consolidate or merge with any other entity pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of the Company to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of the Company; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Company; or (vi) an agreement to sell more than 50% of the outstanding voting securities of the Company in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         6.03 Definition of "Good Reason". The term "good reason" means: (i) a material diminution by the Company of Employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control; or (ii) a material diminution by the Company in Employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         7.02 Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

         7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7.04 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding on and inure to the benefit of any successors and assigns of the Company.

         7.05 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience for reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         7.06 Binding Arbitration. Any claim, controversy or dispute arising between the parties with respect to this Agreement (a "Dispute"), to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by binding arbitration. Either party may file a written Demand for Arbitration with the American Arbitration Association's Sacramento, California Regional Office, and shall send a copy of the Demand for Arbitration to the other party. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be the Sacramento, California office of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators selected as follows:. Within 15 business days after a Demand for Arbitration is filed, each party shall select an arbitrator and, within 10 business days after the end of such 15-day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding. The arbitrators shall meet promptly, fix the time, date and place of the hearing and notify the parties. The parties shall stipulate that the arbitration hearing shall last no longer than five business days. A majority of the panel shall render a decision within 10 days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators shall be final, binding and conclusive upon the parties. Each party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought in any court having jurisdiction. The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

WITNESS:



---------------------                            ------------------------------
                                                 Ralph Kenney


ATTEST:                                          RUBICS SOLUTIONS, INC.


                                                 By:
---------------------                               ---------------------------

                                                                       EXHIBIT E

                                     FORM OF
                            NONCOMPETITION AGREEMENT


         This Agreement is made as of ____________ ___, 1999 between RUBICS SOLUTIONS, INC., a Delaware corporation ("RUBICS"), and ____________________, an individual residing in _________________ (the "SHAREHOLDER").

                                    PREAMBLE

         RUBICS (formerly, UBICS, Inc.) is party to separate Acquisition and Stock Exchange Agreements (the "ACQUISITION AGREEMENTS") with R Systems, Inc. ("R SYSTEMS"), R Systems (India) Private Limited, an Indian corporation, and R Systems (Singapore) Pte Limited, a Singapore company, each an affiliated company of R Systems (together with R Systems, the "R SYSTEMS COMPANIES"), and their respective shareholders, each dated as of even date herewith.

         The Shareholder owns shares of capital stock in one or more of the R Systems Companies. To induce RUBICS to enter into the Acquisition Agreements, the Selling Shareholder has agreed to refrain from competing with RUBICS, the R Systems Companies and their Affiliates (as defined below) (collectively, the "RUBICS GROUP"), upon the terms and conditions as set forth below.

         Therefore, in consideration of the mutual promises of the parties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                    AGREEMENT

         1. Noncompetition and Nonsolicitation. During the period commencing on the date hereof and ending on the earlier of the expiration of five years following the date hereof or six months following a Change in Control (as defined below) (the "TERM"), the Shareholder shall not, directly or indirectly, as a partner, investor, stockholder, creditor, guarantor, advisor, officer, director, employee or consultant, (i) own, manage, operate, join, advise, control, or otherwise engage or participate in the business of providing information technology services that are similar to or would be competitive with the services provided by the RUBICS Group as currently being conducted on the date hereof (the "BUSINESS") within the United States, India, Japan or Singapore, (ii) induce or attempt to induce any customer or supplier of any member of the RUBICS Group to reduce the business done by such supplier or customer with the RUBICS Group, or (iii) solicit any employee of any member of the RUBICS Group to leave the employ of the RUBICS Group other than family members or relatives of the Shareholders. Notwithstanding the foregoing, this Agreement does not prohibit the Shareholder from acquiring or holding the outstanding shares of capital stock of any entity engaged in the Business if such shares are publicly traded and the Shareholder's ownership is less than four percent (4%) of such outstanding shares. As used herein, an "AFFILIATE" of RUBICS or any R Systems Company means any person or entity which controls, is controlled by or is under common control with RUBICS or any R Systems Company.

                  (b) A "CHANGE IN CONTROL" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of RUBICS representing 50% or more of the combined voting power of RUBICS's then outstanding voting securities; (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of RUBICS (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board of Directors of RUBICS (provided, however, that if the election, or nomination for election by RUBICS's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board); (iii) an agreement by RUBICS to consolidate or merge with any other entity pursuant to which RUBICS will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of RUBICS would be converted into cash, securities or other property, other than a merger of RUBICS in which holders of the Common Stock of RUBICS immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of RUBICS to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of RUBICS; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of RUBICS; or (vi) an agreement to sell more than 50% of the outstanding voting securities of RUBICS in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         2. Confidentiality.

                  (a) The Shareholder shall not, during the Term, without the prior written consent of RUBICS, use for his own benefit or reveal to any third party, any confidential, proprietary or trade secret information and material of the RUBICS Group including, without limitation, technical details and know-how relating to the services of the RUBICS Group, sales, sales volume, sales methods, customers, customer purchases, marketing ideas (i.e. advertising and selling techniques), suppliers, supplier information, and other confidential or proprietary information belonging to the RUBICS Group or relating to the affairs of the RUBICS Group (hereinafter collectively referred to as "PROPRIETARY INFORMATION") (except to the extent required for performance by the Shareholder of services for a member of the RUBICS Group under a service or similar agreement). The Shareholder acknowledges that it is vital to the protection of the

RUBICS Group's goodwill and to the maintenance of the RUBICS Group's competitive position that the Shareholder be restrained from disclosing to others, or using for the Shareholder's own advantage, any Proprietary Information.

                  (b) Proprietary Information that is or was (i) already publicly available or otherwise in the public domain prior, (ii) lawfully obtained by the Shareholder from a source other than a member of the RUBICS Group (or their officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was not known to the Shareholder to be subject to an obligation of confidentiality owed to a member of the RUBICS Group at the time such Proprietary Information was or is disclosed to the Shareholder, or (iii) becomes publicly available or otherwise comes into the public domain by means other than a wrongful act of the Shareholder, shall not be considered Proprietary Information for purposes of this Agreement.

         3. Injunctive Relief. The Shareholder acknowledges and agrees that the covenants and agreements set forth in Sections 1 and 2 are necessary to protect the legitimate business interests of RUBICS and that any breach of such covenants and agreements will cause immediate and irreparable harm to RUBICS. The Shareholder acknowledges that damages for the violation of any such covenant or agreement will not give full and sufficient relief to RUBICS and agrees that, in the event of any violation of any such covenant or agreement, RUBICS shall be entitled to seek injunctive relief with respect to any such breach, which remedy shall be in addition to any other remedy which RUBICS may have on account of such breach, including, without limitation, the recovery of damages from the Shareholder. None of these remedies shall be mutually exclusive, and all of them may be pursued concurrently and cumulatively.

         4. Material Covenants. The Shareholder acknowledges that without his covenants set forth in this Agreement, RUBICS would not be willing to consummate the transactions contemplated by the Acquisition Agreements. The Shareholder expressly agrees that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date of this Agreement and are necessary to protect the legitimate business interests of RUBICS because of the geographic scope of the RUBICS Group's business.

         5. Severability. It is the intent of the parties that each provision of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement hereof is sought. In furtherance of the foregoing, each provision hereof shall be severable from each other provision. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement that can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

         6. Waivers and Amendments. No breach of any term of this Agreement shall be deemed waived unless it is expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. To be effective, any amendment to this Agreement must be in writing and signed by the party against whom enforcement of the same is sought.

         7. Entire Agreement. This Agreement, together with the Acquisition Agreements, contains the entire understanding of the parties with regard to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument signed by all of the parties hereto.

         8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

         9. Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for Delaware and to the jurisdiction of any other competent court of the State of Delaware (collectively, the "DELAWARE COURTS"), preserving, however, all rights of removal to such federal court under 28 U.S.C.
Section 1441, in connection with all disputes arising out of or in connection with this Agreement and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Delaware, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

        10. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, personal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SHAREHOLDER:


                                     ------------------------------------------



                                     RUBICS SOLUTIONS, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the ________ day of __________, 1999, by and between UBICS, Inc., a Delaware corporation (the "Company"), and the stockholders of R Systems, Inc., a California corporation, R Systems (Singapore) Pte Limited, a Singapore company, and R Systems (India) Private Limited, an India corporation (collectively, the "Stockholders").

                                R E C I T A L S:

         WHEREAS, the Company, R Systems, Inc. ("R Systems") and the stockholders of R Systems have entered into that certain Acquisition and Stock Exchange Agreement, dated as of March 18, 1999 (the "R Systems Acquisition Agreement"), which provides for, among other things, the acquisition of R Systems by the Company. Pursuant to the terms of the Acquisition Agreement, all of the shares of common stock of R Systems will be exchanged for shares of unregistered common stock of the Company ("Company Common Stock") in accordance with the R Systems Acquisition Agreement;

         WHEREAS, the Company, R Systems (Singapore) Pte Limited, ("R Systems - Singapore") and the stockholders of R Systems Singapore have entered into that certain Acquisition and Stock Exchange Agreement, dated as of March 18, 1999 (the "Singapore Acquisition Agreement"), which provides for, among other things, the acquisition of R Systems Singapore, by the Company. Pursuant to the terms of the Singapore Acquisition Agreement, all of the shares of common stock of R Systems Singapore, will be exchanged for shares of unregistered Company Common Stock in accordance with the Singapore Acquisition Agreement;

         WHEREAS, the Company, R Systems (India) Private Limited ("R Systems - India") and the stockholders of R Systems India have entered into that certain Acquisition and Stock Exchange Agreement, dated as of March 18, 1999 (the "India Acquisition Agreement" and, together with the R Systems Acquisition Agreement and the Singapore Acquisition Agreement, the "Acquisition Agreements"), which provides for, among other things, the acquisition of R Systems India by the Company. Pursuant to the terms of the India Acquisition Agreement, all of the shares of common stock of R Systems India will be exchanged for shares of unregistered Company Common Stock in accordance with the India Acquisition Agreement;

         WHEREAS, as a material inducement for R Systems, R Systems Singapore and R Systems India (together, the "R Systems Companies") and their respective Stockholders to enter into their respective Acquisition Agreements, the Company is willing to grant each Stockholder the registration rights set forth in this

Agreement, with respect to the Company Common Stock to be received by the Stockholders in the acquisitions; and

         WHEREAS, the Company's obligation to consummate the acquisitions and the transactions contemplated by the Acquisition Agreements is subject to the condition, among others, that the Company shall have entered into this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the Company and each of the Stockholders, intending to be legally bound, hereby agree as follows:

                  1. AMENDMENT. This Agreement and the rights and obligations included herein may hereafter be amended by the written consent of the Company and the Stockholders.

                  2. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                           2.1 DEFINITIONS. As used in this Agreement, the
following terms shall have the following respective meanings:

                                    (a) "Securities Act" shall mean the
Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, all as the same may be in effect at that time;

                                    (b) The terms "Register", "Registered" and
"Registration" refer to a registration effected by preparing and filing a registration statement or similar document in accordance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC;

                                    (c) "Registrable Securities" means the
shares of Company Common Stock issued or issuable to each Stockholder pursuant to the Acquisition Agreements, together with all other shares of Company Common Stock issued in respect thereof (by way of stock split, dividend, or otherwise). Registrable Securities shall include any shares of Company Common Stock transferred by a Stockholder in accordance with Section 2.11;

                                    (d) "Holder" shall mean: (i) a Stockholder
to whom shares of Registrable Securities are issued pursuant to any Acquisition Agreement, for so long as such Holder continues to hold such shares, or (ii) any transferee of Registrable Securities to whom registration rights under this Agreement are assigned pursuant to Section 2.11 of this Agreement;

                                    (e) "Registration Expenses" shall mean all
expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company).

                                    (f) "Selling Expenses" shall mean all
underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

                                    (g) "Form S-3" means such form under the
Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

                                    (h) "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same may be in effect at that time.

                           2.2 PIGGY-BACK REGISTRATION. If at any time after the
date hereof the Company elects, in its sole discretion, to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of Common Stock solely for cash (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, or a registration relating to a Rule 145 transaction or a registration on Form S-4 or Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) the Company shall, each such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Sections 2.4, 2.6 and 2.7, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                           2.3 FORM S-3 REGISTRATION. Any Holder or group of
Holders holding at least $2,500,000 of Registrable Securities may, at any time during the five-year period beginning on the date of this Agreement, demand that the Company effect a registration on Form S-3 with respect to at most $2,500,000 of Registrable Securities. The Company shall be obligated to effect such registration only once during each calendar year. Any such registration shall also trigger the piggy-back registration rights of any Holder that does not participate in the demand registration. The value of the Registrable Securities for purposes of this Section 2.3 shall be determined by the closing price of the Company's Common Stock as reported by NASDAQ or any securities exchange or market on which the Company's Common Stock is listed on the date the demand for registration is received by the Company. Upon receipt of a demand as set forth herein that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                                    (a) promptly give written notice of the
proposed registration, and any related qualification or compliance, to all other Holders, and

                                    (b) as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 2.3: (i) if the Company shall furnish to the holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3; or (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           2.4 OBLIGATIONS OF THE COMPANY. Whenever required
under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                    (a) Prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by the registration statement are sold or
(ii) 180 days from the effective date of the registration statement.

                                    (b) Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                    (c) Furnish to the Holders such numbers of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                    (d) Use its best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

                                    (e) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           2.5 FURNISH INFORMATION. It shall be a condition
precedent to the obligations of the Company to take any action pursuant to this
Section 2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                           2.6 EXPENSES OF REGISTRATION. All Registration
Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2.2 or 2.3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.

                           2.7 UNDERWRITING REQUIREMENTS. In connection with any
offering involving an underwriting of shares, the Company shall not be required under Sections 2.2 or 2.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or the Company's shareholders demanding such registration. If the total amount of Registrable Securities that all selling Holders of the Company request to be included in such offering exceeds (when combined with the securities being offered by the Company or its shareholders demanding such registration) the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities owned by each selling

Holder or in such other proportions as shall mutually be agreed to by such selling Holders).

                           2.8 DELAY OF REGISTRATION. No Holder shall have any
right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                           2.9 INDEMNIFICATION. In the event any Registrable
Securities are included in a registration statement under this Section 2:

                                    (a) To the extent permitted by law, the
Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this
Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                                    (b) To the extent permitted by law, each
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (within the meaning of the Securities Act) for the Company or such other Holders, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and, provided further that in no event shall any selling Holder's liability hereunder exceed the gross proceeds actually received by such Holder in respect of the sale of such Holder's shares in such offering.

                                    (c) Promptly after receipt by an indemnified
party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                           2.10 REPORTS UNDER EXCHANGE ACT. With a view to
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                                    (a) make and keep public information
available as those terms are understood and defined in Rule 144, at all times until all of the Registrable Securities are sold;

                                    (b) take such action as is necessary to
enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, and to continue to maintain Form S-3 eligibility. In the event that the Company fails to be eligible to use Form S-3, the Company shall satisfy the Holders' demand registration rights by using whatever form may be available to effect such registration;

                                    (c) file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                                    (d) furnish to any Holder, so long as the
Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                    (e) For so long as any Registrable
Securities remain unsold, use its best efforts to continue to list the Common Stock on NASDAQ or a national securities exchange.

                           2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to
cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of such Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                           2.12 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby
agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company sell or otherwise transfer or dispose of any Registrable Securities during the one hundred and eighty (180) day period following the effective date of a registration statement except for Registrable Securities which are included in such registration statement of the Company filed under the Securities Act; provided, however, that all officers and directors of the

Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                           In order to enforce the foregoing covenant, the
Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred and eighty (180) day period.

                           2.3 Termination of Registration Rights. The Company
shall not be obligated under this Section 2 to register or include in any registration Registrable Securities held by any Holder from and after such time as all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the Act pursuant to Rule 144.

                  3. MISCELLANEOUS.

                           3.1 This Agreement constitutes the entire agreement
between the Company and the Stockholders with respect to the subject matter hereof. Any previous agreement between the Company and the Stockholders is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

                           3.2 Unless otherwise provided, any notice required or
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or facsimile to the party to be notified or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified as follows: if to the Company, to the Company's President and Chief Financial Officer at the Company's principal executive office, and if to a Holder, at the address indicated for such Holder on the signature pages hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

                           3.3 This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           3.4 This Agreement shall be governed in all respects
by the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware by Delaware residents. Any disputes arising hereunder shall be subject to the dispute resolution provisions set forth in the applicable Acquisition Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have set their hands as of the date set forth above.

                                  "THE COMPANY"

                                  UBICS, INC.


                                  ---------------------------------------------
                                  Dr. Vijay Mallya, Chairman


                                  "R SYSTEMS, INC."


                                  ---------------------------------------------
                                  Satinder Singh Rekhi, President & CEO


                                  "THE STOCKHOLDERS"


                                  ---------------------------------------------
                                  Satinder Singh Rekhi


                                  ---------------------------------------------
                                  Satinder S. Rekhi, Trustee of the Satinder and Harpreet Rekhi Family Trust u/t/a dated August 22, 1997


                                  ---------------------------------------------
                                  Harpreet K. Rekhi


                                  ---------------------------------------------
                                  Harpreet K. Rekhi, Trustee of the Satinder and Harpreet Rekhi Family Trust u/t/a dated August 22, 1997

                                  ---------------------------------------------
                                  Mandeep Sodhi, Trustee of the Reena
                                  Baldev Singh Irrevocable Trust u/t/a dated
                                  January 1, 1998


                                  ---------------------------------------------
                                  Mandeep Singh Sodhi, Trustee of the
                                  Guru Harkrishnan Irrevocable Trust u/t/a dated January 1, 1998


                                  ---------------------------------------------
                                  Mandeep Singh Sodhi, Trustee of the
                                  Guru Tegh Bahodur Irrevocable Trust u/t/a dated January 1, 1998


                                  ---------------------------------------------
                                  Baljit Kaur Dhaliwal


                                  ---------------------------------------------
                                  Seow Siang Eng Anne


                                  ---------------------------------------------
                                  Maninder Singh Uberoi


                                  ---------------------------------------------
                                  Gurjot Singh Uberoi

                                                                       EXHIBIT G


                            INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT is made as of ________________, 1999 by and between RUBICS SOLUTIONS, Inc., a Delaware corporation (the "Corporation"), and the undersigned director of the Corporation (the "Indemnitee").


                                   WITNESSETH:


         WHEREAS, Indemnitee is a member of the Corporation's Board of Directors and in that capacity is performing a valuable service for the Corporation and its stockholders and the Corporation desires to retain the continued service of Indemnitee in that capacity; and

         WHEREAS, pursuant to Article VII of the Corporation's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and
Article III, Section 10 of the Corporation's Amended Bylaws ("Bylaws"), Indemnitee is entitled to be indemnified by the Corporation to the full extent permitted by law or a court, whichever is greater, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit or proceeding to which the Indemnitee was, is or is threatened to be made a party by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnification Provisions"); and

         WHEREAS, consistent with the Indemnification Provisions of the Corporation's Certificate of Incorporation and Bylaws, and as permitted by
Section 145(e) of the Delaware General Corporation Law, as amended ("DGCL"), and in order to retain the continued service of the Indemnitee as a director of the Corporation, the Corporation desires to agree to pay the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding for which he may be indemnified pursuant to the Indemnification Provisions in advance of the final disposition of such action, suit or proceeding; and

         NOW, THEREFORE, in consideration of Indemnitee's continued service as a director after the date of this Agreement, and intending to be legally bound, the parties agree as follows:

         1. Maintenance of Insurance.

                  (a) Subject only to the provisions of Subsection 1(b) hereof, so long as the Indemnitee shall continue to serve as a director, officer, incorporator, employee or agent of the Corporation (or shall continue, at the request of the Corporation, to serve as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the Indemnitee was a director of the Corporation or served in any of the above-described capacities, the Corporation will purchase and maintain in effect for the benefit of the Indemnitee, one or more valid, binding and enforceable policies of directors' and officers' insurance ("D&O Insurance").

                  (b) The Corporation shall not be required to maintain D&O Insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either
(i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

                  (c) In the event the Corporation does not purchase and maintain in effect D&O Insurance pursuant to the provisions of Subsection 1(b) hereof, the Corporation shall hold harmless and indemnify the Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to such D&O Insurance.

         2. Indemnification.

                  Notwithstanding Subsection 1(a) hereof, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law and the Certificate of Incorporation, whichever is greater, in effect on the date hereof or as such laws or the Certificate of Incorporation may from time to time be amended. The right to indemnification conferred in the Certificate of Incorporation and the Bylaws shall be presumed to have been relied on by Indemnitee in serving or continuing to serve the Corporation (or if the Indemnitee shall continue, at the request of the Corporation, to serve as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall be enforceable as a contract right.

         3. Advancement of Expenses.

                  (a) The Corporation shall pay the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or estimated to be incurred by Indemnitee in connection with any civil, criminal, administrative or investigative action, suit or proceeding for which he would be entitled to be indemnified pursuant to the Indemnification Provisions, the D&O Insurance, the DGCL or otherwise (in any capacity) in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred or to be incurred by him. No security shall be required in connection with any advancement of expenses to Indemnitee hereunder and such a request shall be accepted without reference to the Indemnitee's ability to make a repayment.

                  (b) If a claim under Subsection 3(a) hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The burden of proving that advancement of expenses is not appropriate shall be on the Corporation. The Corporation shall pay such fees and expenses in advance of the final disposition of such action upon receipt of a written request therefor.

         4. Undertaking to Repay Expenses.

                  (a) In the event it shall ultimately be determined that the Indemnitee is not entitled to be indemnified for the expenses paid by the Corporation pursuant to the provisions of this Agreement or otherwise or was not entitled to be fully indemnified, the Indemnitee shall repay to the Corporation such amount of the expenses or the appropriate portion thereof, so paid or advanced. This provision shall constitute the undertaking contemplated by
Section 145(e) of the DGCL and no further assurances shall be required of Indemnitee before any expenses are advanced.

                  (b) Notwithstanding Subsection 4(a) hereof, the Corporation's Board of Directors shall be deemed to have determined that the Indemnitee is entitled to indemnification unless, within twenty (20) days after submission of Indemnitee's request pursuant to Subsection 3(a) hereof, the Corporation's Board of Directors shall have notified the Indemnitee in writing that it has determined, by a majority vote of directors, based on clear and convincing evidence, that the Indemnitee is not entitled to indemnification under this Agreement. The evidence shall be disclosed to the Indemnitee in such notice which shall be sworn to by all directors who participated in the determination and voted to deny indemnification.

         5. Notice.

                  Any notice to the Corporation shall be directed to RUBICS, Inc., 333 Technology Drive, Suite 210, Canonsburg, Pennsylvania 15317,
Attention: President (or such other address as the Corporation shall designate in writing to the Indemnitee).

         6. Indemnification Under this Agreement Not Exclusive.

                  The rights provided to Indemnitee by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under the

Corporation's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or directors, or otherwise, as to action in any capacity.

         7. Miscellaneous.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

                  (b) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, executors, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. If the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to the Indemnitee, to expressly assume all of the Corporation's obligations under and agree to perform this Agreement, and
(ii) the term "Corporation" whenever used in this Agreement shall mean and include any such successor or transferee.

                  (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      RUBICS SOLUTIONS, INC.


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:



                                      -----------------------------------------
                                      Satinder Singh Rekhi, Indemnitee